UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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EDGEWELL PERSONAL CARE COMPANY

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Notice of

2026 Annual Meeting & Proxy Statement

Edgewell
PERSONAL CARE

We make useful things joyful.

HELP US IN ONE SMALL, MEANINGFUL WAY TO PROTECT
THE ENVIRONMENT
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At Edgewell, we believe in operating our business responsibly and view our sustainability efforts as an enabler of our growth strategy. Our Sustainable Care 2030 strategy continues to guide us forward as we pursue our goals and explore new ways to create a positive impact, such as taking action to help conserve and restore natural resources and ecosystems.

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Letter to our Shareholders
from our President and Chief Executive Officer
and our Non-Executive Chairman of the Board
December 22, 2025
Dear Fellow Shareholders,
You are cordially invited to attend the Annual Meeting of Shareholders of Edgewell Personal Care Company to be held on February 5, 2026 at 8:30 a.m. Eastern Time at the Company’s offices located at 780 Third Avenue, New York, New York 10017.
Fiscal 2025 Accomplishments
In fiscal 2025, we delivered strong results in key areas of our business: our international markets continued to expand, innovation gained traction across our portfolio, and our supply chain optimization efforts drove meaningful savings. We also made decisive, transformational choices that we believe fundamentally repositioned Edgewell for long-term value creation. By streamlining our portfolio and simplifying our U.S. commercial organization, we have sharpened our focus on the categories and brands where we hold clear competitive advantages.
The year also presented challenges, both externally and internally, as we navigated tariffs, foreign exchange volatility, geopolitical tensions, and consumer uncertainty, all of which impacted our financial performance and stressed our global supply chain. We experienced weaker-than-expected Sun Care seasons in North America and parts of Latin America, and a slower-than-expected recovery in Feminine Care.
As announced during our earnings call in November, we have made the decision to divest our Feminine Care business, with an anticipated closing in the first calendar quarter of 2026. This strategic divestiture is a key step forward as we continue to transform Edgewell into a more focused, agile, and consumer-driven personal care company. We believe that by focusing our attention and resources on the categories where we have clear competitive advantages and strong momentum — Shave, Sun and Skin Care, and Grooming — we are positioning Edgewell to deliver sustainable growth, stronger margins, and long-term value for our shareholders. Together with the changes we have made to our U.S. commercial organization, including elevating our talent pool, we are actively strengthening our portfolio and building a better and more durable business.
In the U.S., we have initiated a bold transformation aimed at returning the business to profitable, sustained top-line growth over time. In the last year we conducted a thorough strategic review and identified core strengths as well as key areas that have hindered performance. Our category positions are structurally attractive — we are a leader in Sun Care, a fast-growing upstart in men’s Grooming and have a unique branded and private label position in Shave. Our brands have established solid awareness and are backed by robust product delivery capabilities. We have strong technical know-how and capabilities with owned assets and a deep R&D bench. We continue to run the business with a commitment to discipline across operations, cost management, and capital deployment.
While fiscal 2025 was a year of both challenge and transformation, we exited the year with real momentum — our strongest sales quarter in nearly two years, with improving market share trends, and a revitalized brand portfolio. We’ve reshaped our structure, sharpened our strategy, and built a foundation for growth. As we enter fiscal 2026, we’re focused on execution, margin recovery, and delivering sustainable shareholder value.
Looking Ahead
For fiscal 2026, we believe we have developed a balanced and achievable plan, underpinned by continued strong performance in our international markets and further productivity savings. These efforts are expected to fuel both investment in our brands and adjusted gross margin accretion. At the same time, we are focusing on stabilizing our North

America business, even as we anticipate that the macro environment will remain challenging, with muted category growth and the consumer continuing to be cautious around discretionary spending.
In North America, we believe that fiscal 2026 will be a year of transition and foundation-building for longer-term growth. We expect to begin realizing the benefits of our ongoing initiatives through the stabilization of our North America business, while simultaneously laying the groundwork for renewed growth in 2027 and beyond.
We are confident in our North America team’s ability to transform our business, supported by their commitment to addressing key areas of opportunity outlined below:
1.
We are recommitting to our Shave business where we have a differentiated position across branded and private label, underpinned by solid brand awareness and excellent product performance. While we recognize that it will take time to rebuild distribution and share, our immediate focus is to begin stabilizing performance and setting the foundation for future growth. In fiscal 2026, we plan to further optimize our North America Shave business and manufacturing footprint — streamlining operations, reducing duplication, and unlocking working capital. By investing in blade excellence, and embracing next-generation automation and digital tools, we are building a more agile, resilient, and customer-focused supply chain. These actions are designed to enable faster responses to consumer demand, drive innovation, and position us for sustained margin improvement. Importantly, we believe these operational enhancements will not only deliver meaningful productivity savings but also support reinvestment in our core brands and innovation pipeline — strengthening our leadership in a highly competitive market.

2.
We are taking decisive action to increase investment behind our 5 focus brands — Schick®, Billie®, Hawaiian Tropic®, Banana Boat® and Cremo®. By shifting our strategy toward sustained brand building and a balanced marketing mix, we are committed to restoring brand equity, driving deeper consumer engagement, and positioning our portfolio for durable growth.

3.
We have simplified our structure in the U.S. to support faster decisions, greater investment in growth capabilities, and increased ownership and accountability. We’ve implemented a significant organizational redesign by launching a streamlined U.S. commercial organization, bringing together a new talented, proven leadership team and we are ramping up new teams dedicated to improving our capabilities in insights and analytics, brand building, and revenue growth management.

As we look ahead to fiscal 2026, Edgewell is committed to executing a disciplined roadmap designed to deliver sustainable improvement and long-term value. With the focused actions we are taking, we are confident in our ability to navigate a dynamic environment and position Edgewell for renewed growth and enhanced shareholder returns.
We would also like to recognize director James C. Johnson and thank him for his years of service and the contributions he has made to the Company, and we wish him the best in the future.
We encourage you to review this Proxy Statement to learn more about the Board, our governance practices, compensation programs and philosophy, and other important developments and priorities at Edgewell. Your vote at the Annual Meeting is important. Whether or not you plan to attend the meeting, we urge you to vote as soon as possible. There are several ways to vote prior to the Annual Meeting. You can vote online or by phone by following the instructions on the enclosed proxy, or you can complete, sign, date and return the enclosed proxy in the envelope provided.
We would like to thank you for your continued interest and investment in Edgewell and for your ongoing engagement with our Company.

John C. Hunter Non-Executive Chairman of the Board of Directors	Rod R. Little President and Chief Executive Officer

EDGEWELL PERSONAL CARE COMPANY
6 Research Drive
Shelton, Connecticut 06484
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
The 2026 Annual Meeting of Shareholders of Edgewell Personal Care Company (the “Annual Meeting”) will be held at 8:30 a.m. Eastern Time on Thursday, February 5, 2026 at the Company’s offices located at 780 Third Avenue, New York, New York 10017.
The purpose of the meeting is:
Board Recommendations
1	Election of the 9 directors named in this Proxy Statement to serve until the 2027 Annual Meeting of Shareholders	FOR
2	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026	FOR
3	Approval, on an advisory (non-binding) basis, of the executive compensation paid to our named executive officers	FOR
4	Approval of the Company’s 3rd Amended and Restated Stock Incentive Plan	FOR
Note: Including such other business as may properly come before the meeting or any adjournment or postponement thereof.
We are mailing to many of our shareholders a notice of Internet availability of the proxy materials, rather than mailing the proxy materials. The notice of Internet availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy. This process will reduce our costs to print and distribute our proxy materials. All shareholders who do not receive such a notice of Internet availability, and any shareholders who request to receive a paper copy of the proxy materials, will receive a full set of paper proxy materials by U.S. mail.
How to Cast Your Vote. You may vote if you were a shareholder of record on November 28, 2025. It is important that your shares be represented and voted at the Annual Meeting. All voting, other than in-person at the Annual Meeting, must be completed by 11:59 p.m. (ET) on February 4, 2026. Please vote in one of the following ways:
Internet	Telephone	Mail	In Person
www.proxyvote.com using the control number indicated on the notice of availability or proxy card mailed to you	1-800-690-6903	Mark, sign, date and promptly return the proxy card in the postage-paid envelope	Vote by written ballot at the Annual Meeting
This Notice, the Proxy Statement, and our 2025 Annual Report on Form 10-K have also been posted at www.proxyvote.com.
By Order of the Board of Directors,
LaTanya Langley
Chief People Officer, Chief Legal Officer
and Corporate Secretary
December 22, 2025

Awards

FORBES AMERICA’S BEST MIDSIZE EMPLOYERS
Ranked in the top 25 of companies listed on Forbes America’s Best Midsize Employers in 2025 — and ranked #1 among those in the packaged goods industry. This recognition is a testament to our dedication to creating a workplace and culture where team members feel valued, supported and empowered in their roles.

USA TODAY’S AMERICA’S CLIMATE LEADERS
Recognized as one of America’s Climate Leaders by USA Today based on its ranking of American companies that have achieved the greatest reductions in core GHG emissions intensity.

NEWSWEEK & STATISTA’S AMERICA’S MOST RESPONSIBLE COMPANY
Ranked one of America’s Most Responsible Companies by Newsweek, in partnership with Statista, for the sixth year in a row. This distinction reflects our deep commitment to responsible business practices, continuous improvement and creating a meaningful, lasting impact.

CHINA’S 51JOB NAMES EDGEWELL A TOP EMPLOYER
The Edgewell China Commercial team was recognized as a 2025 Top Employer by 51job — one of the most respected job boards in China. The selection process was rigorous, evaluating everything from employer brand and talent development to business performance and teammate wellbeing. Out of thousands of companies, only 10 in the consumer goods industry received this distinction.

GREAT PLACE TO WORK® CERTIFIES EDGEWELL
We’re excited to share that Edgewell has been recognized as a Great Place to Work in 13 regions around the world! Achieving this certification in multiple locations highlights our People First culture and the core values demonstrated by our teammates everywhere. It reflects the collective spirit, trust, and collaboration that make Edgewell a great place to work. This recognition is driven by our teammates whose voices, ideas, and dedication continue to shape an inclusive and inspiring workplace!

Fiscal 2025 Performance Highlights
Returned $119.5 million to shareholders in the form of $90.2 million in share repurchases and $29.3 million of dividends in the fiscal year.
Sun and Skin Care net sales for fiscal 2025 were $743.1 million, an increase of $2.3 million, or 0.3%.

From a geographic perspective, our international markets delivered organic growth1 of 3.5%, which represent approximately 40% of our global sales, delivered strong growth for the fourth consecutive year, with strengthening share across Shave and Sun. Europe generated its third straight year of growth, and greater China delivered double-digit growth.

 Ranked one of America’s Most Responsible Companies by Newsweek in partnership with Statista for the sixth year in a row, we proudly placed #4 in our industry in 2025. This distinction reflects our deep commitment to responsible business practices, continuous improvement and creating a meaningful, lasting impact.
 Recognized as one of America’s Climate Leaders by USA Today based on its ranking of American companies that have achieved the greatest reductions in core GHG emissions intensity.
 Ranked in the top 25 of companies listed on Forbes’ America’s Best Midsize Employers in 2025 — and ranked #1 among those in the packaged goods industry. This recognition is a testament to our dedication to creating a workplace and culture where team members feel valued, supported and empowered in their roles.
 The Edgewell China Commercial team was recognized as a 2025 Top Employer by 51job — one of the most respected job boards in China. The selection process was rigorous, evaluating everything from employer brand and talent development to business performance and teammate wellbeing. Out of thousands of companies, only 10 in the consumer goods industry received this distinction.
 Edgewell was certified as a Great Place To Work® across Europe in France, Germany, Italy, Poland, and the U.K. Additionally, in the U.K., we were named one of the U.K.’s Best Workplaces in Manufacturing, Production & Transportation by Great Place To Work®.

In FY25, we expanded Billie to Australia; Bulldog® entered premium skincare across Europe; in Japan we took Schick into premium skincare with the launch of Progista; and we broadened Cremo’s range in the U.S. and Europe, driving significant sales growth.

1
Organic results are not presented in accordance with GAAP and exclude the impact of changes in foreign currency translation. See Appendix A for additional information about these non-GAAP financial measures.

Our Purpose and Values
Make useful things joyful — this is our purpose, our north star that guides everything we do. We infuse joy into our daily interactions, and we create products that are functional and bring happiness to people. Our values are core to our purpose and inspire our collaborations with teammates, our partnerships with customers, and our connection to consumers. As we innovate for the future, these values are the beacon that keep us on course. They aren’t just words on a page, we live them. They define our expectations — of our products, our Company, and ourselves.

Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Edgewell Personal Care Company or any of our businesses. These forward-looking statements include, but are not limited to, statements concerning the timing and expected strategic impact of the Feminine Care business divestiture, our ability to return the business to profitable, sustained top-line growth, strategic initiatives, macroeconomic trends and other estimates, projections, objectives and expected results, and the assumptions upon which those statements are based. Forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “opportunity,” “plan,” “project,” “will,” “should,” “could,” “would,” “likely” and similar expressions. Forward-looking statements are based on current assumptions that are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following: our ability to compete in products and prices, as well as costs, in an intensely competitive industry; the loss of any of our principal customers or changes in the policies of our principal customers; our inability to design and execute a successful omnichannel strategy; our ability to attract, retain and develop key personnel; fluctuations in the price and supply of raw materials and costs of labor, warehousing and transportation; the impact of seasonal volatility on our sales, financial performance, working capital requirements and cash flow; the ability to successfully manage evolving global financial risks, including tariffs, foreign currency fluctuations, currency exchange or pricing controls and localized volatility; our level of indebtedness and the various covenants related thereto, and to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payment; our ability to effect future repurchases of our common stock; the ability to successfully execute and integrate any new business acquisitions; impacts from any loss of our principal customers or changes in the policies or strategies of our customers; our failure to maintain our brands’ reputation and successfully respond to changing consumer habits and perceptions of certain ingredients, negative perceptions of packaging, lack of recyclability or other environmental attributes; our access to capital markets and borrowing capacity; impairment of our goodwill and other intangible assets; the ability to successfully manage the financial, legal, reputational and operational risks associated with third-party relationships, such as our suppliers, contract manufacturers, distributors, contractors and external business partners; risks associated with our international operations; our ability to effectively integrate acquired companies and successfully manage divestiture activities; our ability to successfully implement our cost savings initiatives, including rationalization or restructuring efforts; the ability to rely on and maintain key Company and third-party information and operational technology systems, networks and services and maintain the security and functionality of such systems, networks and services and the data contained therein; the ability to successfully achieve, maintain or adjust our environmental or sustainability goals and priorities; the ability to successfully manage current and expanding regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, product and packaging composition, manufacturing processes, intellectual property, labor and employment, antitrust, privacy, cybersecurity and data protection, artificial intelligence, tax, the environment, due diligence, risk oversight, accounting and financial reporting) and to resolve new and pending matters within current estimates; the ability to adequately protect our intellectual property rights; product quality and safety issues, including recalls and product liability; losses or increased funding and expenses related to our pension plans; and the other important factors described in Item 1A — Risk Factors of our 2025 Annual Report on Form 10-K. Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise publicly any forward-looking statements, except as required by law.
Non-Incorporation of Other Materials
Information on the Company’s website, reports or social media feeds is not part of or incorporated by reference in this Proxy Statement. This Proxy Statement may identify additional resources that can be found on the Company’s websites. These additional resources, reports, disclosures, and policies are not part of or incorporated by reference in this Proxy Statement.

GLOSSARY OF TERMS
Commonly Used Terms in this Proxy Statement
ASC	Accounting Standards Codification
Board	Edgewell Board of Directors
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CIC	Change in Control Plan
CPG	Consumer Packaged Goods
EBITDA	Earnings Before Interest, Taxes, Depreciation and Amortization
EPS	Earnings Per Share
ESIP	Executive Savings Investment Plan
FASB	Financial Accounting Standards Board
FY	Fiscal Year
HC&CC	Human Capital & Compensation Committee
NEO	Named Executive Officer
NYSE	New York Stock Exchange
PRSE	Performance Restricted Stock Equivalents
PwC	PricewaterhouseCoopers LLP
RSE	Restricted Stock Equivalents
SEC	Securities and Exchange Commission
SERP	Supplemental Executive Retirement Plan

PROXY STATEMENT SUMMARY
This proxy statement (the “Proxy Statement”) and accompanying proxy materials are being furnished to the shareholders of Edgewell Personal Care Company, a Missouri corporation (the “Company” or “Edgewell”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the 2026 Annual Meeting of Shareholders, and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the Notice of the Annual Meeting of Shareholders. This summary highlights information contained elsewhere in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025. For more complete information about these topics, please review the Company’s complete Proxy Statement and 2025 Annual Report on Form 10-K. Please also see the Proxy Statement — Voting Procedures & Meeting FAQs section for important information about proxy materials, voting, and attendance at the Annual Meeting. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting. This Proxy Statement and our 2025 Annual Report on Form 10-K are available at http://www.proxyvote.com. A Notice Regarding the Availability of Proxy Materials will be mailed to shareholders of record as of the Record Date, on or about December 22, 2025.
2026 Annual Meeting
Time and Date	8:30 a.m. Eastern Time on Thursday, February 5, 2026
Place	Edgewell Personal Care Company 780 Third Avenue New York, New York 10017
Record Date	November 28, 2025
For additional information regarding the Annual Meeting, please refer to the section titled “Proxy Statement — Voting Procedures & Meeting FAQs.”
	Business of the Meeting	Board Recommendation
1
Election of the 9 directors named in this Proxy Statement to serve until the 2027 Annual Meeting of Shareholders
•
The director nominees have a diverse set of backgrounds, characteristics, and skills relevant to the leadership of the Board and oversight of the Company.

•
All of our non-employee directors are independent.

FOR
2
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026
•
Independent firm.

•
Significant industry, global audit, and financial reporting expertise.

FOR
3
Approval, on an advisory (non-binding) basis, of the executive compensation paid to our named executive officers
•
Strong alignment of executive pay with Company performance.

•
Oversight of compensation program by fully independent HC&CC with assistance of independent compensation consultant.

FOR
4
Approval of the Company’s 3rd Amended and Restated Stock Incentive Plan
•
Equity continues to be an important component of Edgewell’s compensation program and is designed to attract and retain talent while aligning with shareholder value.

•
Increases the number of authorized shares available by 2,100,000 shares.

FOR
Note: Including such other business as may properly come before the meeting or any adjournment or postponement thereof.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Nominees (standing for election for a term expiring in 2027)

Name	Age	Professional Background	Board Committees
Robert W. Black	66	Executive Advisor Partner, WindPoint Partners and Chair, RTIC Outdoors	Audit, HC&CC
George R. Corbin	61	Venture Partner, NextGen Venture Partners	Audit, HC&CC
Carla C. Hendra	69	Former Global Chief Executive Officer, Ogilvy Consulting	Corporate Governance, HC&CC
John C. Hunter, III	78	Former Chair, President, and Chief Executive Officer, Solutia, Inc.	Non-Executive Chairman of the Board, Audit
Rod R. Little	56	President and Chief Executive Officer, Edgewell Personal Care Company
Rakesh Sachdev	69	Former Chief Executive Officer, Platform Specialty Products Corporation and Sigma Aldrich Corporation	Corporate Governance, HC&CC (Chair)
Swan Sit	48	Sole Owner, Swan Sit, LLC	Corporate Governance, HC&CC
Stephanie Stahl	58	Senior Advisor, Boston Consulting Group	Corporate Governance, HC&CC
Gary K. Waring	66	Former Assurance Partner, Ernst & Young LLP	Audit (Chair), Corporate Governance

Edgewell | 2025 Proxy Statement	1

Key Skills and Experience
Experience and Skills	Black	Corbin	Hendra	Hunter	Little	Sachdev	Sit	Stahl	Waring
Leadership
Extensive Industry Knowledge
International Perspective
Operations
Digital Commerce
Strategy
Financial
Marketing
Risk/Corporate Governance/Cybersecurity
Demographics
Independence
Tenure	8	8	11	21	7	11	6	1	8

2	Edgewell | 2025 Proxy Statement

Key Skills Details

LEADERSHIP
Executive leaders have an understanding of organizations and the drivers of individual and team growth and development. Directors with experience serving as a CEO or senior executive enhance the Board’s perspective of our Company’s operations and challenges. They understand strategy, productivity, and risk management, and how these factors impact the Company’s operations and controls. Further, their own significant leadership skills and experiences enable them to help identify and develop other successful leaders.

EXTENSIVE INDUSTRY KNOWLEDGE
The categories in which we operate are largely mature and highly competitive, both in the U.S. and globally, as a number of companies compete for consumer acceptance, limited retail shelf space, and e-commerce opportunities. Directors with experience serving consumers, brand perceptions, and product performance and innovation, provide valuable insights to the Company. Based on their experience and tenure on our Board, our directors provide us with a better understanding of the challenges and opportunities facing our business.

INTERNATIONAL PERSPECTIVE
We are a global company with a footprint in over 20 countries and our products are widely available in more than 50 countries. The quality of our Board’s oversight and strategic guidance is enhanced by directors whose understanding of diverse business environments, economic conditions and cultures has been informed by service as a director or senior leader at one or more companies with international operations. Our directors bring valuable knowledge to the Company, including exposure to different cultural perspectives and practices, and provide critical insight in light of the Company’s global scope and significant international revenues.

OPERATIONS
Directors with “hands-on” experience developing and implementing operating plans and business strategies at companies with similarly sophisticated business operations have a practical understanding of how such companies operate in increasingly sophisticated and disruptive competitive environments. Our directors provide valuable insight and leadership into distribution, e-commerce, logistics, innovation, marketing, and sales for a global organization.

DIGITAL COMMERCE
Our directors have significant knowledge of how to anticipate technological trends, generate disruptive innovation, and extend or create new business models. Further, our directors provide oversight into the selection and implementation of new technologies to leverage competitive strengths and give valuable insights related to the digital commerce sector that are relevant to our evolving strategy, business, and operations.

STRATEGY
Because of the highly competitive environment in which we operate, our directors play a pivotal role in overseeing strategy, productivity, and risk management. Moreover, as we continue to identify and complete strategic acquisitions and divestitures and integrate acquired companies, directors with experience leading business value creation through acquisitions, divestitures, and other business transactions are invaluable.

FINANCIAL
The Company’s business is multifaceted and involves complex financial transactions in many countries and in many currencies. Directors with an understanding of accounting and financial reporting processes, particularly in large, global businesses, provide important oversight of our financial statements and strategy and financial reporting to investors and other stakeholders. Directors with proficiency in finance, capital allocation, and financial reporting processes gained from experience acting as, or actively supervising, a principal financial officer are essential for ensuring effective oversight of the Company’s financial measures and processes.

MARKETING
We depend on the continuing reputation and success of our brands. Directors with experience identifying, developing, and marketing new products, as well as identifying new areas for existing products which can positively impact the Company’s operational results, are crucial to helping the Company understand and anticipate evolving marketing platforms and practices. Our directors oversee our brand strategy ensuring it aligns with the overall business objectives and values, while providing guidance on brand purpose, positioning, messaging, brand identity, creative platform, and in-market communications.

RISK/CORPORATE GOVERNANCE/CYBERSECURITY
As a public company, our accounting, financial reporting, and information security functions are subject to a rigorous program of controls and procedures and our directors play an important role in oversight of our robust audit, enterprise risk management, and information security organizations. Directors with experience in these areas are critical to evaluating and providing effective oversight of our consolidated financial statements and financial reporting and our management of the risks inherent in our business operations. Likewise, as a Company deeply committed to our Purpose, Values and Behaviors, directors who are well-informed with respect to today’s dynamic governance and ethics environment are crucial to our success. We believe our directors are suitably qualified to guide our Company through the challenges posed by the dynamic regulatory and geopolitical environments we operate in, guide in the execution of our strategic priorities, and provide effective oversight of management.

Edgewell | 2025 Proxy Statement	3

Board and Committee Annual Self-Evaluation
Our Board believes that a self-evaluation process is important to its ongoing effectiveness. The following describes the process by which our Board carried out these self-evaluations over the past year:
Annual Board, Committee and Peer Self-Evaluation	The self-evaluation process seeks individual director feedback on the Board and respective committee’s roles and oversight responsibility, structure, relationship with management, meeting agendas, oversight of strategy and risk, and other related topics. Our Board self-assessment also includes an additional opportunity for directors to provide specific feedback on their peers in the form of narrative disclosure to facilitate director performance. Our Corporate Governance Committee oversees the content and process of the self- and peer-evaluations.
Discussion of Results	Our Non-Executive Chairman of the Board and the Chairs of each committee present the results of the self-evaluation to our Board and their respective committees.
Incorporation of Feedback	Our Board and committees assess progress in the areas targeted for improvement from the prior evaluation and develop action plans aimed at enhancing our Board’s and committees’ effectiveness over the next year. Items requiring follow-up are monitored on an ongoing basis by our Board and committees.

4	Edgewell | 2025 Proxy Statement

INFORMATION ABOUT NOMINEES FOR DIRECTOR
Please review the following information about the nominees who are all standing for election at the 2026 Annual Meeting for a term expiring at the 2027 Annual Meeting. Current director, James C. Johnson, has not been nominated for re-election at the 2026 Annual Meeting.
Director since 2018 Board Committees: • Audit • HC&CC
Robert W. Black
Mr. Black brings extensive international business, digital commerce, strategy, operations, and innovation experience to our Board. At Kimberly-Clark, he reconfigured the enterprise strategy, business portfolio and innovation pipelines, as well as led the re-structuring and subsequent rapid growth of International. Mr. Black led the transformation of the Steelcase International business through acquisitions, rationalized branding, reconfiguration of the organization and the launch of new products. Mr. Black is the Chair of RTIC Outdoors, a direct-to-consumer retailer of outdoor gear. Mr. Black does not currently serve on any other public company board.

Current and Previous Experience
•
WindPoint Partners (since 2013), a private equity firm

•
Executive Advisor Partner

•
Kimberly-Clark (2006-2012), a consumer goods and personal care company

•
Group President

•
Chief Strategy Officer and Chief Innovation Officer

Past Public Company Boards
•
LF Capital Acquisition II (2021-2023)

•
Annie’s, Inc. (2014-2015)

Education
•
BS, Management, State University of New York at Buffalo

•
MBA, Harvard Business School

Director since 2018 Board Committees: • Audit • HC&CC
George R. Corbin
Mr. Corbin brings extensive disruptive innovation, digital commerce, technology, business transformation, marketing, and operations experience to our Board. He has served as Chief Digital Officer and top digital executive for some of the world’s most iconic brands, including Mars, Incorporated, where he served as both Chief Digital Officer and in a non-director capacity on the Board’s Digital Subcommittee. Prior to Mars, Incorporated, he was Senior Vice President of Digital at Marriott International, where he built a $14 billion digital business and led the company’s global-scale digital transformation. Mr. Corbin serves as a venture partner at NextGen Venture Partners. He also served as Chief Operating Officer for travel technology startup, MyRiva. Mr. Corbin was named to the NACD Directorship 100 in 2024. He serves on the faculty of the National Association of Corporate Directors, where he also holds a Professional Director Certification. Mr. Corbin does not currently serve on any other public company board.

Current and Previous Experience
•
NextGen Venture Partners (since 2019), an investment firm

•
Venture Partner

•
MyRiva (2021-2023), a business travel marketplace

•
Chief Operating Officer

•
Mars, Incorporated (2017-2019), a manufacturer of food products

•
Chief Digital Officer

•
Marriott International (2002-2017), an operator, franchisor of lodging brands

•
Senior Vice President, Digital

•
Vice President, Digital Strategy, Global eMarketing, Global eCommerce Services & International eCommerce

•
Vice President Digital Strategy

Education
•
BS, Geology, University of California Davis

•
MBA, Harvard Business School

Edgewell | 2025 Proxy Statement	5

Director since 2015 Board Committees: • Corporate Governance • HC&CC
Carla C. Hendra
Ms. Hendra brings to our Board extensive experience in marketing, advertising and strategic consulting which gives her insights into commercial issues such as brand strategy, digital marketing, data and analytics, and long-term planning. Ms. Hendra previously served as Global Chief Executive Officer of Ogilvy Consulting, the global strategy consulting and innovation arm of the Ogilvy Group, before her retirement in January 2024. Ms. Hendra does not currently serve on any other public company board.

Previous Experience
•
The Ogilvy Group (1996-2024), an advertising, marketing, and public relations agency

•
Global Chief Executive Officer, Ogilvy Consulting (2011-2024)

•
Chief Digital Officer, Ogilvy Worldwide (2016-2020)

•
CEO, Ogilvy North America (2005-2010)

•
President, OgilvyOne North America (1999-2005)

Past Public Company Boards
•
Caleres, Inc. (2005-2024)

•
Nominating & Governance Committee

•
Technology Committee

•
Unica (2007-2010)

•
Governance Committee

Education
•
BA, Humanities, University of Chicago

•
Textile Design, Fashion Institute of Technology, New York City

•
Graduate Diploma in Art & Design, Royal College of Art

Director since 2005 Non-Executive Chairman since March 2019 Board Committees: • Audit
John C. Hunter, III
Mr. Hunter was elected as our Non-Executive Chairman of the Board in March 2019. He brings to our Board insightful risk management experience and his extensive experience as a director also provides him with insight into effective compensation plan design and a thorough understanding of current issues, trends, and concerns in executive compensation. Mr. Hunter retired from Solutia, Inc. in 2004. During his career with Solutia, he gained many years of experience in the specialty chemicals business and obtained an in-depth knowledge of environmental, regulatory and sustainability issues. Mr. Hunter does not currently serve on any other public company board.

Previous Experience • Solutia, Inc. (1999-2004), a manufacturer of materials and specialty chemicals • Chair, President, and Chief Executive Officer
Past Public Company Boards
•
KMG Chemicals, Inc. (2014-2019)

•
Penford, Inc. (2014-2019)

•
Hercules/Ashland (2008-2016)

Education
•
BSChE, Georgia Institute of Technology

•
MBA, University of Houston

6	Edgewell | 2025 Proxy Statement

Director since 2019
Rod R. Little
President and Chief Executive Officer,
Edgewell Personal Care Company
Mr. Little has been our President and Chief Executive Officer since March 2019. From March 2018 to March 2019, Mr. Little served as our Chief Financial Officer. Mr. Little brings more than 20 years of global experience in CPG organizations to our Board, significant public company experience, and a strong track record of driving results. As our CFO, he was responsible for the global finance and IT organizations. This combination of experience and deep industry knowledge allow Mr. Little to bring unique insights and perspectives to our Board.

Previous Experience
•
HSN, Inc. (2017), a live social shopping company

•
Chief Financial Officer

•
Elizabeth Arden (2014-2016), a cosmetics, skin care, and fragrance company

•
Executive Vice President & Chief Financial Officer

•
Procter & Gamble (1997-2014), a consumer goods corporation

•
Various Finance positions

Public Company Boards
•
Victoria’s Secret & Co. (since 2023)

•
Human Capital & Compensation Committee

Education
•
BS, Business Management, United States Air Force Academy

•
MBA, Finance, University of Pittsburgh

Director since 2015 Board Committees: • Corporate Governance • HC&CC (Chair)
Rakesh Sachdev
Mr. Sachdev brings experience as both a chief executive officer and a chief financial officer to our Board. As a previous CEO of two public companies, he brings skills and valuable expertise in global management, mergers and acquisitions, and finance. His knowledge of operations, finance, accounting principles and financial reporting rules and regulations, his experience in evaluating financial results and generally overseeing the financial reporting processes of a large public company, provide substantial insights to our Board. Mr. Sachdev acts as an advisor to New Mountain Capital and certain of their portfolio companies. In the past, Mr. Sachdev has served as the Chairman of the Federal Reserve Bank of St. Louis.

Previous Experience
•
Platform Specialty Products Corporation (now Element Solutions, Inc.) (2016-2019), a specialty chemicals company

•
Chief Executive Officer

•
Sigma-Aldrich Corporation (2008-2015), a science, and technology company

•
President and Chief Executive Officer

•
Chief Financial Officer and Chief Administrative Officer

Past Public Company Boards
•
Element Solutions, Inc. (2019-2020)

•
Platform Specialty Products Corporation (2016-2019)

•
Sigma Aldrich Corporation (2010-2015)

•
Avantor, Inc. (2019-2021)

Public Company Boards
•
HERC Holding (since 2021)

•
Audit Committee

•
Axalta Coating Systems (since 2020)

•
Chairman of the Board

•
Regal Rexnord Corporation (since 2007)

•
Compensation Committee

Education
•
B.Tech, Mechanical Engineering, Indian Institute of Technology, Delhi

•
MBA, Business, Indiana University

•
MS, Mechanical Engineering, University of Illinois at Urbana-Champaign

Edgewell | 2025 Proxy Statement	7

Director since 2020 Board Committees: • Corporate Governance • HC&CC
Swan Sit
Ms. Sit brings extensive experience in digital transformation, digital strategy, marketing, and disruptive innovation to our Board. Ms. Sit currently acts as an independent business consultant to a number of private and public companies on various digital, marketing, and strategic initiatives. She is also a public speaker and content creator in the areas of business and technology. In her prior roles, Ms. Sit has built front-end consumer experiences across ecommerce, omnichannel, mobile, media, social, apps and innovation as well as integrated back-end operations.

Current and Previous Experience
•
Swan Co., LLC (since 2019), a consulting business

•
Nike (2018-2019), a global sports and athleticwear brand

•
Vice President, Global Digital Marketing

•
Vice President, Digital Capabilities, Business Operations & Service

•
Revlon & Elizabeth Arden (2015-2017), a cosmetics, skin care, and fragrance company

•
Vice President, Global Digital

Public Company Boards
•
Novabay Pharmaceuticals, Inc. (since 2019)

•
Corporate Governance Committee

•
Compensation Committee

•
Audit Committee

Education
•
BA, Economics, Harvard University

•
MBA, Columbia Business School

Director since 2024 Board Committees: • Corporate Governance • HC&CC
Stephanie Stahl
Ms. Stahl brings significant marketing and strategy experience to our Board. She has significant business transformation, post-merger integration and public board leadership including M&A and activist expertise. Ms. Stahl was formerly Executive Vice President, Marketing & Strategy Officer at Coach, Inc. and Executive Vice President and Chief Marketing & Strategy Officer at Revlon, Inc. and a partner and managing director at Boston Consulting Group. At Coach, Ms. Stahl led the creation of global brand strategy, messaging, marketing planning, development, and implementation. She is the Co-Founder and former CEO of Ace of Air, a circular beauty and wellness brand, and is a Senior Advisor to Boston Consulting Group, Consumer & Climate. Ms. Stahl serves on three public company boards: Dollar Tree, Inc., where she chairs the Sustainability and Corporate Social Responsibility Committee, Carters, Inc., and Newell Brands Inc. She previously served on the boards of Knoll, Inc., where she chaired the Nominating, Governance and ESG Committee, and Founders Table, an L Catterton portfolio company.

Current and Previous Experience
•
Studio Pegasus LLC (since 2015), an investment, and advisory company

•
Boston Consulting Group, a consulting firm

•
Senior Advisor & Executive Coach (since 2022)

•
Partner & Managing Director (1992-2003)

•
Coach, Inc. (2012-2015), a fashion house

•
Executive Vice President, Global Marketing & Strategy

•
Ace of Air (2017-2021), a beauty and wellness brand

•
Chief Executive Officer

•
Revlon (2003-2006), a cosmetics, skin care, and fragrance company

•
Executive Vice President & Chief Marketing and Strategy Officer

Public Company Boards
•
Dollar Tree, Inc. (since 2018)

•
Sustainability & Corp Social Responsibility Committee (Chair)

•
Carter’s Inc. (since 2022)

•
Business Transformation Committee

•
Newell Brands Inc. (since 2023)

Past Public Company Boards
•
Knoll (2013-2021)

Education
•
BS, Quantitative Economics, Stanford University

•
MBA, Harvard Business School

•
Masters, Sustainability, Harvard University

8	Edgewell | 2025 Proxy Statement

Director since 2018 Board Committees: • Audit (Chair) • Corporate Governance
Gary Waring
Mr. Waring brings to our Board extensive knowledge of financial accounting and reporting and the development of internal controls over financial reporting, as well as experience in strategic consulting and advising with acquisitions, divestitures, restructurings, and regulatory matters. Mr. Waring retired from Ernst & Young LLP in 2017 after serving more than 35 years with the firm in various positions including coordinating audit and business advisory services for more than 200 clients in the consumer products, retail, distribution, manufacturing, and technology industries. Mr. Waring does not currently serve on any other public company board.

Previous Experience • Ernst & Young LLP (1981-2017), a professional services company • Assurance Partner
Education
•
BA, Accounting, Wittenberg University

•
Retired CPA

•
Former Member, American Institute of Certified Public Accountants

•
Former Member, California Society of Certified Public Accountants

Edgewell | 2025 Proxy Statement	9

STANDING COMMITTEES AND MEETINGS
Our Board oversees the management and affairs of our Company, as provided by Missouri law, and conducts its business as a full Board and through its three standing committees: Audit Committee, Corporate Governance Committee, and HC&CC. In addition, from time to time, other committees may be established under the Board’s direction when necessary or advisable to address specific issues.
Set forth below is the current membership and descriptions of each of the standing committees, with the number of meetings held during the fiscal year ended September 30, 2025.
During fiscal 2025, the Board of directors met 5 times, and all directors attended 100% of our Board meetings and over 80% of meetings of the committees on which they served at the time of their period of service, corresponding to attendance at least at 75% of the aggregate of such applicable meetings for each director. Under our Corporate Governance Principles, each director is highly encouraged to attend our annual meeting of shareholders each year. All directors in office at the time of the 2025 Annual Meeting of Shareholders attended the meeting.
Each of the standing committees operates under a charter that was approved by our Board, copies of which are available on our website at www.edgewell.com, by clicking on “Investors,” then “Corporate Governance” and selecting the Charter you wish to review. Our Corporate Governance Principles and codes of conduct can also be found at the same website.
Copies of the committee charters, our Corporate Governance Principles and our codes of conduct will be provided, without charge, to any shareholder, upon request, directed in writing to our Corporate Secretary, Edgewell Personal Care Company, 6 Research Drive, Shelton, Connecticut 06484.

10	Edgewell | 2025 Proxy Statement

AUDIT COMMITTEE
Members: Gary Waring (Chair), Robert Black, George Corbin, John Hunter, and James Johnson
Mr. Waring was appointed as the Chair of the Audit Committee in November 2018 and has been determined to be a financial expert, as defined by SEC guidelines.

QUALIFICATIONS
The Board has determined that all members of the Audit Committee meet heightened independence and qualification criteria and are financially literate as defined in the listing standards of the NYSE and SEC rules. Additionally, Mr. Waring qualifies as an “audit committee financial expert” as defined by the SEC.
The Audit Committee met 7 times during fiscal 2025.

RESPONSIBILITIES
•
Review and discuss with management and the independent auditor our annual and quarterly financial statements and related disclosures.

•
Oversee the Company’s independent auditor’s qualifications, independence and performance and the performance of the Company’s internal audit function.

•
Establish, monitor, and review procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or audit matters.

•
Oversee management’s development and adherence to guidelines and procedures for risk and compliance management as it relates to cybersecurity, data protection, and financial risk, and routinely discuss the Company’s risk profile, risk management, and risk exposures with management and the Board.

RECENT ACTIVITIES AND KEY FOCUS AREAS
•
As part of a systemic approach to Board oversight of enterprise risk management, continued its oversight of the Company’s key strategic, enterprise and cybersecurity risks and reviewed management’s evaluation of strategic and operating risks, including risk concentrations, mitigating measures, and the types and levels of risk.

•
Discussed the Board’s governance practices around cyber risk, in light of important new developments in the cyber landscape, including Artificial Intelligence, Data Privacy, and Emerging Technologies.

•
Reviewed various best practice cybersecurity governance processes and structures, in the context of the Committee’s current process, as well as additional or alternative approaches.

•
Discussed emerging domestic and global tax policy and reporting requirements, including opportunities, risks, priorities, and potential legislative and policy changes globally.

•
Reviewed data and relevant metrics related to the Company’s employee relations center of excellence to identify trends, patterns and emerging risks, enabling proactive HR and employee relations strategies in connection with its review of the Company’s policies on internal controls, and ethical and responsible business conduct and review the results and adequacy of programs and procedures for determining compliance with such policies.

•
The Audit Committee also prepares the Report of the Audit Committee to be included in the Company’s proxy statement. At each meeting, representatives of PwC and the Vice President, Audit, Risk & Control are present to review accounting, control, auditing, and financial reporting matters. During certain of these meetings, the Audit Committee also held private sessions with the Company’s CFO, Chief Accounting Officer, Vice President, Audit, Risk & Control, and representatives of the Company’s independent auditor.

Edgewell | 2025 Proxy Statement	11

HUMAN CAPITAL & COMPENSATION COMMITTEE
Members: Rakesh Sachdev (Chair), Robert Black, George Corbin, Carla Hendra, Swan Sit, and Stephanie Stahl
Mr. Sachdev was appointed as the Chair of the HC&CC in February 2020.

QUALIFICATIONS
Our Board has determined that all members of our HC&CC are non-employee directors and are independent, as defined in the listing standards of the NYSE. No member of the HC&CC is or has been an officer or employee of our Company or any of our subsidiaries. No member has had any relationship with our Company or any other entity that requires disclosure under the proxy rules and regulations promulgated by the SEC.
The HC&CC met 5 times during fiscal 2025.

RESPONSIBILITIES
•
Review and set the compensation of the CEO (subject to approval by the other independent directors) and other members of the executive leadership team.

•
Review executive compensation practices and policies of the Company to ensure that they adequately and appropriately align executive and shareholder interests.

•
Annually conduct a risk assessment of the Company’s compensation policies and practices and assess whether any risks arising from compensation practices, policies and programs for employees are reasonably likely to have a material adverse effect on the Company.

•
Administer our stock incentive plans and grant equity-based awards, including the establishment and determination of the satisfaction of performance goals for performance-based incentive compensation.

•
Review the Company’s strategies, initiatives and programs related to human capital management, including talent acquisition, development and retention, workplace environment, and safety.

•
Oversee plans for leadership development and succession.

•
Review and consider the results of the Company’s most recent shareholder advisory votes on executive compensation (“Say on Pay”), if any, and any other feedback garnered through the Company’s ongoing shareholder outreach that may be in effect from time-to-time and recommend to the Board whether and, if so, how the Company should respond to Say on Pay vote outcomes and other shareholder feedback.

•
The HC&CC has full authority to form and delegate authority to one or more subcommittees consisting solely of one or more members of the Committee as it deems appropriate from time to time, subject to applicable laws, rules, and regulations. The Committee may delegate, as appropriate, authority to the CEO or any other executive officer, subject to such limitations as the HC&CC may determine.

RECENT ACTIVITIES AND KEY FOCUS AREAS
•
As part of a systemic approach to Board oversight of human capital management topics, the HC&CC continued formal oversight of the development, implementation, and effectiveness of the Company’s policies and strategies related to its human capital management, including matters related to inclusion and belonging, and talent management.

•
Conducted an in-depth review of the Company’s annual employee engagement survey, the key findings, opportunities for improvement, plans to address lower scores, as well as the key engagement drivers identified as items which would generate the greatest return on enhancing employee engagement.

•
Monitored, evaluated, and determined appropriate fiscal 2025 short-term incentive plan performance goals and results.

•
Performed an in-depth review and analysis of the Company’s incentive compensation plans in order to further align interests with those of our shareholders.

•
Provided oversight and guidance during the Company’s recent executive leadership changes in order to position the Company for continued growth.

•
Conducted an in-depth review of top next generation talent across business units, markets, and functions to ensure a strong leadership pipeline and appropriate growth and development of the Company’s current and future leaders.

12	Edgewell | 2025 Proxy Statement

CORPORATE GOVERNANCE COMMITTEE
Members: James Johnson (Chair), Carla Hendra, Rakesh Sachdev, Swan Sit, Stephanie Stahl, Gary Waring
Mr. Johnson was appointed as the Chair of the Corporate Governance Committee in February 2020. Mr. Johnson’s successor has not yet been appointed.

QUALIFICATIONS
Our Board has determined that all members of our Corporate Governance Committee are non-employee directors, and are independent, as defined in the listing standards of the NYSE.
The Corporate Governance Committee met 4 times during fiscal 2025.

RESPONSIBILITIES
•
Identify individuals qualified to become Directors and recommend to our Board nominees for election as directors, as well as committee assignments and compensation and benefits for directors.

•
Oversee our stock ownership guidelines for executive officers and non-employee directors.

•
Conduct the annual self-assessment process of our Board and committees and oversee new director orientation and continuing director education.

•
Review at least annually our Corporate Governance Principles.

•
Monitor our Company’s positions and responses to significant public policy issues, including our compliance with applicable laws, and actions in furtherance of our corporate social responsibility objectives.

•
Oversee the Company’s sustainability matters and human rights practices, including our response to climate change, our ongoing efforts in ethical and responsible sourcing, and the embedding of human rights policies in our supply chain and global operations.

•
Review corporate governance developments and trends, including evolving shareholder expectations and key benchmarking data across similarly situated companies, and where appropriate, make recommendations to the Board.

•
Periodically review the Company’s contributions to charitable, educational, and other tax-exempt organizations involved in the arts, civic and community affairs, education, and health and human services, political spending and lobbying activities, and direct and indirect political spending and lobbying activities from corporate officers responsible for such activities.

RECENT ACTIVITIES AND KEY FOCUS AREAS
•
As part of a systemic approach to Board oversight, the Committee continued formal oversight of the development, implementation, and effectiveness of the Company’s policies and strategies related to sustainability goals, human rights and responsible sourcing, community impact efforts, and the impact on corporate reputation.

•
Continued ongoing review of short-term and long-term Board refreshment needs and ideal candidate skill, experience, and background profiles.

Edgewell | 2025 Proxy Statement	13

CORPORATE GOVERNANCE, RISK OVERSIGHT, SUSTAINABILITY AND DIRECTOR INDEPENDENCE
Board Structure and Practices	Social Responsibilities and Other Shareholder Concerns	Risk Oversight and Sustainability

Our Board actively oversees our risk management practices, directly discussing the state of the business with management at each meeting, and fostering a risk-aware culture while encouraging thoughtful risk taking
Our Code of Conduct and Insider Trading Policy prohibit inappropriate trading activities, including hedging and pledging arrangements
We have stock ownership requirements for executive leadership team members and our non-employee directors
Our Board engages in managing talent and long-term succession planning
Our Board has an independent non-executive chairman
Each of our Board members is elected annually
We have majority voting for our director elections
8 of our 9 Board nominees are independent
We have adopted proxy notice and access, allowing shareholders access to our proxy materials online
Our independent directors meet regularly in executive session
Our Board and committees engage in annual self-assessments and individual peer reviews
Our Board continuously assesses refreshment
We engage with our shareholders on key issues
We post a Sustainability Report on our website
We have articulated on our website our commitment to sustainability, inclusion and belonging, and human rights
We have adopted a “Whistleblower” policy prohibiting Company employees from retaliating or taking adverse action against anyone for raising a concern and we have an employee relations center of excellence that provides high quality, timely and objective investigations into HR-related and other business conduct issues raised through our ethics hotline and elsewhere, alleging violations of the law, Company policies, or principles of integrity, ethics and fairness

14	Edgewell | 2025 Proxy Statement

Risk Oversight and Risk Management
Our Board, acting both directly and through its committees, is actively involved in oversight of the significant risks affecting our business. The risk oversight activities of our Board and committees are informed by our management’s risk assessment and risk management processes.

Edgewell | 2025 Proxy Statement	15

Codes of Conduct
The Company has a Code of Conduct that applies to all Edgewell employees and sets forth the fundamental principles and some of the key policies and procedures that govern our business. The Company also has a Board of Directors Code of Conduct (together with the Code of Conduct, the “Codes of Conduct”) which sets forth similar provisions as applicable for directors. The Code of Conduct is reviewed each year for appropriate updates, and employees are asked to annually certify their understanding of, and compliance with, its requirements. As an integral part of our continuing efforts to maintain the highest standards of conduct, and because of the important role that each employee plays in our Ethics and Compliance Program, each year employees participate in mandatory compliance training meant to cover key components of the Code of Conduct and other relevant compliance topics related to our Company.
Moreover, at least annually, the Audit Committee reviews the Code of Conduct to ensure that it reflects the highest ethical principles and standards. The Code of Conduct, which is firmly rooted in our Purpose, Values and Behaviors, is made available to employees in 10 different languages. The Codes of Conduct can be found on the Company’s website at www.edgewell.com (information on the Company’s website is not incorporated by reference herein).
Edgewell’s commitment to responsible business practices extends beyond the expectations outlined in our internal Code of Conduct — it also extends to all third parties that Edgewell does business with. Our Supplier Code of Conduct (“SCoC”) is provided to, and applies to, all third parties that produce goods for or provide materials, goods, and/or services to Edgewell. Our SCoC reflects the core values held by Edgewell to conduct business in an ethical, legal, environmentally sustainable, and socially responsible manner, and sets forth the basic and minimum expectations that all third parties must meet in order to do business with Edgewell.
Sustainable Care 2030
Edgewell’s Sustainable Care 2030 strategy currently provides a roadmap for delivering on our ambitions and guides us in our aim to be a successful and responsible business not just today, but for generations to come.
Brands: Innovating products and packaging; championing values of inclusion and belonging; and using our brands as a catalyst for good.
Operations and Supply Chain: Reducing our environmental footprint with a focus on greenhouse gas (GHG) emissions, energy, waste, and water; responsibly sourcing materials; and engaging suppliers on ethical and sustainable practices.
People and Communities: Living our values and uplifting teammates, customers, consumers, suppliers, and communities.
Our Board is directly engaged in overseeing our climate, ethical and responsible sourcing, and human capital practices, among other topics. This is then embedded across the global organization, fueling a continued focus on our performance.
You can read more about our progress within each of these pillars and toward our commitments in our Fiscal Year 2024 Sustainability Report, which is available on our website, www.edgewell.com/SustainabilityReport.
Director Independence
Edgewell’s Corporate Governance Principles define our standards for director independence and reflect applicable NYSE and SEC requirements. For a director to be “independent,” they must not have a material relationship with the Company, as reviewed by the Corporate Governance Committee and determined by the Board.
Director affiliations and transactions are regularly reviewed to ensure that there are no conflicts or relationships with our Company that might impair a director’s independence. Every year, we submit a questionnaire to each director and executive officer, in addition to conducting our own internal review, for the purpose of identifying certain potentially material transactions or relationships between each director, or any member of their immediate family, and our Company, our senior management and our independent auditor.
The Corporate Governance Committee completed its annual assessment in November 2025 regarding the independence of each director and made recommendations to the Board. Consistent with the standards described above, the Board has reviewed all relationships between the Company and each director and director nominee and considered all relevant quantitative and qualitative criteria. Our Board also determined that no arrangement or understanding exists between any director or executive officer of our Company and any other person pursuant to which any of them were selected as a director or executive officer. The Board has affirmatively determined that, other than Mr. Little who serves as our President and CEO, all current directors are currently independent. In addition, the Board affirmatively determined that all

16	Edgewell | 2025 Proxy Statement

of the directors who currently serve on the Audit Committee and the HC&CC are independent as required by the heightened NYSE and SEC criteria referenced above.
Director Nominations
The Corporate Governance Committee is responsible for recommending candidates for election to our Board, consistent with the requirements for membership set forth in our Corporate Governance Principles. Historically, when vacancies have occurred, or when our Board determined that increasing its size was appropriate, candidates have been recommended by other Board members or our CEO, or the Board has engaged the services of a recruitment firm to assist with conducting a search. In evaluating potential director candidates, the Corporate Governance Committee considers, among other factors, the criteria in the Key Skills and Experience matrix for current directors and certain additional characteristics that it believes one or more directors should possess based on an assessment of the needs of the Board at that time. The priorities for recruiting new directors are continually evolving based on the Company’s strategic needs. It is important that the Board remains a strategic asset capable of overseeing and helping management address the risks, trends, and opportunities facing our Company now and in the future. The Corporate Governance Committee continues to plan for the future as it considers the skills and experience the Board will need upon anticipated director retirements and as our business continues to evolve.
The Corporate Governance Committee expects a high level of commitment from Board members and evaluates each candidate’s leadership and experience, skills, expertise, and character traits, including the candidate’s ability to devote sufficient time to Board and committee meetings in light of other professional commitments. The Corporate Governance Committee also reviews whether a potential candidate meets Board and/or committee membership requirements, as set forth in our Corporate Governance Principles, determines whether a potential candidate is independent according to our Board’s established criteria, and evaluates the potential for a conflict of interest between the director and our Company.
Our commitment to an inclusive workplace begins with setting the tone from the top, starting with our Board. The Company values the benefits that unique perspectives bring to our Board and believes that these differences promote the sharing of different experiences, ideas, improves oversight, decision-making and governance, and provides a competitive advantage. At all times, the Company seeks to maintain a Board comprised of talented and dedicated directors with a mix of experience, skills and backgrounds collectively reflecting the strategic needs of the business and the nature of the environment in which the Company operates. The Corporate Governance Committee is entrusted with the responsibility of assessing Board composition and identifying, evaluating, and selecting candidates for Board membership. When recruiting new directors for appointment or selecting directors for re-election to the Board, the Corporate Governance Committee is committed to using objective and other individual criteria that would bring a unique and valuable perspective to the Board. All Board appointments must collectively reflect the nature of the global business environment in which the organization operates and be made on merit, in the context of the skills, experience, independence and knowledge which the Board requires to be effective.
Under our bylaws, shareholders may also nominate candidates for election at an annual meeting of shareholders. See “Shareholder Proposals for the 2027 Annual Meeting” for details regarding the procedures and timing for the submission of such nominations. Director nominees submitted through this process will be eligible for election at the annual meeting but will not be included in our Company’s proxy materials prepared for the meeting. Shareholders may recommend individuals to the Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Corporate Governance Committee, c/o Corporate Secretary, Edgewell Personal Care Company, 6 Research Drive, Shelton, Connecticut 06484. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Board Leadership Structure
Our Board exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Currently, the roles are separated, with Mr. Hunter serving as Non-Executive Chairman of the Board and Mr. Little serving as President and Chief Executive Officer. Our Board has determined that separating the roles of Chairman of the Board and Chief Executive Officer is best for our Company and its shareholders at this time because it allows Mr. Little to focus on the day-to-day operation of our business and allows Mr. Hunter to focus on Board-related matters. However, our Board will continue to consider whether the positions of Chairman of the Board and Chief Executive Officer should be combined or separated at any given time as part of our succession planning process.
Our Corporate Governance Principles provide that, if our Chairman of the Board is an employee director, it is desirable to designate a Lead Independent Director of the Board, who shall serve as a liaison on Board-related issues between the

Edgewell | 2025 Proxy Statement	17

Chairman and the independent directors and perform such other functions as the Board may direct. We currently do not have a Lead Independent Director as our Chairman is not an employee of the Company and qualifies as an independent director.
The Board’s role in risk oversight is consistent with the Company’s leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the Board and its committees providing oversight in connection with those efforts, with particular focus on the most significant risks facing the Company.
Non-Employee Director Stock Ownership Guidelines
In order to help align the financial interests of our non-employee directors with those of our shareholders, our Corporate Governance Principles provide that our non-employee directors must maintain ownership of our common stock with a value of at least five times the director’s annual base retainer. New directors are given a period of five years to satisfy these requirements. The Company recognizes that there may be instances when these guidelines would place an undue hardship on a non-management director. The Chairperson of the Corporate Governance Committee may, in their discretion, determine the appropriate hardship relief, if any, for non-compliance with our stock ownership guidelines, including, but not limited to, allowing individuals additional time to gain or regain compliance and suspending ownership or retention requirements in the event of extreme volatility in the Company’s common stock price. The Corporate Governance Committee may modify or amend the stock ownership guidelines in its discretion.
The Corporate Governance Committee reviews our non-employee director stock ownership guidelines and ownership levels each year to ensure compliance with the provisions of our Corporate Governance Principles. As of September 30, 2025, each of our Directors with five years or more of service were in compliance with these guidelines; however, as of September 30, 2025, Carla Hendra and Swan Sit were no longer in compliance solely due to fluctuations in our stock price.
For purposes of these determinations, stock ownership includes shares of our common stock which are owned directly or by family members residing with the director, or by family trusts, as well as vested and deferred restricted stock equivalents and unvested restricted stock equivalents, unless they are subject to achievement of performance targets, and common stock or stock equivalents credited to a director under our savings investment plan or our deferred compensation plan.
Communicating with our Board
We have established several means for shareholders or other interested parties to communicate their concerns to our Board, the independent directors, the Non-Executive Chairman of the Board or, if applicable, specified individual directors. If the concern relates to our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the chair of our Audit Committee, in care of our Corporate Secretary at our headquarters address, 6 Research Drive, Shelton, Connecticut 06484 or via email to investor.relations@edgewell.com. If the concern relates to our governance practices, business ethics or corporate conduct, the concern may be submitted in writing to the chair of our Corporate Governance Committee, in care of our Corporate Secretary at our headquarters or the above email address. If the shareholder or other interested party is unsure as to which category his or her concern relates or if otherwise preferred, he or she may communicate it to any one of our directors or the independent directors as a group in care of our Corporate Secretary at our headquarters or the above email address. Our Corporate Secretary is primarily responsible for monitoring communications from shareholders or other interested parties and for providing copies or summaries to the directors as she considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
Our “whistleblower” policy prohibits our Company or any of our employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, he or she may call Navex Global’s EthicsPoint hotline, our external service provider, toll-free at 855-405-6557, or by leaving a message at our confidential web address: www.edgewell.ethicspoint.com.

18	Edgewell | 2025 Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION
We provided several elements of compensation to our directors for service on our Board during fiscal 2025 as shown in the table below. The Corporate Governance Committee, which makes recommendations to the full Board regarding director compensation, strives to set director compensation at the 50th percentile of the peer group. This peer group, which can be found under “Executive Compensation — Compensation Discussion and Analysis — Compensation Benchmarking,” has been selected for purposes of evaluating our executive compensation based on market data provided by the independent consultant, Meridian Compensation Partners, LLC (“Meridian”). Following discussion and consultation with Meridian, in October 2024, the Board approved a $5,000 increase to the annual retainer amount and a $15,000 increase to the annual RSE amount to better align non-executive director compensation the average total compensation with the peer median.
Elements of Non-Employee Director Compensation for Fiscal 2025
Compensation Elements	Compensation Amounts
Annual Retainer (1)	$105,000
Chair of the Board Additional Annual Retainer	$115,000
Committee Chair Annual Retainers
Audit Committee	$20,000
HC&CC	$20,000
Corporate Governance Committee	$20,000
Annual Restricted Stock Equivalent Award (2)	$160,000
New Director Restricted Stock Equivalent Award (3)	$100,000

(1)
All non-employee directors receive an annual retainer for serving on our Board and its committees. Mr. Little receives no compensation for his service on our Board other than his compensation as the President and Chief Executive Officer of our Company.

(2)
All non-employee directors receive an annual restricted stock equivalent award under our Second 2018 Amended & Restated Stock Incentive Plan (“2nd A&R 2018 Plan”) immediately following the annual meeting of shareholders. This award vests one day prior to the following year’s annual meeting. Directors have the option to defer the delivery of shares upon vesting of this award.

(3)
New non-employee directors that may be appointed or elected to our Board receive an initial restricted stock equivalent award. This award vests three years from the date of grant.

Non-employee directors are permitted to defer all or a portion of their retainers and fees under the terms of our deferred compensation plan. Deferrals may be made into (i) the Edgewell common stock unit fund, which tracks the value of our common stock; or (ii) the prime rate option, under which deferrals are credited with interest at the prime rate quoted by The Wall Street Journal. Deferrals in the deferred compensation plan are paid out in a lump sum in cash within 60 days following the director’s termination of service on the Board.

Edgewell | 2025 Proxy Statement	19

NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2025
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)(4)	Total ($)
Robert W. Black	$103,750	$160,000	$0	$263,750
George R. Corbin	$103,750	$160,000	$0	$263,750
Carla C. Hendra	$103,750	$160,000	$0	$263,750
John C. Hunter, III	$218,750	$160,000	$0	$378,750
James C. Johnson	$123,750	$160,000	$0	$283,750
Rakesh Sachdev	$123,750	$160,000	$0	$283,750
Swan Sit	$103,750	$160,000	$0	$263,750
Stephanie Stahl	$103,750	$160,000	$0	$263,750
Gary K. Waring	$123,750	$160,000	$0	$283,750
Joseph O’Leary (5)	$33,750	$0	$10,360	$44,110

(1)
This column reflects retainers earned during fiscal 2025. Ms. Sit elected a partial deferral of the cash retainer fees paid to her in fiscal 2025.

(2)
This column reflects the aggregate grant date fair value, in accordance with FASB, ASC Section 718, of the RSE awards granted on February 6, 2025 under our 2nd A&R 2018 Plan as described in the narrative above. Refer to “Note 15. Share-Based Payments” of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 for further discussion. The number of unvested RSEs held by our directors as of September 30, 2025, was as follows: Messrs. Black, Corbin, Hunter, Johnson, Sachdev, and Waring and Mss. Hendra and Sit, 4,999; and Ms. Stahl, 7,772 (2,773 and 4,999 shares granted on September 10, 2024 and February 6, 2025, respectively).

(3)
The following items are not included within the above disclosure of director compensation:

(i)
The directors are covered under the terms of our general directors’ and officers’ liability insurance policies, the premiums for which are a general expense of our Company. We do not obtain a specific policy for each director or for the directors as a group.

(ii)
We provide transportation and lodging for out-of-town directors attending Board and committee meetings.

(iii)
The non-employee directors may be provided from time to time with samples of our products with an incremental cost of less than $50.

(4)
This column reflects dividends payable to the non-employee directors for vested accrued restricted stock equivalents.

(5)
Mr. O’Leary retired from the Board on February 5, 2025.

20	Edgewell | 2025 Proxy Statement

AUDIT COMMITTEE REPORT
The Audit Committee of Edgewell’s Board of Directors assists the Board in its oversight of corporate governance by overseeing the quality and integrity of Edgewell’s accounting, auditing, and reporting practices. The Audit Committee operates in accordance with a written charter, which was adopted by the Board. A copy of that charter is available at Edgewell’s Investor Relations site, http://ir.edgewell.com/, under “Corporate Governance.” The Audit Committee consists entirely of non-employee directors that are independent for purposes of audit committee service, as required by the listing standards of the NYSE and the rules and regulations of the SEC. Further, the Board has determined that Mr. Waring is an audit committee financial expert, as defined by SEC guidelines.
Management is responsible for the Company’s internal controls and the financial reporting process. Edgewell’s independent accountants, PwC, are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards established by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing a report thereon. The committee’s responsibility is to monitor and oversee these processes on behalf of the Board.
The Audit Committee has oversight responsibilities for reviewing the services performed by PwC and retains sole authority to select, evaluate and replace the outside auditors. The Audit Committee is responsible for approval of the proposed audit fees and annually evaluates the qualifications, performance and independence of PwC and its lead audit partner. Further, in conjunction with the mandated rotation of the independent auditor’s lead audit partner, the Audit Committee is directly involved in the selection of the new lead audit partner.
The Audit Committee has received the written disclosures from PwC required by the applicable standards of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed the independence of PwC with members of that firm. In doing so, the committee considered whether any non-audit services provided by PwC were compatible with its independence. The committee concluded that the independent auditors’ independence has not been impaired. The Audit Committee selected PwC as the Company’s independent registered public accountants for fiscal year 2026. PwC has served as the Company’s independent auditor since 2000, and fiscal year 2026 is the first year for the current lead partner. The Audit Committee considered several factors in selecting PwC, including the firm’s independence and internal quality controls, the overall depth of talent, their experience with the Company’s industry, their familiarity with the Company’s business and internal control over financial reporting, as well as an evaluation of their past performance and the potential impact of changing independent auditors.
In fulfilling its oversight responsibilities, the Audit Committee meets regularly with management, internal audit, and PwC to discuss, prior to their release to the public, the Company’s financial statements, and earnings releases and, as appropriate, other Company public communications containing Company financial information or performance measures. The Audit Committee’s meetings with the Company’s internal auditors and the independent auditor, which are both with and without management present, include discussions about the results of their examinations and evaluations of the quality of the Company’s financial statements and the Company’s internal control over financial reporting.
The Audit Committee has reviewed and discussed with management the Company’s audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2025. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and system of internal controls, including the clarity of disclosures in the financial statements, reasonableness of significant accruals, reserves and allowances, critical accounting policies and estimates, and risk assessment. With respect to the Company’s audited financial statements for the fiscal year ended September 30, 2025, management of the Company has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.
In addition, the Audit Committee reviewed and discussed with the Company’s independent auditor the scope and plans for their audit, the audited financial statements of the Company for the fiscal year ended September 30, 2025, the independent auditor’s judgments as to the quality and acceptability of the Company’s financial reporting, PwC’s discussion about critical audit matters in its report on the audited financial statements for the fiscal year ended September 30, 2025, the Company’s critical accounting policies and estimates, the effectiveness of the Company’s internal control over financial reporting and such other matters as are required to be discussed by the applicable requirements of the PCAOB and SEC.
Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the fiscal year ended September 30, 2025, be included in the Company’s Annual Report on Form 10-K for that year for filing with the SEC.
Respectfully submitted,
Gary K. Waring, Chair
Robert W. Black
George R. Corbin
John C. Hunter
James C. Johnson
No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”), or through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Edgewell | 2025 Proxy Statement	21

COMPENSATION DISCUSSION & ANALYSIS

22	Edgewell | 2025 Proxy Statement

HUMAN CAPITAL & COMPENSATION COMMITTEE REPORT

The HC&CC of our Board of Directors consists entirely of non-employee directors that are independent under the NYSE listing standards. The HC&CC has reviewed and discussed our Company’s Compensation Discussion and Analysis with management. Based on these reviews and discussions, the HC&CC recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Respectfully submitted, Rakesh Sachdev, Chair Robert W. Black George R. Corbin Carla C. Hendra Swan Sit Stephanie Stahl
No portion of this HC&CC Report shall be deemed to be incorporated by reference into any filing under the Securities Act, the Exchange Act, or through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act. None of the current members of the HC&CC, nor James C. Johnson, who served on the HC&CC during the fiscal year, is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committees performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or HC&CC.
Composition of our NEOs in Fiscal 2025
The following narratives and tables discuss the compensation paid in fiscal 2025 to our named executive officers (“NEOs”) during fiscal year 2025. The NEOs for fiscal 2025 are shown below:
NEO	Role
Rod R. Little	President and Chief Executive Officer since March 2019
Francesca Weissman	Chief Financial Officer since December 2024
Jessica Spence	President, North America since October 2024
Paul R. Hibbert	Chief Supply Chain Officer since June 2020
LaTanya Langley	Chief People Officer, Chief Legal Officer and Corporate Secretary since November 2023
Daniel J. Sullivan	Former Chief Financial Officer and Chief Operating Officer departed October 2025
Fiscal 2025 Performance Highlights:
Our results in fiscal 2025 reflect a year where we delivered strong results across several important areas of our business — including international markets, innovation, and productivity.
However, the year also presented challenges. We navigated a complex environment marked by external pressures — including tariffs, exchange volatility, and geopolitical uncertainty — that impacted our financial performance and stressed our global supply chain. We faced other challenges, as well, including weaker-than-expected Sun Care seasons in North America and parts of Latin America, and a slower-than-expected recovery in our Feminine Care business.
We believe the following drivers demonstrate that this performance is durable and provides a solid foundation.
Durable International Growth
Our international markets, which represent approximately 40% of our global sales, delivered strong growth for the fourth consecutive year, delivering organic growth of 3.5%, and increased market share across Shave and Sun Care.

Edgewell | 2025 Proxy Statement	23

Compelling Innovation
We are committed to delivering consumer-led, locally designed innovation across our portfolio. In fiscal 2025, we expanded Billie to Australia; Bulldog entered premium skincare across Europe; in Japan we took Schick into premium skincare with the launch of Progista; and we broadened Cremo’s range in the U.S. and Europe, driving significant sales growth. In Sun Care, we saw strong growth in Hawaiian Tropic as a result of a successful marketing campaign, updated formulations, and on-trend branding. We’re seeing the benefits of these initiatives across markets, as approximately 70% of our measured markets in the quarter are now growing or holding market share, compared to less than 50% a year ago. We are implementing our learnings from Europe and Asia globally and are excited about our multi-year innovation roadmap.
Supply Chain Productivity
In fiscal 2025, our team delivered over 270 basis points in gross margin savings. Building on our foundation of productivity, efficiency, and service, we are navigating tariffs and a dynamic global environment by working to reduce complexity, improve customer service, shorten lead times, and lower inventory across the value chain.
Strategic Portfolio Shift through Feminine Care Divestiture
In November 2025, we signed an agreement to sell our Feminine Care business to Essity, a global hygiene and health company. This divestiture is a key step forward as we continue to transform Edgewell into a more focused, agile, and consumer-driven personal care company. We believe that by focusing our attention and resources on the categories where we have clear competitive advantages and strong momentum — Shave, Sun, and Skin care, and Grooming — we are positioning Edgewell to deliver sustainable growth, stronger margins, and long-term value for our shareholders. Once this transaction closes, the focus of Edgewell will be centered around Skin Care. Through hair removal, sun care, grooming, and hygiene, our core categories and brands are now keenly focused on taking care of our consumers’ skin. The strategic levers don’t end here — because of this sale, we anticipate having more resources to invest in our people and brands and expand our presence in core categories both organically and potentially via acquisitions.
We exited the year with real momentum — our strongest sales quarter in nearly two years, with improving market share trends, and a revitalized brand portfolio. We’ve reshaped our structure, sharpened our strategy, and built a foundation for growth. As we enter fiscal 2026, we’re focused on execution, margin recovery, and delivering sustainable shareholder value. While fiscal 2025 was also a year of challenge and transformation, with both external and internal pressures impacting our results, we believe our momentum is durable.
How Pay Was Tied to our Company’s Performance in Fiscal 2025
Our fiscal 2025 results and compensation decisions continue to illustrate the application of our pay-for-performance philosophy with pay being driven by performance in the following ways:
•
Fiscal 2025 Base Salary. In October 2024, base salaries for the NEOs were increased to ensure that compensation remains competitive with comparable positions at companies considered to be our peers, while continuing to emphasize pay-for-performance.

•
Fiscal 2025 Annual Incentive Payout. For the fiscal 2025 Executive Officer Bonus Program, the combined weighted payout for the NEOs was 66% of the target amount.

•
Fiscal 2025 Long-Term Incentive Payout. The performance metric for our fiscal 2022 PRSE award was relative total shareholder return (TSR). The performance period for these awards concluded at the end of fiscal 2025 and the total payout was 70.6% of target.

See Appendix A for reconciliation and other information about these non-GAAP financial measures.
Principles of the Edgewell Compensation Program
We believe one of the most important factors to the long-term success of Edgewell depends on the talents of our NEOs and the alignment of their compensation with the interests of the Company and our shareholders. Our ability to attract, retain, and motivate our NEOs is influenced in large part by our compensation program. We believe the design and implementation of our executive compensation program is effective in furthering our goal of becoming a best-in-class, next-generation CPG company. Annually, we review various aspects of our compensation program to ensure that it remains aligned with our business strategy and the following guiding principles:
•
A “pay-for-performance” culture, which drives achievement of Company-wide performance criteria during one- and three-year performance periods and, ultimately, shareholder value;

24	Edgewell | 2025 Proxy Statement

•
We strive to attract and retain strong executive leaders and to design total compensation packages which we believe will serve to retain key executives and remain competitive in attracting new employees; and

•
Alignment of our executive officers’ interests with those of our shareholders by linking a significant portion of total compensation to shareholder value creation, with our executive leadership’s performance outcome tied to our stock performance that is benchmarked against a selected peer group which we believe incentivizes sustained company performance as measured by operating results and total shareholder return.

Discussed below are the principles that underlie our compensation philosophy.
1	Pay-for-Performance
The primary goal of our executive compensation program is to instill a “pay-for-performance” culture throughout our organization, with a significant portion of targeted compensation for our NEOs dependent upon achievement of performance goals. Our compensation program is designed to motivate these leaders through incentive awards that are tied to key strategic objectives, operating results, and execution of significant initiatives. We believe this compensation structure offers high potential rewards for superior performance, and significantly lower compensation for results below target. The graphs below summarize the fiscal 2025 pay mix for each of our CEO and our other NEOs as a group. The percentages presented in the graphs are based on target annual compensation, not actual compensation.
CEO Target Pay Mix	Other NEO Target Pay Mix

2	Competitive Total Compensation Packages
We strive to attract and retain strong executive leaders, which we view as critical to the ongoing success of our operations. We target total compensation packages which we believe will serve to retain key executives and remain competitive in attracting new employees. Our executive compensation program also includes features to address other compensation-related issues such as retirement considerations, which we believe have played an important role in our executive compensation structure.
3	Alignment with Shareholder Interests
To align executive compensation with shareholder interests, a substantial portion of the NEOs’ total compensation is at risk and delivered through short-term and long-term incentives.

Edgewell | 2025 Proxy Statement	25

Corporate Governance Practices
Edgewell’s executive compensation program is designed and continuously reviewed to highlight features and practices we believe drive performance, align with good governance principles, and reflect our commitment to continuous improvement and accountability. The following reflects both the practices we have implemented to incentivize pay-for-performance, as well as certain other practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.
WHAT WE DO
✓ Deliver executive compensation primarily through performance-based at-risk pay, with a balance of annual and longer-term incentives.
✓ Maintain a peer group for benchmarking executive pay.
✓ Place a cap on payout levels for bonuses and performance awards.
✓ Tie certain performance metrics for the executive compensation program to key, auditable measures.
✓ Set performance goals at levels that are sufficiently high to encourage strong performance, but within reasonably attainable parameters intended to discourage pursuit of excessively risky business strategies.
✓ When appropriate, exercise negative discretion to reduce incentive payments in certain circumstances when determining performance-based compensation.
✓ Maintain a recoupment (clawback) policy, as well as an anti-hedging/pledging policy.
✓ Require share ownership and retention guidelines for executive officers.
✓ Use “double-trigger” change in control arrangements (rather than “single-trigger” benefits).
✓ Use an independent consultant to advise on compensation levels, trends and practices and assist the board in assessing the level of risk created by or embedded in our various compensation and benefit plans.

WHAT WE DO NOT DO
✘ Guarantee annual salary increases or bonuses.
✘ Allow directors or executives to engage in hedging or pledging of securities.
✘ Reward executives for excessive, inappropriate, or unnecessary risk-taking.
✘ Provide tax gross ups.
✘ Allow repricing of stock options without shareholder approvals.
✘ Allow excessive perquisites.

26	Edgewell | 2025 Proxy Statement

How We Make Executive Compensation Decisions
Compensation Benchmarking
Meridian, with direction from the HC&CC and input from management, develops a custom peer group of companies for benchmarking our executive compensation program. Peer companies are selected based on a variety of criteria, including consumer products businesses, businesses with a strong brand focus, competitors for executive talent, businesses similar to Edgewell in terms of revenues and market capitalization, and externally referenced peers from proxy advisory firms and reverse peers. At the time of approval in August 2024, Edgewell ranked near the median of our executive compensation peer group on revenue, market cap, and EBITDA. Each key component of compensation, including base salary, target annual bonus, target total cash compensation, and target grant date value of long-term incentives, is benchmarked against this custom peer group. The HC&CC retained Meridian after evaluating Meridian’s independence pursuant to the requirements of NYSE and SEC rules and has determined that Meridian does not have any conflicts of interest in advising the HC&CC or the Corporate Governance Committee.
For fiscal 2025, Fossil Group, Inc., Tupperware Brands, and Post Holdings, Inc. were removed due either to size or performance considerations. e.l.f. Beauty, Inc. and Reynolds Consumer Products, Inc. were added based on appropriateness in terms of size and reasonableness in terms of business fit. The custom peer group of 16 companies approved by the HC&CC for fiscal 2025 was comprised of the following companies:
■ Church & Dwight Co., Inc.	■ Helen of Troy Limited	■ Sleep Number Corporation
■ Coty Inc.	■ Nu Skin Enterprises, Inc.	■ Spectrum Brands Holdings, Inc.
■ Energizer Holdings, Inc.	■ Oxford Industries, Inc.	■ The Clorox Company
■ e.l.f. Beauty, Inc.	■ Prestige Consumer Healthcare, Inc.	■ The Hain Celestial Group, Inc.
■ HanesBrands, Inc.	■ Reynolds Consumer Products Inc.	■ USANA Health Sciences
■ Hasbro, Inc.

Edgewell | 2025 Proxy Statement	27

Results of 2025 Advisory Vote to Approve Executive Compensation
Over the long term, shareholders have expressed support for our executive compensation program and its demonstrated linkage between pay and performance. Our 2025 Say-on-Pay proposal received support from 96.30% of the voting power represented at the meeting and entitled to vote on the subject matter. We believe this strong support is in part due to our continued engagement with shareholders and stakeholders which helps us refine our executive compensation program to ensure alignment with shareholders and our business strategy. The HC&CC recognizes that maintaining a strong executive compensation program is critical for ensuring the continued alignment of management and our shareholders’ interests.
Summary of Key Elements of Executive Compensation in Fiscal 2025
Elements of Compensation
The key elements of our fiscal 2025 executive compensation program as well as the purpose of each item are shown in the following table:
	Base Salary	Annual Cash Bonus	Long-term Incentives
			RSE Awards	PRSE Awards
Purpose	Attract and retain key individuals while reflecting contribution, background, knowledge, skills, and performance	Incentivize achievement of Company financial goals and individual performance	Align NEO and shareholder interests by tying a significant portion of compensation to the value and performance of our common stock	Align NEO and shareholder interests by promoting achievement of longer-term company-wide performance goals
Performance Period	– – – – –	One Year 10/1/2024 – 9/30/2025	Three Year Vesting Ratably	Three Year Cliff Vesting 10/1/2024 – 9/30/2027
Performance Metrics	– – – – –	• Adjusted EBITDA • Adjusted Net Sales • Strategic Priorities	Time-vesting RSE awards will vest in equal installments on each of the first three anniversaries of the grant date	Relative Total Shareholder Return
Base Salary.
At the beginning of each fiscal year, the HC&CC establishes the salaries of the executive officers (other than our CEO) based on several factors, including peer group data, the executive’s performance and potential, retention considerations, and the recommendations of our CEO. These recommendations are based on, among other factors, an assessment of the individual’s responsibilities, experience, and individual performance.
The salary of our CEO is set by the Board, based upon the recommendation of the HC&CC. Meridian, without input from management, provides the HC&CC with a competitive market analysis, based on the approved peer group for salary, bonus and long-term incentive award levels. The HC&CC uses this information, along with its analysis of the performance and contributions of our CEO against performance goals, to recommend to our Board an appropriate salary for our CEO.

28	Edgewell | 2025 Proxy Statement

The HC&CC evaluated the annual base salaries of the individuals then serving as executive officers at its October 2024 meeting and set the base salaries of the following NEOs:
Name	Fiscal 2024 ($)	Effective November 1, 2024 ($)	Increase ($ / %)
Mr. Little	$1,100,000	$1,100,000	$0
Ms. Weissman (1)	$465,000	$550,000	$85,000 (18.3%)
Ms. Spence (2)	N/A	$730,000	N/A
Mr. Hibbert	$483,600	$510,000	$26,400 (5.5%)
Ms. Langley	$500,000	$525,000	$25,000 (5%)
Mr. Sullivan	$800,000	$835,000	$35,000 (4.4%)

(1)
Ms. Weissman became CFO on December 1, 2024 and her salary increase reflects her promotion and is effective as of that date.

(2)
Ms. Spence joined the Company in October 2024.

Short-Term Incentive Program — Annual Cash Bonus
Executive Officer Bonus Program
Annual cash bonuses to our NEOs are based on a percentage of the executive’s annual salary and adjusted based on performance as compared to metrics reviewed and approved by the HC&CC. The executive annual bonus program for fiscal 2025 (the “Executive Officer Bonus Program”) was designed to measure Company-wide performance against three metrics:
•
Adjusted EBITDA (40% of the bonus target);

•
Adjusted Net Sales (40% of the bonus target); and

•
Strategic Priorities (20% of the bonus target),

The metrics and targets for the Executive Officer Bonus Program were chosen based on fulfilling our Company’s business plan for fiscal 2025 and to ensure alignment with shareholder interests. We chose Adjusted EBITDA to emphasize profit growth and Adjusted Net Sales to emphasize top line growth. We selected Strategic Priorities in order to emphasize a tight alignment by our executives around a clear set of enterprise priorities that have a meaningful impact on the business.
The performance goals for each metric were approved by the HC&CC at the beginning of fiscal 2025. Individual bonus targets for each of the executive officers were established using peer group market data provided by Meridian along with internal benchmarks for comparable roles. The following bonus targets, defined as a percentage of the individual’s base salary for the term of the bonus program, were established for fiscal 2025:
Name	Bonus Target as a Percentage of Base Salary
Mr. Little	125%
Ms. Weissman	65%
Ms. Spence	80%
Mr. Hibbert	75%
Ms. Langley	75%
Mr. Sullivan	90%
During fiscal 2025, in response to a rapidly evolving marketplace, including new developments in tariff policy and foreign exchange volatility and their significant ripple effects across our business, the HC&CC approved a bifurcation of the financial performance goals (Adjusted EBITDA and Adjusted Net Sales) into two separate measurement periods. This

Edgewell | 2025 Proxy Statement	29

change was made to ensure the Company could fairly recognize our Executive Officers for their efforts and results amid evolving internal and external challenges and priorities. For the 20% strategic priorities component, the HC&CC initially approved the following in October 2024: Supply Chain Optimization, Improvement of Innovation and Effective Cash Flow Management. However, given the critical importance of our North America Transformation initiative, which was launched during fiscal 2025, management recommended, and the HC&CC approved, the replacement of Cash Flow Management with Successful Execution of North America Transformation as a strategic priority in June 2025.
The first half of fiscal 2025 (“H12025”) was based on the original goals (threshold, target, and max) approved by the HC&CC at the beginning of the year but truncated to reflect 6-month goals and actual results. For the second half of fiscal 2025 (“H22025”), the HC&CC established 6-month target goals aligned to the original full-year targets but established wider threshold-stretch range to account for the unexpected and ongoing business uncertainty driven by external factors. However, payout opportunities were also proportionally adjusted below threshold, as discussed in more detail below.
For the Executive Officer Bonus Program for H12025, the combined weighted payout for the NEOs was 72.4% out of a total potential target amount of 80%, based on outcomes under the following two financial performance metrics and the strategic priorities metric noted below:
	% of Bonus	Performance Range				Award Percentage Payout
		Threshold (% of Target)	Target	Stretch (% of Target)	H12025 Actual Performance Achievement
Adjusted EBITDA	40%	$138 million (94%)	$146 million	$154 million (106%)	$145.2 million (95.8%)	38.3%
Adjusted Net Sales	40%	$1,067 million (98%)	$1,085 million	$1,139 million (105%)	$1,079.6 million (85.1%)	34.0%
For the Executive Officer Bonus Program for H22025, the combined weighted payout for the named executive officers was 32.5% out of a total potential target amount of 80%, based on outcomes under the following two financial performance metrics:
	% of Bonus	Performance Range				Award Percentage Payout
		Threshold (% of Target)	Target	Stretch (% of Target)	H22025 Actual Performance Achievement
Adjusted EBITDA	40%	$173 million (80%)	$216 million	$259 million (120%)	$156.8 million (0%)	0%
Adjusted Net Sales	40%	$1,026 million (85%)	$1,207 million	$1,388 million (115%)	$1,161.7 million (81.2%)	32.5%
	% of Bonus	Performance Range
		Priority	Weighting	FY25 Actual Performance Achievement	Award Percentage Payout
Strategic Priorities	20%	Optimization of Supply Chain	33.3%	100%	100%
		Improvement of Innovation Capability	33.3%	100%
		Successful Execution of North America Transformation (replaced Effective Cash Flow Management)	33.3%	100%

30	Edgewell | 2025 Proxy Statement

For the “Optimization of Supply Chain” strategic priority, the Company achieved the goal of portfolio simplification within key project timelines with respect to timing, cost, quality, and quantity. For the “Improvement of Innovation Capability” strategic priority, innovation initiatives delivered on the incremental net sales target for fiscal 2025 while identifying improvements and areas of opportunity. Finally, for the “Successful Execution of North America Transformation” strategic priority, the Company’s executive officers successfully transitioned to a new, more efficient leadership structure with the aim of improving upon sales and market share trends.
	Adjusted Net Sales	Adjusted EBITDA	Strategic Priorities
Payout %	83.1%	47.9%	100%
Weighting	40%	40%	20%
Weighted Payout	33.3%	19.2%	20%
	Total Adjusted Payout	72.4%
While the Company made meaningful progress on the operational elements of the North America Transformation initiative in 2025, the previously approved Effective Cash Flow Management strategic priority was not achieved. In recognition of these mixed results, and at the request of management, the HC&CC approved negative discretion, reducing the final payout to 66%, a reduction from the final formulaic payout of 72.4%. This adjustment reflects success in executing key transformation actions, but also acknowledges that the overall financial outcomes, particularly in cash flow, did not meet established targets.
Bonus payouts increase relative to final results between the goals indicated with maximum bonus at stretch. No bonuses are paid for results below the threshold goal. For H12025, the payout at threshold for Adjusted EBITDA and Adjusted Net Sales was 50% of target. For H22025, the payout at threshold for Adjusted EBITDA and Adjusted Net Sales was set lower at 25% of target, in conjunction with lowering the threshold performance goals. The maximum payout for the financial goals (Adjusted EBITDA and Adjusted Net Sales) for both H12025 and H22025 was 225% of target and the maximum payout for strategic priorities was 100% of target. Thus, the total bonus payout is capped at 200% for Company performance at, or above, the stretch goal.
The Company uses non-GAAP information internally to make operating decisions and believes it is helpful to investors because it allows more meaningful period-to-period comparisons of ongoing operating results. The information can also be used to perform analysis and to better identify operating trends that may otherwise be masked or distorted by the types of items that are excluded.
The Company utilizes “adjusted” non-GAAP measures which exclude items considered by the Company as unusual or non-recurring, and which may have a disproportionate positive or negative impact on the Company’s financial results in any particular period.
Adjusted EBITDA
Adjusted EBITDA means our Company’s EBITDA determined in accordance with U.S. generally accepted accounting principles (“GAAP”), subject to adjustment for costs associated with restructuring and related costs; acquisition and integration costs; regulatory costs; legal fees; commercial realignment; vendor bankruptcy; depreciation; investment revaluation; lease liability remeasurement; and other project and related costs.
The HC&CC determined that, for purposes of the plan, Adjusted EBITDA for H12025 was $145.2 million, resulting in awards payable under the plan at 38.3% of target with respect to this performance metric. Adjusted EBITDA for H22025 was $156.8 million, resulting in awards payable under the plan at 0% of target with respect to this performance metric.
Adjusted Net Sales
Adjusted Net Sales means net sales, as determined in accordance with GAAP, adjusted to account for the impact of fluctuations in translation and transactional foreign currency.
The HC&CC determined Adjusted Net Sales for H12025 was $1,079.6 million, resulting in awards payable under the plan at 85.1% of target with respect to this performance metric. Adjusted Net Sales for H22025 was $1,161.7 million, resulting in awards payable under the plan at 81.2% of target with respect to this performance metric.
Strategic Priorities
Strategic Priorities are a set of three enterprise-wide strategic objectives selected during fiscal 2025 and designed to promote a “one team mindset” by aligning the Company’s executive officers around a clear set of enterprise priorities and critical shared goals.

Edgewell | 2025 Proxy Statement	31

The HC&CC determined that the Company had achieved 100% of the Strategic Priorities for the performance period, resulting in awards payable under the plan at 100% of target with respect to this performance metric.
See “Executive Compensation — Summary Compensation Table” for the payouts under the Executive Bonus Program for fiscal 2025 for each of the NEOs. See “Appendix A — Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures used herein to their most directly comparable GAAP measures.
Historical Executive Officer Bonus Program Table
The following table sets forth the bonus target percentages approved for each NEO for the prior three years along with the potential bonus amount and the actual bonus paid.
Name and Principal Position	Year	Salary	Bonus Target Percentage	Bonus Available at Target	Bonus Paid
Rod R. Little President and Chief Executive Officer	2025	$1,100,000	125%	$1,375,000	$907,500
	2024	$1,100,000	125%	$1,375,000	$1,338,563
	2023	$1,100,000	125%	$1,375,000	$1,727,770
Francesca Weissman Chief Financial Officer	2025	$550,000	65%	$357,500	$235,950
Jessica Spence President, North America	2025	$730,000	80%	$584,000	$361,157
Paul R. Hibbert Chief Supply Chain Officer	2025	$510,000	75%	$382,500	$252,450
	2024	$483,600	70%	$338,520	$329,549
LaTanya Langley Chief People Officer, Chief Legal Officer & Corporate Secretary	2025	$525,000	75%	$393,750	$259,875
	2024	$500,000	70%	$350,000	$340,725
Daniel J. Sullivan Former Chief Financial Officer and Chief Operating Officer (1)	2025	$835,000	90%	$751,500	$495,990
	2024	$800,000	75%	$600,000	$584,100
	2023	$750,000	75%	$562,500	$706,680
(1)   Mr. Sullivan departed the company as of October 1, 2025.
Long-Term Incentive Program — Equity Awards
Our 2nd A&R 2018 Plan authorizes the HC&CC to grant various types of equity awards. Under the 2nd A&R 2018 Plan, the HC&CC granted RSE awards, consisting of PRSEs and time-vesting awards to key executives. PRSE awards are tied to both the achievement of Company performance targets over a set time period (typically three years) and continued employment with our Company over the same period as conditions to vesting of the awards. Time-vesting RSE awards are tied solely to continued employment with our Company over a set time period as the condition to vesting of the awards. The following graph shows the performance periods of our historical PRSE awards.
Timing and Procedures for Grants
Other than in exceptional cases, such as promotions or new hires, long-term incentive awards are generally granted in the first quarter of the fiscal year (October through December), at the time when salary levels and short-term incentive programs for the new fiscal year are determined. The HC&CC does not take material non-public information into account

32	Edgewell | 2025 Proxy Statement

when determining the timing and terms of equity awards. The Company does not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
Our CEO recommends to the HC&CC total equity awards to be awarded to each NEO (other than our CEO). The HC&CC considers the equity awards for executive officers based in part upon benchmarked data from our peer group provided by Meridian, as well as other factors, such as the officers individual performance and the market run-rate for equity grants among the peer group.
With respect to awards to our CEO, Meridian, without input from our CEO or other members of management, provides a competitive market analysis to the HC&CC based on the peer group. The HC&CC determines the award to recommend to our Board considering the market analysis, performance of our Company, returns to shareholders, and experience and effectiveness of our CEO’s leadership, as well as the input from Meridian.
The RSE awards are stock settled at the time of vesting when they convert into shares of our common stock. PRSE awards are earned based on the level of performance over the vesting period against pre-established goals. The value of all our equity awards fluctuates based on performance of our Company’s common stock over time. This combination of financial performance and stock price performance enhances alignment with our shareholders.
Restricted Stock Equivalent Award Grants during Fiscal 2025
The HC&CC approved the grant of both PRSE awards and time-vesting RSE awards to our NEOs in October 2024. These award amounts were based on the competitive market pay for each position as well as each individual’s performance and business results during the prior fiscal year. The number and type of RSE awards granted to each NEO is shown in the “Grants of Plan-Based Awards” table.
For the PRSEs granted in October 2024, we used a three-year relative TSR metric, benchmarked against a custom group consisting of the S&P 1000 Consumer Staples Sector and certain non-overlapping executive compensation benchmarking peers. The HC&CC believes relative TSR is an important metric which drives the executive leadership team to deliver superior returns for shareholders. The HC&CC annually reviews the peer set to ensure ongoing appropriateness. The HC&CC believes the following group of peer companies provides a robust representation of the competitive market for capital.
■ Andersons, Inc.	■ Grocery Outlet Holding Corp.	■ PriceSmart, Inc.
■ B&G Foods, Inc.	■ HanesBrands Inc.	■ Reynolds Consumer Products Inc.
■ BellRing Brands, Inc.	■ Hasbro, Inc.	■ Simply Good Foods Company
■ BJ’s Wholesale Club Holdings, Inc.	■ Helen of Troy Limited	■ Sleep Number Corporation
■ Boston Beer Company, Inc.	■ Ingredion Incorporated	■ SpartanNash Company
■ Cal-Maine Foods, Inc.	■ Inter Parfums, Inc.	■ Spectrum Brands Holdings, Inc.
■ Casey’s General Stores, Inc.	■ J&J Snack Foods Corp.	■ The Clorox Company
■ Celsius Holdings, Inc.	■ John B. Sanfilippo & Son, Inc.	■ The Hain Celestial Group, Inc.
■ Central Garden & Pet Co.	■ Lancaster Colony Corp.	■ Tootsie Roll Industries, Inc.
■ Chef’s Warehouse, Inc.	■ MGP Ingredients, Inc.	■ TreeHouse Foods, Inc.
■ Church & Dwight Co., Inc.	■ National Beverage Corp.	■ United Natural Foods, Inc.
■ Coca-Cola Consolidated, Inc.	■ Nu Skin Enterprises, Inc.	■ Universal Corporation
■ Coty, Inc.	■ Oxford Industries, Inc.	■ U.S. Foods Holding Corp.
■ Darling Ingredients, Inc.	■ Performance Food Group Co.	■ USANA Health Sciences, Inc.
■ e.l.f. Beauty, Inc.	■ Pilgrim’s Pride Corporation	■ Vector Group Ltd.
■ Energizer Holdings, Inc.	■ Post Holdings, Inc.	■ WD-40 Company
■ Flowers Foods, Inc.	■ Sprouts Farmers Market, Inc.	■ WK Kellogg Co.
■ Fresh Del Monte Produce, Inc.	■ Prestige Consumer Healthcare, Inc.

Edgewell | 2025 Proxy Statement	33

The PRSEs will vest and convert into shares of Edgewell common stock based on the Company’s relative TSR performance for the three-year period commencing October 1, 2024 through September 30, 2027 (the “Performance Period”) and the following payout scale, subject to the recipient remaining employed with our Company on the vesting date.
	Percentile Ranking	Payout (% of Target)
Below Threshold	<25th	0%
Threshold	25th	50%
Target	50th	100%
Max or Above	75th	200%
The time-vesting RSE awards vest in equal installments on each of the first three anniversaries of the date of grant if the recipient remains employed with our Company on the vesting date.
Stock Option Award Grants during Fiscal 2025
There were no stock option awards granted to the NEOs in fiscal 2025. The HC&CC reviewed and approved removal of stock option awards from the NEO long-term incentive compensation mix to be more in line with market practice, as the HC&CC also increased PRSE and RSE weightings for NEOs to deliver more “at risk” compensation and to provide greater certainty of value delivery during periods of low-growth for the Company’s share price.
Retirement Plans
Our NEOs are covered by our qualified defined contribution 401(k) plan and entitled to a Company match on a portion of their deferrals to the plan. The elimination of the U.S defined benefit pension plan was partially offset by an increase in our Company match to contributions made by participants into our defined contribution 401(k) and ESIP. The amounts which may be deferred on a tax preferred basis into the 401(k) plan, as well as the amount of the matching contributions, are also subject to IRS limitations. We have also established supplemental plans to compensate executives for these limits. Our ESIP permits executives to defer any excess contributions and matching payments not permitted into the qualified 401(k) plan. According to market data provided by Meridian, these types of benefits are generally offered by our peer group, often with enhanced benefit formulas (which we do not provide). Details of the ESIP, including the contributions, earnings, and year-end balances, are set forth in the “Non-qualified Deferred Compensation Table.”
Severance and Other Benefits Following a Change in Control
The HC&CC has adopted a CIC Plan in which current and future executive officers, including the NEOs, will be eligible to participate, as discussed under “Potential Payments upon Termination or Change in Control.” Please refer to that section for more information.
Perquisites
We offer a limited number of perquisites for our executive officers. The perquisites or executive benefits consist of the executive financial planning program, group life insurance, accidental death and dismemberment insurance, and an executive long-term disability plan. We regularly review the benefits provided to our executives and make appropriate modifications based on peer group analysis and the HC&CC’s evaluation of the retentive value of these benefits.
Executive Officer Stock Ownership Requirements
To directly align the interests of our NEOs with our shareholders, our stock ownership guidelines provide that the CEO maintain ownership of our common stock with a value of at least five times his base salary, and other executive officers must maintain common stock ownership with a value of at least three times their base salaries. New executive officers are given a period of five years to attain full compliance with the guidelines.
Group	Ownership Level
CEO	5X base salary
Other NEOs	3X base salary
For purposes of this determination, stock ownership includes shares of our common stock which are owned directly or by family members residing with the executive or by family trusts, vested RSEs, unvested RSEs (other than equivalents

34	Edgewell | 2025 Proxy Statement

subject to achievement of performance targets), and common stock or stock equivalents credited to an officer under our defined contribution 401(k) plan or our ESIP. As of September 30, 2025, each of our NEOs, other than Paul Hibbert, with five years or more of service were in compliance with these guidelines. Mr. Hibbert was not in compliance solely due to fluctuations in our stock price.
Other Policies and Considerations
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSEs and PRSEs, based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
The HC&CC considers whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Internal Revenue Code and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
Excessive Risk-Taking Mitigation
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by our directors, officers and employees, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. In addition, with regard to any trading by the Company in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements. The foregoing summary of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy, which was attached as Exhibit 19.1 to our 2025 Annual Report on Form 10-K, filed with SEC on November 18, 2025.
Under our insider trading policy, directors, officers and employees or their designees are prohibited from engaging in speculative trading or hedging transactions in Edgewell securities and from purchasing any financial instruments or entering into any other arrangements designed to hedge or offset any decrease in the market value of Edgewell securities, including prohibitions on:
•
investing or trading in market-traded options on Edgewell securities — i.e., puts and calls;

•
purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to profit from, hedge or offset any change in the market value of equity securities (1) granted by our Company to the director, officer or employee as part of the compensation of the employee or member of our Board; or (2) held, directly or indirectly, by the director, officer or employee;

•
engaging in “short-sales” of Edgewell securities — i.e., selling Edgewell stock not owned at the time of the sale;

•
entering into a “sale against the box” transaction (loaning Edgewell stock to another individual and receiving cash back as security for the loan); or

•
speculating on relatively short-term price movements of Edgewell securities — i.e., engaging in a purchase and sale of Edgewell stock within a short period of time.

Our policy prohibits directors, officers and employees from purchasing Edgewell securities on margin, holding Edgewell securities in a margin account, or pledging Edgewell securities as collateral. The policy also prohibits engaging in any other transaction involving Edgewell securities that suggests the misuse of information that is unavailable to the general public.
Incentive Compensation Recoupment Policy
On September 13, 2023, the HC&CC adopted the Edgewell Personal Care Company Incentive Compensation Recoupment Policy (the “Recoupment Policy”) replacing the previous Incentive Compensation Recoupment Policy dated April 24, 2017. Under the Recoupment Policy, our Board, through the HC&CC, may direct our Company to recover reasonably promptly the amount of erroneously awarded compensation in the event that the Company is required to prepare an accounting restatement due to the material non-compliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial

Edgewell | 2025 Proxy Statement	35

statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
“Incentive-based compensation” under the Recoupment Policy means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. “Erroneously awarded compensation” means the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts and shall be computed without regard to any taxes paid. For incentive-based compensation based on stock price or total shareholder return, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in an accounting restatement, the amount shall be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the incentive-based compensation was received.
The Recoupment Policy applies to all incentive compensation received on or after October 2, 2023 and applies to all incentive-based compensation received by a person who served as an executive officer at any time during the performance period for that incentive-based compensation, including any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years.
Executive Severance Plan
The HC&CC does not believe employment contracts for executives are necessary because our executives have developed a focus on the Company’s long-term success. On April 18, 2023, the HC&CC adopted an executive severance plan (the “Executive Severance Plan”) for our Company to govern situations in which an executive’s employment with the Company is terminated, other than for cause. The Executive Severance Plan provides benefits to a number of our Company’s executives, including the NEOs, in the event of a qualifying termination, which includes an involuntary termination without cause or a voluntary termination as a result of good reason (as such terms are defined in the plan). In adopting the Executive Severance Plan, the HC&CC considered that the market practice at peer companies is to provide executives with certain benefits in the event of such terminations and concluded that the plan would be a significant benefit to our Company in attracting and retaining key executives by offering a competitive total compensation package.
Post-termination benefits for participating executives consist of the following:
•
A lump-sum severance benefit in the amount determined in accordance with such executive’s title upon the occurrence of the qualifying termination; and

•
If an executive is participating in a group health plan at the time of his or her qualifying termination, an additional lump-sum severance benefit in an amount equal to 1.5 times the full monthly premium cost (employer plus employee) in effect at the time of the qualifying termination for the level of coverage in effect for such executive and his or her dependents, as applicable, on such date, multiplied by the number of months determined in accordance with such executive’s title upon the occurrence of the qualifying termination.

Such benefits are subject to reduction under certain circumstances, including to the extent necessary to avoid certain federal excise taxes. In addition, no benefits will be paid to the extent duplicative of benefits under a change in control or similar agreement with our Company.
The payment of benefits under the Executive Severance Plan is conditioned upon, among other things, the executive executing a general release in favor of our Company, which shall include confidentiality, non-solicitation, non-disparagement, and non-competition obligations of the employee in favor of our Company.
A description of the projected cost, if all of the NEOs were terminated on September 30, 2025, is provided under “Potential Payments upon Termination or Change in Control.”

36	Edgewell | 2025 Proxy Statement

SUMMARY COMPENSATION TABLE
This table sets forth information for compensation relating to fiscal years 2025, 2024 and 2023. For a discussion of fiscal 2025 compensation, see “Compensation Discussion and Analysis” above.
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non- Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Rod R. Little President and Chief Executive Officer	2025	$1,100,000	$0	$7,576,100	$0	$907,500	$170,766	$9,754,366
	2024	$1,100,000	$0	$6,267,970	$1,200,003	$1,338,563	$172,377	$10,078,913
	2023	$1,095,833	$0	$6,360,768	$1,200,006	$1,727,440	$133,081	$10,157,128
Francesca Weissman Chief Financial Officer	2025	$535,833	$1,550	$767,479	$0	$235,950	$50,661	$1,591,473
Jessica Spence President, North America	2025	$684,375	$100,000	$1,418,277	$0	$361,157	$23,510	$2,587,319
Paul R. Hibbert Chief Supply Chain Officer	2025	$507,800	$0	$1,327,426	$0	$252,450	$76,946	$2,164,622
	2024	$482,050	$0	$680,087	$140,003	$329,549	$58,608	$1,690,297
LaTanya Langley Chief People Officer, Chief Legal Officer & Corporate Secretary	2025	$512,126	$0	$1,181,864	$0	$259,875	$58,210	$2,012,075
	2024	$496,667	$0	$777,291	$160,008	$340,725	$54,126	$1,828,817
Daniel J. Sullivan Former Chief Financial Officer & Chief Operating Officer	2025	$832,084	$0	$1,891,021	$0	$495,990	$21,567	$3,240,662
	2024	$795,834	$0	$1,360,174	$280,007	$584,100	$20,293	$3,040,408
	2023	$748,334	$0	$1,451,162	$280,002	$706,680	$19,785	$3,205,963

(1)
The amounts listed in this column include the sign-on bonus for Ms. Spence that she received in connection with the commencement of her employment with the Company in October 2024, and the one-time merit lump sum payment Ms. Weissman received is in connection with the timing of her promotion to Chief Financial Officer on December 1, 2024.

(2)
The amounts listed in this column include both time-vesting and performance-based restricted stock equivalent grants awarded in fiscal 2025 to our named executive officers. The value of the performance-based award is calculated in accordance with the Financial Accounting Standard Board’s (“FASB”) ASC Section 718. We provide information regarding the assumptions used to calculate the value of awards made to our NEOs in Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025. Our Company records estimated expense for performance-based grants based on target achievement of performance metrics for the three-year period, unless evidence exists that achievement above or below target for the applicable performance metric is more likely to occur. The fair value of each PRSE was estimated on the grant date using a Monte Carlo simulation.

(3)
There were no stock options awarded for the fiscal year ended September 30, 2025.

(4)
All awards under our Executive Officer Bonus Program are based upon achievement of Company performance measures established at the beginning of a performance period. Consequently, the value of all bonuses earned during the fiscal year under these programs has been included in the Non-Equity Incentive Plan Compensation column of this table. See “Elements of Compensation — Incentive Programs — Short-Term Incentive Program — Annual Cash Bonus.”

Edgewell | 2025 Proxy Statement	37

(5)
The amounts reported in this column with respect to fiscal 2025 consist of the following:

Name	Company Matching Contributions 401(k) Plan (i)	Company Matching Contributions ESIP (i)	Term Life Insurance Premiums (ii)	Executive Financial Planning & Wealth Benefit (iii)	HSA Employer Contribution (iv)	Wellness Credit (v)	AD&D and LTD Insurance Premiums (vi)	Total
Mr. Little	$21,000	$125,614	$102	$22,347	$1,500	$0	$203	$170,766
Ms. Weissman	$25,890	$21,298	$102	$3,168	$0	$0	$203	$50,661
Ms. Spence	$2,920	$0	$102	$20,285	$0	$0	$203	$23,510
Mr. Hibbert	$21,598	$28,352	$102	$25,066	$1,500	$125	$203	$76,946
Ms. Langley	$21,073	$13,192	$102	$23,640	$0	$0	$203	$58,210
Mr. Sullivan	$19,762	$0	$102	$0	$1,500	$0	$203	$21,567

(i)
Company matching contributions or accruals in our 401(k) plan and ESIP.

(ii)
Term life insurance premiums paid by our Company for the first $50,000 coverage for each of the NEOs.

(iii)
This number includes (1) reimbursement to the NEO for 80% of the cost of personal financial advisory services, up to certain annual maximums; and (2) the cost of an executive wealth benefit which the HC&CC approved on February 5, 2025. This benefit provides advice on estate planning, tax planning, retirement planning, etc.

(iv)
Our Company pays an annual contribution to a Health Savings Account for each NEO who elects to participate.

(v)
Our Company pays an annual wellness credit for each NEO who completes a biometric screening and health survey.

(vi)
Our Company pays the premiums for Group Accidental Death & Dismemberment ($10.80 per person) and Group Long-Term Disability ($192 per person).

38	Edgewell | 2025 Proxy Statement

GRANTS OF PLAN-BASED AWARDS
Awards to the NEOs were made in fiscal 2025 under two separate plans or programs:
•
Our short-term incentive program, pursuant to which potential cash awards were granted, dependent upon achievement of Company performance measures established at the beginning of the term of the program, as described in more detail in “Elements of Compensation — Incentive Programs — Short-Term Incentive Program — Annual Cash Bonus,” and

•
Our long-term incentive program, pursuant to which RSE awards (performance-based and time-vesting) and were granted under the terms of our 2nd A&R 2018 Plan as described in more detail in “Elements of Compensation — Long-Term Incentive Programs — Equity Awards (Restricted Stock Equivalents).”

GRANTS OF PLAN-BASED AWARDS TABLE
Name	Type of Award	Grant Date	Meeting Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value Of Stock And Option Awards (1)
				Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Little	Bonus: Annl. Perf. (2)			$687,500	$1,375,000	$2,750,000
	Perf Awd: RSE (3)	11/8/2024	10/31/2024							51,138	$1,875,004
	Perf Awd: PRSE (4)	11/8/2024	10/31/2024				60,496	120,991	241,982		$5,701,096
Ms. Weissman	Bonus: Annl. Perf. (2)			$178,750	$357,500	$715,000
	Perf.Awd: RSE (3)	12/2/2024	10/31/2024							6,886	$260,015
	Perf.Awd: PRSE (4)	12/2/2024	10/31/2024				5,165	10,329	20,658		$507,464
Ms. Spence	Bonus: Annl. Perf. (2)			$292,000	$584,000	$1,168,000
	Perf Awd: RSE (3)	11/8/2024	10/31/2024							13,275	$480,024
	Perf Awd: PRSE (4)	11/8/2024	10/31/2024				9,956	19,912	39,824		$938,253
Mr. Hibbert	Bonus: Annl. Perf. (2)			$191,250	$382,500	$765,000
	Perf Awd: RSE (3)	11/8/2024	10/31/2024							13,275	$480,024
	Perf Awd: PRSE (4)	11/8/2024	10/31/2024				9,956	19,912 (5)	39,824		$847,402
Ms. Langley	Bonus: Annl. Perf. (2)			$196,875	$393,750	$787,500
	Perf Awd: RSE (3)	11/8/2024	10/31/2024							11,062	$400,002
	Perf Awd: PRSE (4)	11/8/2024	10/31/2024				8,297	16,593	33,186		$781,862
Mr. Sullivan (6)	Bonus: Annl. Perf. (2)			$375,750	$751,500	$1,503,000
	Perf Awd: RSE (3)	11/8/2024	10/31/2024							17,700	$640,032
	Perf Awd: PRSE (4)	11/8/2024	10/31/2024				13,275	26,549	53,098		$1,250,989

(1)
This represents the grant date fair value calculated in accordance with FASB ASC Section 718, excluding forfeiture assumptions. For time-vesting awards, the value includes 100% of such awards, with no reduction for potential forfeiture. We provide information regarding the assumptions used to calculate the value of PRSE awards made to our NEOs in Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

(2)
These represent the amounts which potentially could have been earned under the fiscal 2025 Executive Officer Bonus Program.

(3)
These restricted stock equivalents (time-vested) awarded on November 8, 2024 (awarded on December 2, 2024 for Ms. Weissman), will vest in three equal installments on each of the first three anniversaries of the date of grant if the officer remains employed with us at that time. The value of the amount calculated in accordance with accounting guidance is included in the “Stock Awards” column of the “Summary Compensation Table.”

(4)
These restricted stock equivalents (performance-based) awarded on November 8, 2024 (awarded on December 2, 2024 for Ms. Weissman), will vest upon certification by the Board and release of our earnings for the fiscal year ending September 30, 2027 if the NEO remains employed with us at that time and if specified performance criteria are met, subject to the exercise of negative discretion by the HC&CC. The performance criteria for these awards is relative total shareholder return for the “Performance Period” beginning on October 1, 2024 (100%). The percentage of the PRSEs vesting will range from 0% to 200% based on performance. The value of the amount calculated in accordance with accounting guidance is included in the “Stock Awards” column of the “Summary Compensation Table.”

Edgewell | 2025 Proxy Statement	39

(5)
These restricted stock equivalents (performance-based) awarded on November 8, 2024 included 4,149 PSEs to be awarded based on completion of a special project. The project was completed and these PSEs vested on November 13, 2025. The remaining 15,763 unvested PSEs will vest as specified in footnote (4) above.

(6)
Mr. Sullivan forfeited all outstanding unvested equity awards upon his departure from the Company on October 1, 2025.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following types of equity awards have been granted to the NEOs, and remain unvested, or, in the case of non-qualified stock options, unvested or unexercised, as of September 30, 2025.
•
RSEs that vest over a period of time and at vesting convert into non-restricted shares of our common stock. As of September 30, 2025, we had outstanding unvested RSE awards with initial vesting terms of equal installments on each of the first three anniversaries of the grant date. Unvested RSE awards are included under “Stock Awards —  Number of Shares or Units of Stock That Have Not Vested,” in the table below.

•
PRSEs that vest subject to the achievement of performance-based conditions and at vesting convert into non-restricted shares of our common stock. As of September 30, 2025, we had outstanding unvested PRSEs that will vest shortly after their certification once our Company releases earnings for the fiscal year ending September 30, 2025, subject to satisfaction of specific performance criteria being met. In addition, we had outstanding unvested PRSEs that will vest shortly after their certification once our Company releases earnings for the fiscal year ending September 30, 2026, subject to satisfaction of specific performance criteria being met. The performance metrics are Relative Total Shareholder Return (100%). The percentage of the PRSEs vesting will range from 0% to 200% based on performance. We also had outstanding PRSEs awards with performance-based vesting conditions that will vest after their certification once our Company releases earnings for the fiscal year ending September 30, 2027, subject to satisfaction of specific performance criteria being met. The performance metrics are Relative Total Shareholder Return (100%). The percentage of the PRSEs vesting will range from 0% to 200% based on performance. Unvested awards are included under “Stock Awards — Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” in the table below.

•
Non-qualified stock options granting the right to acquire shares of our common stock at an exercise price equal to the closing price of our common stock on the grant date. These options become exercisable in equal installments on each of the first three anniversaries of the grant date and remain exercisable over the ten-year period following grant. Outstanding option awards are described under “Option Awards” in the table below.

All awards were granted under the terms of our 2nd A&R 2018 Plan.

40	Edgewell | 2025 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE
Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Mr. Little	15,421	0 (2)	$42.71	11/15/2028	12,578 (10)	$256,088	58,612 (14)	$1,193,340
	18,561	0 (3)	44.74	3/1/2029	29,223 (11)	594,980	103,741 (15)	2,112,167
	96,464	0 (4)	31.44	11/14/2029	51,853 (12)	1,055,727	60,496 (16)	1,231,688
	81,719	0 (5)	38.91	11/13/2030
	39,050	0 (6)	35.37	11/13/2030
	75,291	0 (7)	43.29	11/12/2031
	52,563	26,281 (8)	39.75	11/11/2032
	29,674	59,347 (9)	34.22	11/10/2033
Ms. Weissman	6,431	0 (4)	$31.44	11/14/2029	780 (10)	$15,880	2,754 (14)	$56,071
	5,476	0 (5)	38.91	11/13/2030	2,046 (11)	41,657	5,114 (15)	104,121
	2,617	0 (6)	35.37	11/13/2030	6,886 (13)	140,199	5,165 (17)	105,149
	4,550	0 (7)	43.29	11/12/2031
	2,716	1,358 (8)	39.75	11/11/2032
	1,731	3,462 (9)	34.22	11/10/2033
Ms. Spence	0	0	—	—	13,275 (12)	$270,279	9,956 (16)	$202,704
Mr. Hibbert	4,627	0 (2)	$42.71	11/15/2028	1,635 (10)	$33,289	4,149 (14)	$84,474
	9,647	0 (4)	31.44	11/14/2029	4,091 (11)	83,293	10,228 (15)	208,242
	8,425	0 (5)	38.91	11/13/2030	13,275 (12)	270,279	9,956 (16)	202,704
	4,026	0 (6)	35.37	11/13/2030
	8,214	0 (7)	43.29	11/12/2031
	5,695	2,847 (8)	39.75	11/11/2032
	3,462	6,924 (9)	34.22	11/10/2033
Ms. Langley	5,031	0 (7)	$36.77	4/1/2032	1,635 (10)	$33,289	5,773 (14)	$117,538
	5,695	2,847 (8)	39.75	11/11/2032	4,676 (11)	95,203	11,690 (15)	238,008
	3,957	3,957 (9)	34.22	11/10/2033	11,062 (12)	225,222	8,297 (16)	168,927
Mr. Sullivan	23,580	0 (4)	$31.44	11/14/2029	3,522 (10)	$71,708	20,456 (15)	$416,484
	18,535	0 (5)	38.91	11/13/2030	8,182 (11)	166,586	13,275 (16)	270,279
	8,857	0 (6)	35.37	11/13/2030	17,700 (12)	360,372
	16,428	0 (7)	43.29	11/12/2031
	12,265	6,132 (8)	39.75	11/11/2032
	6,924	13,848 (9)	34.22	11/10/2033

(1)
Values based on the closing price of our Company’s common stock on the NYSE on September 30, 2025, the last trading day of the fiscal year, of $20.36.

(2)
Represents stock options granted on 11/15/2018 which are fully vested and exercisable.

(3)
Represents stock options granted on 3/1/2019 which are fully vested and exercisable.

(4)
Represents stock options granted on 11/14/2019 which are fully vested and exercisable.

Edgewell | 2025 Proxy Statement	41

(5)
Represents premium stock options granted on 11/13/2020 which are fully vested and exercisable.

(6)
Represents stock options granted on 11/13/2020 which are fully vested and exercisable.

(7)
Represents stock options granted on 11/12/2021 which are fully vested and exercisable.

(8)
Represents stock options granted on 11/11/2022 which became fully vested on 11/11/2025. As of the date of this Proxy Statement, all options are vested and exercisable.

(9)
Represents stock options granted on 11/10/2023 which vest ratably on 11/10/2025 and 11/10/2026. As of the date of this Proxy Statement, two-thirds of the options are vested and exercisable.

(10)
Represents restricted stock equivalents granted on 11/11/2022 which vested on 11/11/2025. As of the date of this Proxy Statement, this award is fully vested.

(11)
Represents restricted stock equivalents granted on 11/10/2023 which vest ratably on 11/10/2025 and 11/10/2026. As of the date of this Proxy Statement, two-thirds of this award has vested.

(12)
Represents restricted stock equivalents granted on 11/8/2024 which vest ratably on 11/8/2025, 11/8/2026 and 11/8/2027. As of the date of this Proxy Statement, one-third of this award has vested.

(13)
Represents restricted stock equivalents granted on 12/2/2024 which vest ratably on 12/2/2025, 12/2/2026 and 12/2/2027. As of the date of this Proxy Statement, one-third of this award has vested.

(14)
Represents performance stock equivalents granted on 11/11/2022 which vested on 11/13/2025. As of the date of this Proxy Statement, this award is fully vested.

(15)
Represents the target number of performance stock equivalents granted on 11/10/2023 that may vest on a date chosen by the Board shortly after their certification of our Company’s earnings for the fiscal year ending September 30, 2026 if specified performance criteria are met, subject to the exercise of negative discretion by the HC&CC. The performance metrics for this award are Relative Total Shareholder Return for the period commencing October 1, 2023, and ending on September 30, 2026.

(16)
Represents the threshold number of performance stock equivalents granted on 11/8/2024 that may vest on a date chosen by the Board shortly after their certification of our Company’s earnings for the fiscal year ending September 30, 2027 if specified performance criteria are met, subject to the exercise of negative discretion by the HC&CC. The performance metrics for this award are Relative Total Shareholder Return for the period commencing October 1, 2024, and ending on September 30, 2027.

(17)
Represents the threshold number of performance stock equivalents granted on 12/2/2024 that may vest on a date chosen by the Board shortly after their certification of our Company’s earnings for the fiscal year ending September 30, 2027 if specified performance criteria are met, subject to the exercise of negative discretion by the HC&CC. The performance metrics for this award are Relative Total Shareholder Return for the period commencing October 1, 2024, and ending on September 30, 2027.

42	Edgewell | 2025 Proxy Statement

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Mr. Little	0	$0	107,517	$3,876,331
Ms. Weissman	0	$0	6,301	$227,069
Ms. Spence	0	$0	0	$0
Mr. Hibbert	0	$0	11,985	$431,937
Ms. Langley	0	$0	9,269	$334,199
Mr. Sullivan	0	$0	24,220	$872,906

(1)
In fiscal 2025, time-based RSEs and performance-based PRSEs granted to each of the NEOs in fiscal 2021, 2022 and 2023, vested in accordance with the terms of the awards. Upon vesting, the equivalents converted into shares of our common stock, which were then issued to the NEOs free of any restrictions.

NON-QUALIFIED DEFERRED COMPENSATION
We have adopted the ESIP which provides for the deferral of compensation on a basis that is not tax qualified.
Executive Savings Investment Plan
Under the terms of our ESIP, amounts that would be contributed, either by an executive or by our Company on the executive’s behalf, to our 401(k) plan but for tax limitations, are credited to the non-qualified ESIP. Under that plan, executives may elect to defer their contributions and Company contributions in any of the measurement fund options which track the performance of the Vanguard investment funds offered under our 401(k) plan. Deferrals and vested Company contributions may be transferred to different investment options at the executive’s discretion. Deferrals in the ESIP, adjusted for the net investment return, are paid out in a lump sum payment, or in five or ten annual installments, following retirement or other termination of employment.
NON-QUALIFIED DEFERRED COMPENSATION TABLE
Name	Plan	Executive Contributions In last FY ($) (1)	Edgewell Contributions In last FY ($) (2)	Aggregate Earnings In last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At FYE ($)
Mr. Little	ESIP	$121,928	$125,614	$280,097	$0	$2,160,559
Ms. Weissman	ESIP	$111,494	$21,298	$109,645	$0	$899,376
Ms. Spence	ESIP	$109,500	$0	$10,440	$0	$119,940
Mr. Hibbert	ESIP	$167,470	$28,352	$190,142	$0	$1,678,304
Ms. Langley	ESIP	$85,285	$13,192	$55,698	$0	$412,546
Mr. Sullivan	ESIP	$0	$0	$25,521	$0	$310,401

(1)
The officer contributions to our ESIP during fiscal 2025 consist of deferrals of salary earned with respect to fiscal 2025.

(2)
Our contributions to our ESIP consist of Company contributions which would have otherwise been contributed to the 401(k) plan but for limitations imposed by the U.S. Internal Revenue Service. These amounts, in their entirety, are included in the “All Other Compensation” column of the “Summary Compensation Table.”

(3)
Aggregate earnings/(losses) shown in this column consist of:

•
amounts credited to each NEO under the investment options of each of the plans, reflecting actual earnings on investment funds offered under our 401(k) plan; and

•
the appreciation or depreciation in value of each of the investment options in the plans between October 1, 2024 and September 30, 2025.

Edgewell | 2025 Proxy Statement	43

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We have not entered into employment agreements with any of our NEOs. However, equity awards under our 2nd A&R 2018 Plan provide for acceleration of vesting of certain awards in the event of certain terminations of employment. In September 2016, we instituted an Executive Severance Plan in which our NEOs and certain of our other key employees participate which provides benefits to participants in the event of an involuntary termination without cause or a voluntary termination as a result of good reason, as such terms are defined in the plan, including severance compensation, payment for accrued but unpaid paid time off and payments in respect of the monthly premium cost for group health plan benefits.
The information below reflects the value of acceleration or compensation which each officer would receive upon the termination of his or her employment or upon a change in control. Because the value of awards and incremental compensation depend on several factors, actual amounts can only be determined at the time of the event.
The information is based on the following assumptions:
•
the event of termination (death, permanent disability, involuntary termination, or voluntary termination), or a change in control of our Company, occurred on September 30, 2025, the last day of our fiscal year.

•
the market value of our common stock on that date was $20.36 (the actual closing price on September 30, 2025, the last trading day of fiscal 2025).

•
each of the NEOs were terminated on that date; and

•
the individual federal tax rate was 37%, Connecticut state tax rate was 7%, New York state tax rate was 10.3%, and FICA was 2.35%.

This information does not reflect benefits that are provided under our plans or arrangements that do not discriminate in favor of NEOs and are available generally to all salaried employees  —  such as amounts accrued under our savings investment plan, accumulated and vested benefits under our retirement plans (including our SERP and ESIP), health, welfare and disability benefits, and accrued vacation pay.
The information below also does not include amounts under our ESIP that would be paid, or vested stock equivalents that would be issued, all as described in the “Non-qualified Deferred Compensation Table,” except to the extent that an officer is entitled to an accelerated benefit as a result of the termination. Any acceleration of equity awards would also include acceleration of dividends payable with respect to such awards, if any.
Death, Permanent Disability or Termination of Employment (Other Than Under the Executive Severance Plan or Upon a Change in Control)
Upon an NEO’s death, permanent disability, involuntary termination, voluntary termination and, in some cases, retirement, the following long-term incentive awards may provide for acceleration of vesting. Awards are accelerated on a pro rata basis for retirement after attainment of age 55 with ten years of service if granted 12 or more months prior to the retirement date. No awards are accelerated upon voluntary termination or involuntary termination.
Long-Term Incentive Award	Involuntary Termination or Voluntary Termination	Death	Permanent Disability	Retirement After Age 55 with 10 years of Service
Three-year time-based restricted stock equivalent and stock options granted 11/11/2022, 11/10/2023 and 11/8/2024.	Forfeited	Accelerated	Accelerated	Pro Rata Vesting
Three-year performance-based restricted stock equivalent awards granted 11/11/2022, 11/10/2023 and 11/8/2024.	Forfeited	Accelerated	Pro Rata Vesting	Pro Rata Vesting
The value of awards which would be accelerated for our NEOs upon death, permanent disability, or retirement as of September 30, 2025, is shown in the following chart. The value of accelerated restricted stock equivalents reflects a stock price of $20.36 (the closing price of our common stock on September 30, 2025, the last trading day of the fiscal year). Stock market changes since October 1, 2025, are not reflected in these valuations.

44	Edgewell | 2025 Proxy Statement

	Accelerated Restricted Stock Equivalents and Stock Option Awards
Name	Death	Permanent Disability	Retirement After Age 55 With 10 years of Service
Mr. Little	$6,741,480	$4,305,281	$0
Ms. Weissman	$530,727	$349,644	$0
Ms. Spence	$695,600	$417,363	$0
Mr. Hibbert	$1,036,964	$685,222	$0
Ms. Langley	$964,906	$649,034	$0
Mr. Sullivan	$1,615,463	$1,097,475	$0
In the event an NEO’s employment is terminated due to permanent disability, our Company provides basic long-term disability benefits of 40% of the officer’s previous year’s salary and a one-time bonus up to $240,000. He or she may also be entitled to benefits under our optional long-term disability plan, which pays a supplemental benefit equal to a total of 66 2∕3% of the officer’s previous year’s salary and a one-time bonus up to $240,000. As noted in the “Summary Compensation Table,” our Company pays the premiums for $50,000 of term life and accidental death and dismemberment insurance for all U.S. employees, including the NEOs.
Executive Severance Plan
Our Executive Severance Plan provides benefits to a number of our Company’s executives, including the NEOs (each an “Eligible Employee”), in the event of a qualifying termination event (“Qualifying Termination”), which includes an involuntary termination without cause or a voluntary termination as a result of good reason. Under the plan:
•
“Cause” generally includes (i) the failure of an Eligible Employee to make a good faith effort to substantially perform their duties (other than any such failure due to the Eligible Employee’s disability) or an Eligible Employee’s insubordination with respect to a specific directive; (ii) an Eligible Employee’s dishonesty, negligence in the performance of his or her duties or engaging in willful misconduct, which in the case of any such negligence, has caused or is reasonably expected to result in direct or indirect material injury to our Company; (iii) breach by an Eligible Employee of any material provision of any written agreement with our Company or material violation of any Company policy; or (iv) an Eligible Employee’s commission of a crime that constitutes a felony or other crime of moral turpitude or fraud.

•
“Good Reason” generally includes (i) a material diminution of an Eligible Employee’s base compensation or bonus opportunity; (ii) a material diminution of an Eligible Employee’s authority, duties, or responsibilities; or (iii) a change in the principal place of an Eligible Employee’s employment to a location that is more than 50 miles distant from the Eligible Employee’s then current principal place of employment.

Post-termination benefits for each NEO under the plan consist of a lump sum payment equal to:
•
1.5 times the officer’s annual base salary plus a severance bonus equal to the target short-term incentive plan bonus for the officer for the current fiscal year, except in the case of Mr. Little, where such payment will be equal to two times; and

•
1.5 times the monthly premium cost for group health plan benefits for the officer multiplied by 18, except in the case of Mr. Little, where the health costs will be multiplied by 24.

Such benefits are subject to reduction under certain circumstances, including to the extent necessary to avoid certain federal excise taxes. In addition, no benefits will be paid to the extent duplicative of benefits under a change in control or similar agreement with our Company.
The payment of benefits under the plan is conditioned upon, among other things, the NEO executing a general release in our Company’s favor, which shall include confidentiality, non-solicitation, non-disparagement, and non-competition obligations of the officer.

Edgewell | 2025 Proxy Statement	45

Estimated Payments and Benefits
Based on the assumptions set out above, the following sets forth estimated payments to our NEOs upon a Qualifying Termination as of September 30, 2025, under the Executive Severance Plan:
Name	Severance Salary Payment	Severance Bonus Payment	Health & Welfare Benefits	Total
Mr. Little	$2,200,000	$2,750,000	$88,299	$5,038,299
Ms. Weissman	$825,000	$536,250	$51,184	$1,412,434
Ms. Spence	$1,095,000	$876,000	$58,886	$2,029,886
Mr. Hibbert	$765,000	$573,750	$65,746	$1,404,496
Ms. Langley	$787,500	$590,625	$48,649	$1,426,774
Mr. Sullivan	$1,252,500	$1,127,250	$71,703	$2,451,453
Change in Control of Our Company
Effective April 25, 2019, we adopted a Change in Control Plan that covers our NEOs. All capitalized terms used below and not defined herein shall have the meanings set forth in the Change in Control Plan.
“Cause” generally means a Participant’s termination for willful breach of, or failure to perform, such Participant’s employment duties.
“Good Reason” generally means, without a participant’s prior express written consent, among other things, certain changes in the officer’s status or duties, reduction in salary or failure to pay certain compensation or awards, relocation of his or her office, or improper termination.
A “Change in Control” generally includes, among other things, acquisition of specified amounts of shares by any person, certain changes in the composition of our incumbent Board, approval of business combinations under certain circumstances, or other matters approved by our Board.
Upon a Participant’s Termination of Employment following a Change in Control, a Participant shall be entitled to the following benefits, provided that such Termination of Employment occurs during the Change in Control Period, and such Termination of Employment is not a result of a Participant’s Death, Retirement or Disability and if by the Company, is not for Cause, or if by Participant, is for Good Reason:
•
Payment in full of Participant’s prorated bonus for the fiscal year in which the Termination of Employment occurs calculated as Participant’s Target Bonus for the fiscal year in which the Termination of Employment occurs, or, if greater, the actual bonus awarded to Participant under any short-term incentive plan(s) of our Company for the fiscal year immediately preceding the fiscal year in which the termination occurs, divided by 365 and multiplied by the number of calendar days in said year immediately up to the day on which the Termination of Employment occurs, subject to any valid deferral election which was made prior to that time by the Participant under any Company qualified pension plan, non-qualified pension plan, 401(k) plan, excess 401(k) plan or non-qualified deferred compensation plan then in effect;

•
Accelerated vesting of all unvested stock options and restricted stock and stock equivalent awards, including performance awards, which have been granted or sold to the Participant by the Company, and which have not otherwise vested;

•
Payment of a Participant’s base salary through Termination of Employment at the rate in effect at the time the Notice of Termination is given, plus all other amounts to which Participant is entitled under any compensation plan(s) or program(s) of our Company applicable to Participant at the time such payments are due under such plan(s) or program(s);

•
Additional pay calculated as the product of a predetermined amount applicable to Participant’s title multiplied by the sum of (x) the greater of (i) Participant’s annual base salary in effect immediately prior to the Termination of Employment, or (ii) Participant’s annual base salary in effect as of the date of the Change in Control, and (y) Participant’s Target Bonus Amount;

•
If not already vested, Participant shall be deemed fully vested as of the Termination of Employment in any Company retirement plan(s) or other written agreement(s) between Participant and our Company relating to pay

46	Edgewell | 2025 Proxy Statement

or other retirement income benefits upon retirement in which Participant was a participant, party or beneficiary immediately prior to the Change in Control, and any additional plan(s) or agreement(s) in which such Participant became a participant, party or beneficiary thereafter;
•
For the period of time after Termination of Employment applicable to Participant’s title, our Company shall continue health, vision, dental, life insurance and long-term disability benefits, including executive benefits, Participant and/or Participant’s family as if Participant’s employment with our Company had not been terminated as of the Termination of Employment, in accordance with our Company’s then-current plans, programs, practices and policies on terms and conditions (including the level of benefits, deductibles and employee payments for such benefits) not less favorable than those which are then being provided to peer executives of our Company;

•
If pursuant to the terms and conditions of any such health or welfare plan or program, our Company is not able to continue Participant’s and/or Participant’s family participation in the plan or program for all or any portion of such period applicable to Participant’s title, our Company will reimburse Participant for the cost of insurance for any such benefit for Participant and/or Participant’s family, for such period as such benefits are not able to be continued pursuant to a plan or program of our Company, less the amount that would have been paid by Participant for such benefits pursuant to our Company’s plan or program; and

•
Six months of outplacement services through a designated provider selected by our Company, terminating six months thereafter or upon the date Participant obtains other employment, whichever date is sooner.

The foregoing is subject to execution by Participant of a Release in favor of our Company no later than 60 days following such Participant’s Termination of Employment, including the Participant’s written acceptance of, and written agreement to comply with, the confidentiality, non-solicitation, non-disparagement and non-competition provisions set forth in the Release.
Estimated Payments and Benefits
Based on the assumptions set out above, the following chart sets forth estimated payments to our NEOs upon termination following a change in control. The value of accelerated restricted stock equivalents reflects a stock price of $20.36 (the closing price of our common stock on September 30, 2025, the last trading day of our fiscal year). Stock market declines and vesting and forfeitures of unvested restricted stock equivalents since October 1, 2025 are not reflected in these valuations.
	Accelerated or Additional Benefits – Termination following Change in Control
Name	Cash Severance	Retirement Benefits	Restricted Stock Equivalents, Three-Year Performance Awards, Stock Option Awards	Benefits	Excise Tax Reduction (1)	Total
Mr. Little	$8,800,000	$445,500	$6,741,480	$76,564	$0	$16,063,544
Ms. Weissman	$2,172,500	$108,900	$530,727	$33,757	$(260,112)	$2,585,772
Ms. Spence	$3,212,000	$160,972	$695,600	$37,873	$0	$4,106,445
Mr. Hibbert	$2,167,500	$107,100	$1,036,964	$51,043	$0	$3,362,607
Ms. Langley	$2,231,250	$135,788	$964,906	$32,734	$(60,269)	$3,304,409
Mr. Sullivan	$3,924,500	$190,380	$1,615,463	$51,150	$0	$5,781,493

(1)
It was determined that a “golden parachute” excise tax would be due under the Code for Ms. Weissman and Ms. Langley and, therefore, we reduced the aggregate amount of the payments that would be payable to an amount such that no excise tax would be due.

Edgewell | 2025 Proxy Statement	47

Chief Executive Officer Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median total compensation of our employees and the total compensation of our Chief Executive Officer, Mr. Little.
We selected September 30, 2025, the last day of our fiscal year, as the determination date for identifying the median employee and base salary as our consistently applied compensation measure (“CACM”). Using this CACM, we identified all employees whose base salary was estimated to be at the median. We selected an individual from this group as representative of our median employee. The median employee selected has a total compensation of $49,375, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The total compensation of our Chief Executive Officer was $9,754,366. As a result, our estimate of the ratio of CEO pay to the median employee pay is 198 to 1.
The above pay ratio may not be comparable to the pay ratio disclosed by our peer companies due to differences in the geographic distribution of the workforce and nature of the work performed and differences in the methodology, reasonable estimates, and assumptions we employed compared to different organizations.

48	Edgewell | 2025 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about our Company’s common stock that may be issued upon the exercise of options, warrants and rights under all our Company’s existing compensation plans as of September 30, 2025:
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (1), and as Noted Below) (c)
Equity compensation plans approved by security holders	2,667,034	$40.36	2,350,788
Equity compensation plans not approved by security holders	None	N/A	None
Total	2,667,034	$40.36	2,350,788

(a)
The number of securities to be issued upon exercise of outstanding options, warrants and rights shown above, as of September 30, 2025, includes 1,639,407 restricted stock equivalents which have been granted under the terms of our Company’s 2000 Incentive Stock Plan, 2009 Incentive Stock Plan and 2nd A&R 2018 Plan, including all amendments, and 1,027,627 stock option awards which have been granted under the terms of the 2009 Incentive Stock Plan, as amended, and the 2nd A&R 2018 Plan. No further awards may be made from the 2000 Incentive Stock Plan or 2009 Incentive Stock Plan.

(b)
The weighted average exercise price does not take into account securities which will be issued upon conversion of outstanding restricted stock equivalents.

(c)
This number only reflects securities available under the 2nd A&R 2018 Plan. Under the terms of that plan, any awards other than options, phantom stock options or stock appreciation rights are to be counted against the reserve available for issuance in a 1.95 to 1 ratio.

Edgewell | 2025 Proxy Statement	49

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between our NEOs’ “compensation actually paid” and certain company financial performance metrics. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning our pay-for-performance philosophy and how we align executive compensation with Company financial performance, refer to the Compensation Discussion and Analysis above.
Information presented in this section will not be deemed to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act, except as we may specifically do so.
Year (1)	Summary compensation table total for PEO	Compensation actually paid to PEO (2)	Average summary compensation table total for non-PEO named executive officers	Average compensation actually paid to non-PEO named executive officers (3)	Value of initial fixed $100 investment based on (4):		Net Income ($Mn)	Adjusted EBITDA (6) ($Mn)
					Total shareholder return	Peer group total shareholder return (5)
2025	$9,754,366	$(1,561,825)	$2,319,231	$582,777	$79.39	$117.12	$25.4	$301
2024	$10,078,913	$6,817,054	$2,310,918	$1,714,919	$138.78	$132.51	$98.6	$353
2023	$10,517,128	$9,124,943	$2,310,328	$1,872,883	$138.92	$106.10	$114.7	$342
2022	$9,320,280	$10,600,848	$1,900,947	$2,402,210	$138.52	$91.47	$99.5	$335
2021	$8,104,026	$11,957,823	$2,158,258	$2,615,423	$132.34	$100.05	$117.8	$367

(1)
The CEO for each covered year was Rod R. Little. The other NEOs for each covered year were as follows:

•
2025: Daniel J. Sullivan, LaTanya Langley, Paul R. Hibbert, Francesca Weissman and Jessica Spence

•
2024: Daniel J. Sullivan, Eric F. O’Toole, LaTanya Langley, John N. Hill and Paul R. Hibbert

•
2023: Daniel J. Sullivan, Eric F. O’Toole, John N. Hill and Paul R. Hibbert

•
2022: Daniel J. Sullivan, Eric F. O’Toole, John N. Hill and Paul R. Hibbert

•
2021: Daniel J. Sullivan, Eric F. O’Toole, Marisa B. Iasenza and Anne-Sophie Gaget

(2)
Amounts reported in this column are based on total compensation reported for our CEO in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below. We used the same methodology and assumptions to compute the fair value of outstanding equity awards as detailed in footnote 15 of our financial statements included in our Form 10-K for the fiscal year ended September 30, 2025 but updated to reflect the appropriate information as of September 30, 2025.

Fiscal Year 2025
Total Compensation for CEO as reported SCT for the covered year	$9,754,366
Deduct pension values reported in SCT for the covered year	$0
Deduct grant date fair value of equity awards reported in SCT for the covered year	$(7,576,100)
Add pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the covered year	$0
Add fair values as of the end of the covered year of all equity awards granted during the covered year that are outstanding and unvested as of the end of such covered year	$2,563,275
Add fair value as of the vesting date of any awards granted in the covered year that vested during the covered year	$0
Add dividends paid on unvested shares/share units and stock options	$168,449
Add the change in fair value (whether positive or negative) as of the end of the covered year of any equity awards granted in any prior year that are outstanding and unvested as of the end of such covered year	$(6,310,346)
Add the change in fair value (whether positive or negative) as of the vesting date of any equity awards granted in any prior year for which all applicable vesting conditions were satisfied during the covered year	$(161,469)
Subtract the fair value of any equity awards granted in any prior year that fail to meet the applicable vesting conditions during the covered fiscal year	$0
Compensation Actually Paid to CEO	$(1,561,825)

50	Edgewell | 2025 Proxy Statement

(3)
Amounts reported in this column are based on average total compensation reported for our other NEOs in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below. We used the same methodology and assumptions to compute the fair value of outstanding equity awards as detailed in “Note 15. Share-Based Payments” of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 but updated to reflect the appropriate information as of September 30, 2025.

Fiscal Year 2025
Average Total Compensation for other NEOs as reported SCT for the covered year	$2,319,231
Deduct average pension values reported in SCT for the covered year	$0
Deduct average grant date fair value of equity awards reported in SCT for the covered year	$(1,317,213)
Add average pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the covered year	$0
Add average fair values as of the end of the covered year of all equity awards granted during the covered year that are outstanding and unvested as of the end of such covered year	$347,527
Add average fair value as of the vesting date of any awards granted in the covered year that vested during the covered year	$0
Add average dividends paid on unvested shares/share units and stock options	$15,133
Add the average change in fair value (whether positive or negative) as of the end of the covered year of any equity awards granted in any prior year that are outstanding and unvested as of the end of such covered year	$(342,806)
Add the average change in fair value (whether positive or negative) as of the vesting date of any equity awards granted in any prior year for which all applicable vesting conditions were satisfied during the covered year	$(18,648)
Subtract the fair value of any equity awards granted in any prior year that fail to meet the applicable vesting conditions during the covered fiscal year	$(420,446)
Average Compensation Actually Paid to Other NEOs	$582,777

(4)
Represents the value of a hypothetical $100 investment beginning at market close on September 30, 2020, assuming reinvestment of dividends.

(5)
Pursuant to Item 402(v) of Regulation S-K, the Company used the same peer group used for purposes of Item 201(e) of Regulation S-K, the S&P Composite 1500 Household Products Index.

(6)
Represents Adjusted EBITDA as shown in Appendix A.

Company’s Most Important Financial Performance Measures
The following were the most important financial performance measures used by the company to link executive compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance:
►
Relative TSR

►
Adjusted EBITDA

►
Adjusted Net Sales

For a discussion on these financial performance measures and their importance to our executive compensation, please refer to the Compensation Discussion & Analysis above.
Description of the Relationship Between Compensation Actually Paid to our Named Executive Officers and Company Performance
The charts below describe the relationship between compensation actually paid to our CEO and to our other NEO (as calculated above) and our financial and stock performance for the indicated years. In addition, the first chart below compares our cumulative TSR and peer group cumulative TSR for the indicated years.

Edgewell | 2025 Proxy Statement	51

Compensation Actually Paid vs. Cumulative TSR
Compensation Actually Paid (000s)
TSR Return on Investment of $100
$15,000
$12,000
$9,000
$6,000
$3,000
$0
-$3,000
$180
$150
$120
$90
$60
$30
$0
$11,958
$10,601
$9,125
$6,817
-$1,562
$2,615
$2,402
$1,873
$1,715
$583
$132
$139
$139
$139
$79
$100
$91
$106
$133
$117
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other NEOs
Company Cumulative TSR
Peer Group Cumulative TSR

Compensation Actually Paid vs. Adjusted EBITDA
Compensation Actually Paid (000s)
Adjusted EBITDA (millions)
$15,000
$12,000
$9,000
$6,000
$3,000
$0
-$3,000
$600
$500
$400
$300
$200
$100
$0
$11,958
$10,601
$9,125
$6,817
-$1,562
$2,615
$2,402
$1,873
$1,715
$583
$367
$335
$342
$353
$301
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other NEOs
Company Adjusted EBITDA

Compensation Actually Paid vs. Net Income
Compensation Actually Paid (000s)
Net Income (millions)
$15,000
$12,000
$9,000
$6,000
$3,000
$0
-$3,000
$120
$100
$80
$60
$40
$20
$0
$117.8
$99.5
$114.7
$98.6
$25.4
$11,958
$10,601
$9,125
$6,817
-$1,562
$2,615
$2,402
$1,873
$1,715
$583
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other NEOs
Net Income

52	Edgewell | 2025 Proxy Statement

STOCK OWNERSHIP INFORMATION
FIVE PERCENT OWNERS OF COMMON STOCK
The following table shows, reported as of November 28, 2025, the holdings of our Company’s common stock by any entity or person known to our Company to be the beneficial owner of more than 5% of the outstanding shares of our Company’s common stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding (1)
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	7,233,068 (2)	14.9%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	6,066,471 (3)	12.6%
Brandes Investment Partners, LP 4275 Executive Sq., 5th Floor, La Jolla, CA 92037	5,063,875 (4)	10.9%
American Century Companies, Inc. 4500 Main Street, Kansas City, MO 64111	3,950,190 (5)	8.5%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Bldg., 1, Austin, TX 78746	3,575,710 (6)	7.1%

(1)
On November 28, 2025, there were 46,715,107 shares of our Company’s common stock outstanding.

(2)
As reported on Schedule 13G/A filed with the SEC on April 30, 2025, BlackRock, Inc. and related entities reported, as of March 31, 2025, sole voting power over 7,143,369 shares, and sole dispositive power over 7,233,068 shares. iShares Core S&P Small-Cap ETF, one of BlackRock, Inc.’s business units, beneficially owns more than five percent of the Company’s total outstanding common stock.

(3)
As reported on Schedule 13G/A filed with the SEC on April 30, 2025, The Vanguard Group and related entities reported, as of March 31, 2025, shared voting power over 69,972 shares, sole dispositive power over 5,940,401 shares and shared dispositive power over 126,070 shares.

(4)
As reported on Schedule 13G/A filed with the SEC on September 5, 2025, Brandes Investment Partners, LP (“BIP”) reported, as of August 31, 2025, shared voting power over 3,194,614 shares, and shared dispositive power over 5,063,875 shares.

(5)
As reported on Schedule 13G/A filed with the SEC on November 14, 2025, based on ownership as of September 30, 2025, American Century Capital Portfolios, Inc. has sole voting and dispositive power over 2,488,777 shares; American Century Investment Management, Inc. (“ACIM”) has sole voting power over 3,808,819 shares and sole dispositive power over 3,950,190 shares; American Century Companies, Inc. (“ACC”) has sole voting power over 3,808,819 shares and sole dispositive power over 3,950,190 shares; and Stowers Institute for Medical Research has sole voting power over 3,808,819 shares and sole dispositive power over 3,950,810 shares. ACC is controlled by the Stowers Institute for Medical Research. ACIM is a wholly-owned subsidiary of ACC and an investment adviser registered under §203 of the Investment Advisers Act of 1940.

(6)
As reported on Schedule 13G/A filed with the SEC on February 9, 2024, Dimensional Fund Advisors LP (“DFA”) reported as of December 29, 2023 sole voting power over 3,513,393 shares and sole dispositive power over 3,575,710 shares. DFA, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of DFA may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, DFA or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. All securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

Edgewell | 2025 Proxy Statement	53

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
The table below contains information regarding beneficial common stock ownership by our directors, NEOs, and directors and executive officers as a group as of November 28, 2025. It does not reflect any changes in ownership that may have occurred after that date. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or transfer, as well as shares owned by immediate family members that reside with the director or officer. Unless otherwise indicated, directors and executive officers named in the table below have sole voting and investment power with respect to the shares set forth in the table and none of the stock included in the table is pledged. The table also indicates shares that may be obtained within 60 days upon the exercise of options, or upon the conversion of unvested RSEs into shares of common stock.
Directors and Executive Officers	Shares Beneficially Owned	% of Shares Outstanding (1) (*denotes less than 1%)
Robert W. Black (2)	23,965	*
George R. Corbin (3)	23,965	*
Carla C. Hendra (4)	18,501	*
John C. Hunter, III (5)	51,448	*
James C. Johnson (6)	32,261	*
Rakesh Sachdev (7)	28,176	*
Swan Sit (8)	19,352	*
Stephanie Stahl (9)	1,340	*
Gary K. Waring (10)	24,285	*
Rod R. Little (11)	830,516	1.8%
Francesca Weissman (12)	50,584	*
Daniel J. Sullivan (13)	177,007	*
Jessica Spence (14)	2,035	*
Paul Hibbert (15)	98,969	*
LaTanya Langley (16)	41,154	*
All Executive Officers and Directors as a Group (16 persons)	1,423,558	3.0%

(1)
The number of shares outstanding for purposes of this calculation was the number outstanding as of November 28, 2025 plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by the applicable officer or director, the conversion of unvested RSEs as well as equivalents that vest within 60 days of that date and the number of stock equivalents held in the deferred compensation plan.

(2)
For Mr. Black: includes (i) 20,021 shares owned by Mr. Black; and (ii) 3,944 vested RSEs deferred until retirement from our Board. Does not include 4,999 unvested RSEs which will be deferred until retirement when they vest on February 4, 2026.

(3)
For Mr. Corbin: includes (i) 13,419 shares owned by Mr. Corbin; and (ii) 10,546 vested RSEs deferred until retirement from our Board. Does not include 4,999 unvested RSEs which will be deferred until retirement when they vest on February 4, 2026.

(4)
For Ms. Hendra: includes (i) 7,917 shares owned by Ms. Hendra; and (ii) 10,584 vested RSEs deferred until retirement from our Board. Does not include 4,999 unvested RSEs which will be deferred until retirement when they vest on February 4, 2026.

(5)
For Mr. Hunter: includes (i) 6,603 shares owned by Mr. Hunter; (ii) 26,562 vested RSEs deferred until retirement from our Board; and (iii) 18,283 units held in the Deferred Compensation Plan. Does not include 4,999 unvested RSEs which will be deferred until retirement when they vest on February 4, 2026.

54	Edgewell | 2025 Proxy Statement

(6)
For Mr. Johnson: includes (i) 2,000 shares owned by Mr. Johnson; (ii) 30,078 vested RSEs deferred until retirement from our Board; and (iii) 183 units held in the Deferred Compensation Plan. Does not include 4,999 unvested RSEs which will be deferred until retirement when they vest on February 4, 2026.

(7)
For Mr. Sachdev: includes 28,176 vested RSEs deferred until retirement from our Board. Does not include 4,999 unvested RSEs which will be deferred until retirement when they vest on February 4, 2026.

(8)
For Ms. Sit: includes (i) 15,499 shares owned by Ms. Sit; and (ii) 3,853 vested RSEs deferred until retirement from our Board. Does not include 4,999 unvested RSEs which will be deferred until retirement when they vest on February 4, 2026.

(9)
For Ms. Stahl: includes 1,340 vested RSEs deferred until retirement from our Board. Does not include 2,773 and 4,999 unvested RSEs which will be deferred until retirement when they vest on September 10, 2027 and February 4, 2026, respectively .

(10)
For Mr. Waring: includes (i) 4,218 shares owned by Mr. Waring; and (ii) 20,067 vested RSEs deferred until retirement from our Board. Does not include 4,999 unvested RSEs which will be deferred until retirement when they vest on February 4, 2026.

(11)
For Mr. Little: includes (i) 365,818 shares owned by Mr. Little; and (ii) 464,698 vested but unexercised stock options. Does not include 152,599 unvested RSEs; 690,776 unvested PRSEs or 29,673 unvested stock options.

(12)
For Ms. Weissman: includes (i) 27,536 shares owned by Ms. Weissman; and (ii) 23,048 vested but unexercised stock options. Does not include 34,385 unvested RSEs; or 65,485 unvested PRSEs.

(13)
For Mr. Sullivan: includes (i) 90,418 shares owned by Mr. Sullivan; and (ii) 86,589 vested but unexercised stock options.

(14)
For Ms. Spence: includes (i) 2,035 shares owned by Ms. Spence. Does not include 35,326 unvested RSEs; or 79,538 unvested PRSEs.

(15)
For Mr. Hibbert: includes (i) 48,564 shares owned by Mr. Hibbert; and (ii) 50,405 vested but unexercised stock options. Does not include 26,340 unvested RSEs; 59,386 unvested PRSEs; or 3,462 unvested stock options.

(16)
For Ms. Langley: includes (i) 19,667 shares owned by Ms. Langley; and (ii) 21,487 vested but unexercised stock options. Does not include 33,982 unvested RSEs; 76,376 unvested PRSEs; or 3,956 unvested stock options.

Section 16(a) Beneficial Ownership Reporting Compliance
To the best of our knowledge, all filings of stock ownership and changes in stock ownership by our directors and executive officers and beneficial owners of more than 10% of our stock, which are required by rules of the SEC, were made on a timely basis in fiscal 2025 except for the November 10, 2024 vesting for Messrs. Little, Sullivan, and Hibbert and Ms. Langley were filed on November 14, 2024.
Compensation Risk Assessment
As part of its responsibilities, the HC&CC annually reviews our Company’s compensation policies and practices to determine whether, in its judgment, our executive and employee compensation programs encourage risk-taking reasonably likely to have a material adverse effect on our Company. The risk assessment process includes; an assessment of each executive compensation program and policy; identifying pay arrangements that may encourage behaviors which harm long-term value, cause employees to take on excessive risk (or become risk averse) or pay substantially more (or less) than performance warrants; an assessment of how the design and overall structure of total compensation mitigates risk; and, addressing areas where market practice and risk management perspective may differ or where there is a risk to attracting and retaining talent. In relation to this, we believe that our compensation programs do not encourage excessive risk taking. The HC&CC monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Edgewell | 2025 Proxy Statement	55

56	Edgewell | 2025 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS
Our Board currently consists of 10 members. All directors have been previously elected by our shareholders.
The nine directors named herein have been nominated for election at the Annual Meeting to serve for a one-year term expiring at our 2027 annual meeting of shareholders (“2027 Annual Meeting”). James C. Johnson has not been nominated for re-election. Our Board has nominated Messrs. Black, Corbin, Hunter, Little, Sachdev and Waring and Mss. Hendra, Sit and Stahl for election as directors at this meeting. Each nominee is currently serving as a director and has consented to serve for the one-year term. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified.
We do not know of any reason why any of the nominees for director named herein would be unable to serve; however, if any nominee is unable to serve as a director at the time of the Annual Meeting, your proxy may be voted for the election of another person our Board may nominate in his or her place, unless you indicate otherwise, or the Board may reduce its size.
Vote Required. The affirmative vote of a majority of the voting power represented in person or by proxy and entitled to vote on the matter is required for the election of each director.
THE MEMBERS OF THE BOARD OF DIRECTORS
RECOMMEND A VOTE FOR THE ELECTION OF THE NINE DIRECTOR NOMINEES
Our Corporate Governance Principles require that any director-nominee who receives a number of votes cast in favor of their election that is less than a majority of the number of votes cast on the matter at a duly held meeting of the Company’s shareholders shall tender their resignation from the Board, which resignation shall be effective only upon its acceptance by the Board. In each such case, the Corporate Governance Committee will consider any such tendered resignation and, within a reasonable period of time, make a recommendation to the Board. The Corporate Governance Committee may consider any factors it deems relevant in deciding whether to recommend that the Board accept a director’s resignation. The Board will act following the receipt of the recommendation of the Corporate Governance Committee and will publicly disclose its decision. If the Board determines not to accept any such resignation, the Board will publicly disclose a detailed explanation of the rationale behind such decision within 60 days from the date such resignation is tendered. The policy is set forth within our Company’s Corporate Governance Principles, which is available on our website, www.edgewell.com, click on “Investors,” then “Corporate Governance,” then “Corporate Governance Principles.” Information on our website does not constitute a part of this Proxy Statement.

Edgewell | 2025 Proxy Statement	57

58	Edgewell | 2025 Proxy Statement

ITEM 2. RATIFICATION OF APPOINTMENT OF THE INDEPENDENT
AUDITOR
Our Audit Committee, in accordance with authority granted in its charter by our Board, appointed PricewaterhouseCoopers LLP (“PwC”) as our Company’s independent auditor for fiscal 2026. PwC has served as our independent auditor since 2000, and PwC has begun certain work related to the fiscal 2026 audit as approved by our Audit Committee. Information on independent auditor fees for the last two fiscal years is set forth below. Our Board and the Audit Committee believe that the retention of PwC to serve as independent auditor is in the best interests of our Company and shareholders. In making this determination, our Board and the Audit Committee considered a number of factors, including:
•
Audit Committee members’ assessment of PwC’s performance;

•
Management’s assessment of PwC’s performance;

•
PwC’s independence and integrity;

•
PwC’s fees and the quality of services provided to Edgewell; and

•
PwC’s global capabilities and knowledge of our global operations.

Vote Required. The affirmative vote of a majority of the voting power represented in person or by proxy and entitled to vote on the matter is required for ratification.
THE MEMBERS OF THE BOARD OF DIRECTORS
RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF
PWC AS OUR INDEPENDENT AUDITOR FOR FISCAL YEAR 2026
A representative of PwC will be present at the Annual Meeting and will have an opportunity to make a statement, if desired, as well as to respond to appropriate questions.
Although NYSE listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent auditor, we are providing shareholders with the means to express their views on this matter. Although this vote will not be binding, in the event our shareholders fail to ratify the appointment of PwC, the Audit Committee will consider this fact when it appoints the independent auditors for fiscal 2027. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and shareholders.
Audit Committee Pre-Approval Policy
The Audit Committee has a formal policy concerning approval of all services to be provided by our independent auditor, including audit, audit-related, tax and other services. The policy requires that all services the auditor may provide to us must be pre-approved by the Audit Committee. The Chair of the Audit Committee has the authority to pre-approve permitted services that require action between regular committee meetings, provided he reports to the committee at the next regular meeting. Early in each fiscal year, the Audit Committee approves the list of planned audit and non-audit services to be provided by the independent auditor during that year, as well as a budget estimating spending for such services for the fiscal year. Any proposed services exceeding the maximum fee levels set forth in that budget must receive specific pre-approval by the Audit Committee. The Audit Committee approved all services provided by PwC during fiscal 2025 and fiscal 2024 in accordance with the pre-approval policy.

Edgewell | 2025 Proxy Statement	59

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60	Edgewell | 2025 Proxy Statement

Services Provided by PricewaterhouseCoopers LLP
The following table discloses fees paid to PwC for the following professional services rendered during the last two fiscal years:
•
Audit Fees — These are fees for professional services performed by PwC for the audit of our annual financial statements and internal control over financial reporting, review of financial statements included in our 10-Q and 10-K filings, and audit services that are normally provided in connection with statutory and regulatory filings or engagements.

•
Audit-Related Fees — These are fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of our financial statements. This includes: equity and debt offering related services; due diligence related to mergers and acquisitions; internal control reviews; attestations by PwC that are not required by statute or regulation; and consulting on financial accounting and reporting standards.

•
Tax Fees — These are fees for professional services performed by PwC with respect to tax compliance, tax advice, and tax planning.

•
Other Fees — These amounts were for software license fees related to research and reporting tools.

Fees Paid to PricewaterhouseCoopers LLP (in thousands)
Type	FY 2024	FY 2025
Audit Fees	$2,759	$3,069
Audit-Related Fees	$20	$0
Tax Fees	$3	$4
Other Fees	$0	$2
Total Fees	$2,782	$3,075

Edgewell | 2025 Proxy Statement	61

62	Edgewell | 2025 Proxy Statement

ITEM 3. APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF
THE EXECUTIVE COMPENSATION PAID TO OUR
NAMED EXECUTIVE OFFICERS
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, we are asking our shareholders to provide non-binding advisory approval of the compensation of our NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC. We encourage shareholders to review the “Compensation Discussion and Analysis” for details regarding our executive compensation programs. Our shareholder advisory (non-binding) vote to approve executive compensation was approved by 96.30% of the voting power represented at the 2025 Annual Meeting of Shareholders and entitled to vote on the subject matter.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices that we use. We believe that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests. Our compensation programs are designed to enable and reinforce our Company’s overall business strategy by aligning pay with achievement of short- and long-term financial and strategic objectives, while providing a competitive level of compensation which is needed to recruit, retain and motivate talented executives critical to our success. For a more detailed discussion of our fiscal 2025 compensation program, see “Compensation Discussion and Analysis” above.
In particular, during fiscal 2025, the HC&CC:
•
Established a short-term performance incentive plan for fiscal 2025 for the NEOs that provided an annual cash bonus based upon satisfaction of performance targets measured under multiple metrics:

•
Adjusted Net Sales growth to reward top-line growth and strong operating performance;

•
Adjusted EBITDA to encourage the executives to deliver bottom-line results; and

•
Strategic Priorities to promote a “one team mindset” by aligning the Company’s executive officers around a clear set of enterprise priorities and critical shared goals.

This short-term incentive program resulted in a combined weighted payout of 66%, following the application of negative discretion, (see the section Short-Term Incentive Program  —  Annual Cash Bonus, Executive Officer Bonus Program for further information) of the target bonus amount for our executive officers based on outcomes under these performance metrics, reinforcing our pay-for-performance philosophy.
•
Approved long-term incentive plan grants of performance-based and time-based RSEs. The PRSEs are subject to satisfaction of relative TSR performance targets for the three fiscal year period ending with our Company’s 2027 fiscal year. With a majority of the value of the long-term incentive awards consisting of PRSEs, the HC&CC believes it has emphasized our compensation principle of ‘alignment with shareholder interests’ with our executives’ long-term incentive compensation tied directly to successful Company performance and creating value for shareholders.

Our Board believes our Company’s overall compensation program and practices support the Company’s compensation philosophy and business strategy. Accordingly, the Board recommends a vote FOR the approval of the following advisory (non-binding) resolution, which will be presented at the Annual Meeting:
RESOLVED, that the Company’s shareholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the accompanying tables and narrative discussion.
Vote Required. The affirmative vote of a majority of the voting power represented in person or by proxy and entitled to vote on the matter is required for approval, on an advisory (non-binding) basis, of the vote to approve executive compensation paid to our NEOs.
THE MEMBERS OF THE BOARD OF DIRECTORS
RECOMMEND A VOTE FOR THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF
THE EXECUTIVE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

Edgewell | 2025 Proxy Statement	63

64	Edgewell | 2025 Proxy Statement

ITEM 4. APPROVAL OF THE COMPANY’S 3RD AMENDED AND RESTATED
2018 STOCK INCENTIVE PLAN
We are asking our shareholders to approve the adoption of the Edgewell Personal Care Company 3rd Amended and Restated 2018 Stock Incentive Plan (the “3rd A&R 2018 Plan”). The full text of the 3rd A&R 2018 Plan is attached to this Proxy Statement as Exhibit 1. Our Board approved and adopted the 3rd A&R 2018 Plan on November 6, 2025, subject to shareholder approval. The 3rd A&R 2018 Plan is now being submitted to our shareholders for their approval with respect to future awards. The 3rd A&R 2018 Plan will become effective upon shareholder approval, and no awards may be granted under the 3rd A&R 2018 Plan after the date that is 10 years from the date of shareholder approval.
The 3rd A&R 2018 Plan will amend and restate the 2nd Amended and Restated 2018 Stock Incentive Plan (the “2nd A&R 2018 Plan”). If shareholders approve the adoption of the 3rd A&R 2018 Plan, the 2nd A&R 2018 Plan will immediately be superseded with respect to future awards, and the remaining authorized shares under the 2nd A&R 2018 Plan will become available for grant under the 3rd A&R 2018 Plan, as described in greater detail under “Description of the 3rd A&R 2018 Plan — Authorized Shares” below. Additional shares are being requested under the 3rd A&R 2018 Plan.
The closing stock price of a share of our Company’s common stock as reported on the New York Stock Exchange on November 28, 2025, our record date, was $17.86.
Executive Summary of Changes in the 3rd A&R 2018 Plan:
•
An increase in the number of authorized shares by 2,100,000 shares.

•
The elimination of the fungible share ratio for all new awards.

•
The elimination of provisions regarding awards intended to be qualified performance-based compensation under the previously repealed exception to the $1 million deduction limit under Section 162(m) of the Code.

We are committed to using equity incentive awards prudently, within reasonable limits, and subject to performance and service-based vesting requirements. In setting the proposed number of shares reserved and issuable under the 3rd A&R 2018 Plan, the HC&CC and the Board considered several factors, including the potential dilutive effect of equity awards outstanding under the Company’s prior equity compensation plans, the Company’s historical equity usage and the expected dilution of the 3rd A&R 2018 Plan, in order to arrive at a reasonable and appropriate dilutive impact of the 3rd A&R 2018 Plan.
Total Potential Dilution. Our equity plan dilution rate (or overhang) as of November 15, 2025 was 7.5% (calculated by dividing the number of shares subject to awards outstanding plus the number of shares remaining available for grant under the 2nd A&R 2018 Plan. The 2,100,000 shares under the 3rd A&R 2018 Plan would increase our dilution rate by 4.5% to 12.0%.
Burn Rate. We manage our long-term shareholder dilution by closely managing the number of equity awards granted annually and regularly engaging with our compensation consultant. We grant what we believe is an appropriate amount of equity necessary to attract, reward and retain employees.
Burn rate is calculated as the number of shares granted over a set period divided by the weighted average number of shares outstanding. Burn rate generally demonstrates how quickly a company uses shares available under our equity compensation plans.
The following table provides our three-year average burn rate under the 2nd A&R 2018 Plan:
Element	Fiscal 2025	Fiscal 2024	Fiscal 2023	Three-Year Average
Stock options granted	0	100,000	100,000
Time-based restricted stock, RSUs and deferred stock units granted (a)	500,000	500,000	500,000
Performance share units (PSUs) earned (b)	100,000	100,000	100,000
Total full-value awards ((a) + (b))	600,000	600,000	600,000
Weighted-average basic number of shares of common stock outstanding as of fiscal-year end	47,500,000	49,700,000	51,200,000
Burn Rate	1.26%	1.41%	1.37%	1.35%

Edgewell | 2025 Proxy Statement	65

Expected Plan Duration. Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the Plan will be sufficient to provide awards for approximately one to two years. However, the actual duration of the share reserve will depend on factors that cannot presently be determined, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, the rate of returned shares due to forfeitures, and how the Company chooses to balance total compensation between cash and equity-based awards.
Share Information on Equity Compensation Plans as of November 15, 2025
The information included in this Proxy Statement and our 2025 Annual Report is updated by the following information regarding our outstanding equity awards and shares available for future awards under the Company’s existing equity compensation plans as of November 15, 2025 (except as otherwise noted):
Total number of stock options outstanding (1)	961,224
Total number of full value awards outstanding (includes restricted stock, restricted stock units (RSUs) and performance share units (PSUs)) (2)	2,410,620
Total number of shares remaining available for future grant under the 2nd A&R 2018 Plan (3)	131,313
Total number of shares of common stock outstanding as of the Record Date	46,715,107

(1)
The weighted-average exercise price of the stock options outstanding was $39.09 and the weighted-average remaining term of the stock options outstanding was 4.94 years. The Company did not have any stock appreciation rights outstanding as of November 15, 2025.

(2)
Assumes performance-based awards will vest and pay out based on target performance levels being achieved.

(3)
Represents the total number of shares available for future awards under the 2nd A&R 2018 Plan reflecting performance-based awards at target payout. The 2nd A&R 2018 Plan was our only active equity compensation plan as of November 15, 2025.

Highlights of the 3rd A&R 2018 Plan and Best Practices
3rd A&R 2018 Plan does…
•
Provide for a minimum one-year vesting period subject to certain limited exceptions

•
Subject the payment of dividends and dividend equivalents on an award to the vesting of the award

•
Contain limits on the number of shares or cash amounts that may be granted to any employee or consultant in a year

•
Contain a limit on the number of shares and the cash amounts that may be granted or paid to any non-employee director in a year

•
Provide for the recycling of shares back to the plan pool only in the event of expiration, forfeiture, or cancellation of awards

•
Provide for the forfeiture/clawback of incentive awards under certain circumstances

3rd A&R 2018 Plan does NOT…
•
Permit single-trigger vesting on a change of control (except where an acquirer does not assume outstanding awards)

•
Permit liberal share recycling

•
Permit the direct or indirect repricing of stock options or stock appreciation rights without shareholder approval

•
Permit the grant of stock options or stock appreciation rights with below-market exercise prices

•
Permit excise tax gross-ups

•
Contain any “evergreen” provisions that automatically add shares to the plan reserve

•
Permit the grant of reload stock options

•
Permit “net share counting” upon the exercise of stock options and stock appreciation rights

•
Permit the recycling of shares underlying awards that are settled in cash

66	Edgewell | 2025 Proxy Statement

Description of the 3rd A&R 2018 Plan
The principal terms of the 3rd A&R 2018 Plan are described below, but the description is qualified in its entirety by reference to the 3rd A&R 2018 Plan itself. In the event of a conflict between the description and the terms of the 3rd A&R 2018 Plan itself, the terms of the 3rd A&R 2018 Plan will govern. The 3rd A&R 2018 Plan will not become effective unless approved by shareholders.
Purpose
The purpose of the 3rd A&R 2018 Plan is to:
•
attract, motivate, and retain highly qualified and experienced employees and non-employee directors; and

•
tie the compensation of employees to the performance of our Company.

Administration
Except as noted below, the 3rd A&R 2018 Plan will be administered by the Human Capital & Compensation Committee (the “Committee”) of our Board. Each member of the Committee shall be:
•
a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act; and

•
a non-employee director meeting the independence requirements for Committee members under the rules and regulations of the exchange on which our Company’s shares are traded.

The Committee will have the authority to select the employees and other individuals (other than non-employee directors) to receive awards under the 3rd A&R 2018 Plan, to determine the type, size and terms of the award to be made to each individual selected, to modify the terms of any award that has been granted, to determine the time when awards will be granted, to establish performance objectives, and to prescribe the form of award agreement. The Committee is also authorized to interpret the 3rd A&R 2018 Plan and the awards granted under the 3rd A&R 2018 Plan, to establish, amend and rescind any rules and regulations relating to the 3rd A&R 2018 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 3rd A&R 2018 Plan. The Committee may authorize any one or more of its members or any officer of our Company or any affiliate to execute and deliver documents or to take any other action on behalf of the Committee with respect to awards made or to be made to participants, subject to the requirements of applicable law, including without limitation, Section 16 of the Exchange Act.
The Board has all the powers otherwise vested in the Committee by the terms of the 3rd A&R 2018 Plan in respect of awards granted to non-employee directors.
Notwithstanding the foregoing, except for permitted adjustments in connection with a corporate transaction or recapitalization, neither the Committee nor the Board may reprice, adjust or amend the exercise price of stock options or stock appreciation rights previously awarded, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the shareholders of our Company. Any amendment or repeal of this prohibition against repricing requires the approval of the shareholders of our Company.
Eligible Participants
Employees and non-employee directors of our Company or our affiliates, and other individuals who perform services for our Company or any of our affiliates, are eligible to receive awards under the 3rd A&R 2018 Plan. As of December 1, 2025, approximately 7,000 persons, including five executive officers and nine non-employee directors, may be considered for awards under the 3rd A&R 2018 Plan.
Authorized Shares
An additional 2,100,000 shares are being requested under the 3rd A&R 2018 Plan. The maximum number of shares available for grant and issuance under the 3rd A&R 2018 Plan shall be 2,100,000 including the number of remaining shares of Common Stock not issued or subject to outstanding grants under the 2nd A&R 2018 Plan, plus any shares of Common Stock that are subject to awards granted under the 2nd A&R 2018 Plan that expire, are forfeited or canceled or terminate for any other reason after February 5, 2026 without the issuance of shares. Any shares of Common Stock that are subject to outstanding awards granted under the Amended and Restated 2018 Stock Incentive Plan (the “A&R 2018 Plan”) on or prior to February 6, 2020 that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award under the A&R 2018 Plan after February 6, 2020 shall not become available under the 3rd A&R 2018 Plan. No awards may be granted under the 2nd A&R 2018 Plan on or after February 5, 2026 subject to shareholder approval of the 3rd A&R 2018 Plan. As of September 30, 2025, 2,350,788 shares would have been available for grant and issuance under the 2nd A&R 2018 Plan using the 1.95 to 1 ratio.

Edgewell | 2025 Proxy Statement	67

For awards granted prior to February 5, 2026,
•
awards of stock options or stock appreciation rights are counted against the reserve available for issuance as one share for every one share granted in connection with such award, and any shares added back for such awards (if applicable) shall be added back as one share; and

•
awards other than stock options or stock appreciation rights are counted against the reserve available for issuance in a 1.95 to 1 ratio, and any shares added back for such awards (if applicable) shall be added back as 1.95 shares if such shares were subject to other awards.

For awards granted on or after February 5, 2026, all awards will be counted against the reserve available for issuance as one share for every one share granted in connection with such award, and any shares added back for such awards (if applicable) shall be added back as one share.
Shares available for re-issuance under the 3rd A&R 2018 Plan:
•
Shares underlying awards that are forfeited, canceled, expired, or otherwise terminated without the issuance of shares.

Shares not available for re-issuance under the 3rd A&R 2018 Plan:
•
Shares delivered to, or retained by our Company, in payment of the exercise price of a stock option;

•
Shares delivered to, or retained by our Company, in satisfaction of the tax withholding obligations with respect to an award;

•
Shares covered by a stock-settled award such as a stock appreciation right that were not issued upon the settlement of the award; and

•
Shares repurchased on the open market with the proceeds from the payment of the exercise price of a stock option.

Awards will be counted against the available share reserve on the date of grant, based on the maximum number of shares that may be issued pursuant to the award. Shares issued under the 3rd A&R 2018 Plan may come from newly issued, treasury or reacquired shares, or any combination thereof.
Types of Awards
The 3rd A&R 2018 Plan allows for the granting of the following types of awards:
•
Stock options (both incentive stock options and non-qualified stock options);

•
Stock appreciation rights;

•
Restricted stock;

•
Restricted stock equivalents;

•
Other stock-based awards; and

•
Performance grants.

Each award granted under the 3rd A&R 2018 Plan is subject to an award agreement containing the particular terms and conditions of that award, subject to the limitations imposed by the 3rd A&R 2018 Plan. A participant’s rights in an award may be assigned or transferred only in the event of death, or if permitted by the Committee, to certain members of the participant’s immediate family.
Stock Options. A stock option is the right to purchase a specified number of shares for a specified exercise price. Stock options may be either (a) incentive stock options, which are stock options that meet the requirements under Section 422 of the Code and that are designated as an incentive stock option, or (b) non-qualified stock options, which are stock options that do not meet the requirements of Section 422 of the Code or that are designated as a nonqualified stock option. Stock options (other than stock options assumed or granted in substitution for outstanding stock options of a company acquired by our Company or any affiliate) are subject to the following: (i) the exercise price shall be equal to or greater than the fair market value of the shares subject to such stock option on the date of grant; and (ii) the expiration date shall be no later than 10 years from the date of grant. Only employees of our Company and our affiliates may receive awards of incentive stock options, and incentive stock options are subject to additional limitations. The exercise price may be payable either in (1) cash, (2) if permitted by the Committee, by delivery of irrevocable instructions to a broker to deliver promptly the proceeds from the sale of shares, (3) if permitted by the Committee, by tendering shares previously acquired, (4) if

68	Edgewell | 2025 Proxy Statement

permitted by the Committee, by withholding shares that would otherwise be issued having a fair market value on the exercise date equal to the exercise price, or (5) any combination of the foregoing.
Stock Appreciation Rights. A stock appreciation right is a right to receive cash or other property based on the increase in the value of a share over the per share exercise price. Stock appreciation rights (other than stock appreciation rights assumed or granted in substitution for outstanding stock appreciation rights of a company acquired by our Company or any affiliate) are subject to the following: (a) the exercise price shall be equal to or greater than the fair market value of the shares subject to such stock appreciation right on the date of grant; and (b) the expiration date shall be no later than 10 years from the date of grant.
Restricted Stock. Restricted Stock is an award of shares that is subject to vesting conditions. Prior to the expiration of the vesting period, a participant who has received an award of restricted stock has the right to vote and to receive dividends on the underlying unvested shares, subject, however, to the restrictions and limitations imposed pursuant to the 3rd A&R 2018 Plan and award agreement.
Restricted Stock Equivalents. A restricted stock equivalent is an award that is valued by reference to shares, which may be paid to a participant upon vesting in shares, cash, or other property.
Other Stock-Based Awards. An “other stock-based award” is an award denominated or payable in shares, other than a stock option, stock appreciation right, restricted stock or restricted stock equivalent. Other stock-based awards may be settled in cash, shares, or other property.
Performance Grants. A performance grant is a right to receive cash, shares, or other property if the terms and conditions of the performance grant are satisfied. Performance objectives may be based upon Company, business unit, participant, and/or other performance objectives. Performance grants include stock options, stock appreciation rights, restricted stock, restricted stock equivalents, and other stock-based awards that are subject to performance vesting conditions.
Dividend Equivalents. Awards other than stock options and stock appreciation rights may include the right to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, or limitations, if any, as the Committee may establish. However, dividends and dividend equivalents may be paid with respect to any award only if, when and to the extent that the award vests, and until such time, dividends and dividend equivalents may be held in escrow (with or without the accrual of interest) or be reinvested into additional shares subject to the same vesting or performance conditions as the award on which they are payable.
Award Limits
Non-Employee Director Award Limits. The aggregate maximum fair market value (determined as of the date of grant) of the shares granted under the 3rd A&R 2018 Plan in a calendar year in respect of services as a non-employee director may not exceed $500,000, and the maximum amount that may be paid in a calendar year to any non-employee director in property other than shares (including cash) in respect of services as a non-employee director may not exceed $500,000.
Employee and Consultant Award Limits. The maximum number of shares that may be granted to any employee or consultant during any one calendar year under all awards is 500,000, and the maximum amount of cash that may be paid to any employee or consultant during any one calendar year under all performance grants shall be $20,000,000.
Minimum Vesting Periods
All awards must be subject to a minimum vesting period of at least one year, except:
•
up to a maximum of five percent of the number of shares available under the 3rd A&R 2018 Plan may be issued without regard for any minimum vesting period;

•
in the event of the death, disability, or retirement of the participant, or involuntary termination other than for cause of the participant’s service, or in connection with a change of control of our Company; and

•
for awards assumed or granted in substitution for outstanding awards of a company acquired by our Company or any affiliate.

Tax Withholding
The exercise or payment of awards and the issuance of shares under the 3rd A&R 2018 Plan is conditioned upon a participant making satisfactory arrangements for the satisfaction of any liability to withhold federal, state, local or foreign income or other taxes. In accordance with rules established by the Committee, the required tax withholding obligations may be settled in cash, or with shares, including shares that are part of the award that gives rise to the withholding requirement.

Edgewell | 2025 Proxy Statement	69

Change of Control of our Company
The Committee may provide in an award agreement provisions relating to a “change of control” of our Company, including without limitation the acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an award; provided that, in addition to any other conditions provided for in the award agreement:
•
any acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an award in connection with a change of control may occur only if (i) the change of control occurs, and (ii) either (A) the employment of the participant is terminated (“double-trigger”) or (B) the acquirer does not agree to the assumption or substitution of outstanding awards; and

•
for any award that is earned or vested based upon achievement of performance objectives, any amount deemed earned or vested in connection with a change of control or associated termination of employment shall be based upon the degree of performance attainment through the date of such change of control or associated termination of employment, as applicable, with such amount either paid in full or paid pro rata based on the period of time elapsed in the performance period as of the applicable date, as determined by the Committee in its sole discretion.

“Change of control” means the occurrence of a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not our Company is then subject to such reporting requirement; provided that, without limitation, a change of control shall be deemed to have occurred if a “change in control” occurs within the meaning of Section 409A of the Code.
Recoupment/Clawback
Notwithstanding anything in the 3rd A&R 2018 Plan or in any award agreement to the contrary, awards and shares paid thereunder are subject to reduction, cancellation, repayment, forfeiture or recoupment in accordance with any clawback policy adopted by our Company, including, but not limited to, the Edgewell Personal Care Company Compensation Recovery Policy, and any clawback requirements imposed under applicable laws, rules and regulations (including, without limitation, Section 10D of the Exchange Act) and any applicable rules, regulations or standards adopted by the SEC thereunder (including Rule 10D-1 under the Exchange Act) and any applicable rules or standards adopted by the exchange on which our Company’s shares are traded pursuant to Rule 10D-1 under the Exchange Act (including Section 303A.14 of the NYSE Listed Company Manual), in each case as in effect from time to time.
Provisions for Foreign Participants
The Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish, amend or rescind rules, sub-plans or procedures under the 3rd A&R 2018 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.
Adjustments
In the event of any change in the outstanding shares of our Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by our Company of all or part of our assets, any distribution to shareholders other than a normal cash dividend, partial or complete liquidation of our Company or similar event, the Committee or Board, as applicable, shall adjust the:
•
class and aggregate number of shares available under the 3rd A&R 2018 Plan;

•
individual award maximum limits under the 3rd A&R 2018 Plan;

•
class, number and exercise price of outstanding stock options and stock appreciation rights granted under the 3rd A&R 2018 Plan; and

•
class and number of shares subject to any other awards granted under the 3rd A&R 2018 Plan.

Amendments
The 3rd A&R 2018 Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding award under the 3rd A&R 2018 Plan may be amended from time to time by the Committee (or Board as applicable) in its discretion provided that no amendment may be made without shareholder approval if such amendment would:

70	Edgewell | 2025 Proxy Statement

•
increase the number of shares available for grant under the 3rd A&R 2018 Plan;

•
decrease the minimum stock option or stock appreciation right exercise price;

•
reduce the minimum vesting or performance periods;

•
change the individual award limits; or

•
amend or repeal the prohibitions against repricing or exchange.

No amendment may adversely affect in a material manner any right of a participant under an award without his or her written consent.
Termination
The 3rd A&R 2018 Plan may be suspended in whole or in part at any time and from time to time by the Board. The 3rd A&R 2018 Plan shall terminate upon the adoption of a resolution of the Board terminating the 3rd A&R 2018 Plan. No award may be granted under the 3rd A&R 2018 Plan after the date that is 10 years from the date the 3rd A&R 2018 Plan was approved and adopted by the shareholders of our Company. No termination of the 3rd A&R 2018 Plan shall materially alter or impair any of the rights or obligations of any person, without his or her consent, under any award granted under the 3rd A&R 2018 Plan.
Certain U.S. Federal Income Tax Consequences of 3rd A&R 2018 Plan Awards
The following discussion is intended to provide only a general outline of the U.S. federal income tax consequences of participation in the 3rd A&R 2018 Plan and the receipt of awards or payments thereunder by participants subject to U.S. taxes. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. taxes.
Nonqualified stock options. A participant who exercises a nonqualified stock option recognizes taxable ordinary income in the year the stock option is exercised in an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the exercise price. Subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. Any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short-term (if held one year or less) or long-term (if held more than one year) capital gain but will not result in any further deduction for the Company.
Incentive stock options. A participant who exercises an incentive stock option does not recognize ordinary income at the time of exercise (although, the participant may be subject to alternative minimum tax), and the Company is not entitled to a tax deduction. Upon the disposition of the shares obtained from the exercise of the incentive stock option more than two years after the date of grant and one year after the date of exercise, the excess of the sale price of the shares over the exercise price of the incentive stock option is taxed as long-term capital gain. If the shares are sold within two years of the grant date and/or one year of the date of exercise, the excess of the fair market value of the shares on the date of exercise (or sale proceeds if less) over the exercise price is taxed as ordinary income, and, subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction for this amount; any remaining gain is taxed as short-term capital gain, without a Company tax deduction.
Stock appreciation rights. A participant who exercises a stock appreciation right recognizes taxable ordinary income in the year the stock appreciation right is exercised in an amount equal to the cash and/or the fair market value of any shares or other property received. Subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.
Restricted stock and restricted stock equivalents. A participant normally will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of shares of restricted stock, restricted stock equivalents, or other stock-based awards. When the restricted stock vests or the restricted stock equivalents settle or the other stock-based awards are paid or settle, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares or other property received at that time, less the amount, if any, paid for the shares, and, subject to applicable provisions of the Code, including Section 162(m), the Company will be entitled at that time to a deduction in the same amount. However, a participant may elect to recognize taxable ordinary income in the year shares of restricted stock are granted in an amount equal to the excess of their fair market value at the grant date, determined without regard to certain restrictions, over the amount, if any, paid for the shares. In that event, subject to applicable provisions of the Code, including Section 162(m), the Company will be entitled to a deduction in such year in the same amount. Any gain or loss realized by the participant upon the subsequent disposition of shares received will be taxed as short-term or long-term capital gain but will not result in any further deduction for the Company.

Edgewell | 2025 Proxy Statement	71

Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G of the Code and, to such extent, will be non-deductible by our Company and subject to a 20 percent excise tax on the recipient.
State, Local and Foreign Tax Consequences. State and local tax consequences may in some cases differ from the federal tax consequences discussed above. In addition, awards under the 3rd A&R 2018 Plan may be made to employees who are subject to tax in jurisdictions other than the United States and may result in consequences different from those described above.
Other Tax Considerations
Section 162(m) of the Code places a $1 million annual limit on the compensation deductible by our Company that is paid to certain covered employees.
New Plan Benefits
The benefits or amounts to be received by or allocated to participants and the number of shares to be granted under the 3rd A&R 2018 Plan cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the Committee or Board, as applicable. It is contemplated that any annual restricted stock equivalent awards to non-employee directors and any new non-employee director restricted stock equivalent awards would be made under the 3rd A&R 2018 Plan. See “Corporate Governance — Non-Employee Director Compensation.”
Aggregate Awards Granted
The following table sets for information with respect to the number of shares subject to awards previously granted under the 2018 Stock Incentive Plan, as amended and restated, since its inception through November 28, 2025, our record date, to each NEO, all current executive officers as a group, all current directors who are not executive officers as a group, each nominee for election as a director, each associate of such directors, executive officers or nominees and all employees, including all current officers who are not executive officers, as a group. No associates of any director, director nominee or executive officer has received or as determined at this time, will receive available shares under the 2018 Stock Incentive Plan, as amended and restated, and there is no person who has received or as determined at this time, will receive 5% or more of the available shares under the 2018 Stock Incentive Plan, as amended and restated.

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	Number of Shares Underlying Options	Number of Shares Underlying Time- Based Restricted Stock Equivalents	Number of Shares Underlying Performance-Based Restricted Stock Equivalents
Rod R. Little	494,371	396,998	829,408
Francesca Weissman	28,241	59,683	72,917
Jessica Spence	0	39,751	59,626
Paul R. Hibbert	53,867	74,886	94,041
LaTanya Langley	25,443	59,423	77,284
Daniel J. Sullivan	106,569	95,100	139,882
All current executive officers as a group	708,491	725,841	1,273,158
Robert W. Black	0	28,964	0
George R. Corbin	0	28,964	0
Carla C. Hendra	0	27,668	0
John C. Hunter, III	0	26,444	0
Rakesh Sachdev	0	26,444	0
James C. Johnson	0	26,444	0
Swan Sit	0	24,351	0
Stephanie Stahl	0	9,112	0
Gary K. Waring	0	29,284	0
All current directors who are not executive officers as a group	0	227,675	0
All current officers who are not executive officers, as a group	0	0	0
Vote Required. The affirmative vote of a majority of the voting power represented in person or by proxy and entitled to vote on the matter is required for approval of the 3rd A&R 2018 Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
3rd AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN
AS DESCRIBED IN THIS PROXY STATEMENT

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PROXY STATEMENT — VOTING PROCEDURES & MEETING FAQS
YOUR VOTE IS VERY IMPORTANT
The Board is soliciting proxies to be used at the Annual Meeting. The Company will bear the cost of the solicitation of proxies by the Company. We have hired Alliance Advisors, LLC, a proxy solicitation firm, to assist us in soliciting proxies for a fee of $33,000 plus reasonable expenses.
How to Receive Printed Materials
We have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery expedites shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing full sets of materials. On or about December 22, 2025, we will mail to many of our shareholders a notice of Internet availability of proxy materials (“Internet Notice”) containing instructions on how to access our Proxy Statement and our 2025 Annual Report on Form 10-K online. If you receive an Internet Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Internet Notice contains instructions on how to receive a paper copy of the materials. In furtherance of our ongoing commitment to environmental stewardship, this year we have again partnered with the Arbor Day Foundation® so that for each shareholder who chooses to receive an e-version of our Proxy Statement, Edgewell will make a donation to plant one tree.
Who Can Vote
Shareholders of Edgewell Personal Care Company (“Edgewell” or “Company”) common stock on the record date of November 28, 2025 may vote at the Annual Meeting and any adjournment or postponement thereof. On November 28, 2025, there were 46,715,107 shares of common stock outstanding. The shares of common stock held in our treasury will not be voted.
How You Can Vote
There are four voting methods for shareholders:

Voting by MAIL. If you received a paper copy of the proxy materials, and if you choose to vote by mail, then complete a proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting by TELEPHONE. You can vote your shares by telephone by calling 1-800-690-6903 and using the control number indicated on the Notice Regarding the Availability of Proxy Materials or the proxy card mailed to you. Voting is available 24 hours a day, seven days a week.

Voting by INTERNET. You can also vote via the Internet at www.proxyvote.com. Your control number for Internet voting is on the Notice Regarding the Availability of Proxy Materials or the proxy card mailed to you, and voting is available 24 hours a day, seven days a week.

Voting in PERSON at the Annual Meeting.
Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on February 4, 2026.
If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record in order to vote such shares at the Annual Meeting. Otherwise, you must follow the instructions given to you by such bank, broker, or other holder of shares. See “Beneficial Owners and Broker Non-Votes” below.
If you vote by telephone or via the Internet, you should not return a proxy card.
Who Counts the Votes
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate shareholder votes. If you are a shareholder of record, and you choose to vote over the internet prior to the Annual Meeting or by telephone, Broadridge will access and tabulate your votes electronically, and if you have requested and

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received proxy materials by mail or email and choose to sign and mail your proxy card, your executed proxy card will be returned directly to Broadridge for tabulation. If you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) will return one proxy card to Broadridge on behalf of all its clients.
How You May Revoke or Change Your Vote
You can revoke your proxy at any time before it is voted at the Annual Meeting by:
•
sending written notice of revocation to our Corporate Secretary;

•
submitting another properly completed proxy by telephone, Internet, or mail; or

•
attending the Annual Meeting and voting your shares by ballot.

General Information on Voting
You are entitled to cast one vote for each share of common stock you own on the Record Date. If you are a shareholder of record and you do not submit a proxy or vote in person, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.
The election of each director nominee, the ratification of our independent registered public accounting firm for fiscal year 2026, the approval of the executive compensation by advisory (non-binding) vote, and the approval of the 3rd A&R 2018 Plan, must be approved by a majority of the voting power represented at the Annual Meeting in person or by proxy and entitled to vote on the respective matter. Our Corporate Governance Principles require that any director-nominee who receives a number of votes cast in favor of their election that is less than a majority of the number of votes cast on the matter at a duly held meeting of the Company’s shareholders shall tender their resignation from the Board, which resignation shall be effective only upon its acceptance by the Board. In each such case, the Corporate Governance Committee will consider any such tendered resignation and, within a reasonable period of time, make a recommendation to the Board. The Corporate Governance Committee may consider any factors it deems relevant in deciding whether to recommend that the Board accept a director’s resignation. The Board will act following the receipt of the recommendation of the Corporate Governance Committee and will publicly disclose its decision. If the Board determines not to accept any such resignation, the Board will publicly disclose a detailed explanation of the rationale behind such decision within 60 days from the date such resignation is tendered.
Shareholders do not have the right to vote cumulatively in electing directors. Shares represented by a proxy marked “against” or “abstain” on any matter will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote but will not be considered to have voted in favor of any proposal. Therefore, any proxy marked “against” or “abstain” will have the effect of a vote against each of the proposals before the Annual Meeting.
While the shareholder votes to approve executive compensation is advisory and not binding on our Company, our Board and the HC&CC of our Board, which is responsible for administering our executive compensation programs, are interested in the opinions expressed by our shareholders in their vote on these proposals and will consider the outcome of the votes when making future compensation decisions for our NEOs.
In the event that the appointment of PwC is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for fiscal 2027. Even if the appointment of PwC is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interest of the Company.
All shares for which proxies have been properly submitted — whether by telephone, Internet, or mail — and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign a proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by our Board.
If any other matters are properly presented at the Annual Meeting for consideration, the persons named in your properly submitted proxy card will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, no other matters have been raised for consideration at the Annual Meeting.
Beneficial Owners and Broker Non-Votes
If your shares are held by a bank, broker or other nominee, you are considered the “beneficial owner” of the shares, which are held in “street name.” If you hold your shares in street name, you can instruct the broker, bank or other nominee who is the shareholder of record how to vote these shares by using the voting instructions given to you by the broker, bank, or other nominee.

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The broker, bank, or other nominee may vote the shares in the absence of your voting instructions only with regard to “routine” matters. The election of directors, the advisory (non-binding) vote to approve executive compensation and approval of the 3rd A&R 2018 Plan are considered “non-routine” matters and, accordingly, if you do not instruct your broker, bank or other nominee how to vote in these matters, no votes will be cast on your behalf with respect to these matters.
Your broker, bank or other nominee does, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our accounting firm. If the broker, bank or other nominee votes the uninstructed shares on the ratification of the accounting firm (either personally or by proxy), these shares may be considered as “present” for quorum purposes but will not be deemed voted on other matters and will be considered “broker non-votes” with respect to such other matters.
Broker non-votes will have no effect on the election of directors, the advisory (non-binding) vote to approve executive compensation or approval of the 3rd A&R 2018 Plan. We do not expect any broker non-votes in connection with the ratification of the appointment of the independent auditor.
ADDITIONAL INFORMATION
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our Board has adopted a written policy regarding the review and approval or ratification of transactions involving our Company and our directors, nominees for directors, executive officers, immediate family members of these individuals, and shareholders owning 5% or more of our outstanding common stock, each of whom is referred to as a related party. The policy covers any related party transaction, arrangement, or relationship where a related party has a direct or indirect material interest and the amount involved exceeds $120,000 in any calendar year. Under the policy, the Audit Committee of our Board is responsible for reviewing and approving, or ratifying, the material terms of any related party transactions.
The Audit Committee is charged with determining whether the terms of the transaction are any less favorable than those generally available from unaffiliated third parties and determining the extent of the related party’s interest in the transaction.
Our legal department is primarily responsible for the development and implementation of processes and procedures to obtain information from our directors and executive officers with respect to related party transactions. During fiscal 2025, there were no transactions with executive officers, directors or their immediate family members which were in an amount in excess of $120,000, and in which any such person had a direct or indirect material interest.
OTHER BUSINESS
Our Board knows of no other business which will be presented at the Annual Meeting other than that described above. Our bylaws provide that shareholders may nominate candidates for director or present a proposal or bring other business before an annual meeting only if they give timely written notice of the nomination or the matter to be brought not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s meeting, as described under “Shareholder Proposals for 2026 Annual Meeting.”
DELIVERY OF DOCUMENTS
Householding of Annual Meeting Materials. The SEC has approved a rule permitting the delivery of a single Internet Notice and set of proxy materials (if paper copies of such documents have been delivered or requested), to any household at which two or more shareholders reside, unless we have received contrary instructions from one or more of the shareholders residing in such household. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information you receive, as well as our expenses. In order to take advantage of this opportunity, we will deliver only one copy of the Internet Notice or proxy materials (if paper copies of such documents have been delivered or requested) to multiple shareholders who share an address, unless we receive instructions to the contrary from the impacted shareholders prior to the mailing date. If you prefer to receive separate copies of our Internet Notice, our Proxy Statement or Annual Report on Form 10-K, either now or in the future, we will promptly deliver, upon your written or oral request submitted as set forth below, a separate copy of the Internet, Proxy Statement or Annual Report on Form 10-K, as applicable and as requested, to any shareholder at your address to which a single copy was delivered. If you and other shareholders in your household are currently receiving multiple copies of the Internet Notice or this Proxy Statement and our Annual Report on Form 10-K (if paper copies of such documents have been delivered or requested) and would like only one copy to be sent to your household, upon your written or oral request, we will discontinue delivering multiple copies of such document(s) to your household and only deliver one copy. Notice should be given to the Corporate Secretary, Edgewell Personal Care Company, 6 Research Drive, Shelton, Connecticut 06484, Telephone No. (203) 944-5500.

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SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING
Any proposals to be presented at the 2027 Annual Meeting of Shareholders (“2027 Annual Meeting”) must be received by our Company, directed to the attention of our Corporate Secretary, no later than August 24, 2026 in order to be included in our Company’s Proxy Statement and form of proxy for that meeting under Rule 14a-8 of the Exchange Act. Upon receipt of any proposal, our Company will determine whether or not to include the proposal in the Proxy Statement and proxy card in accordance with regulations governing the solicitation of proxies. The proposal must comply in all respects with the rules and regulations of the SEC.
In order for a shareholder to nominate a candidate for director under our bylaws, timely notice of the nomination must be received by us in advance of the meeting. Ordinarily, such notice must be received not less than 90, nor more than 120, days before the first anniversary of the prior year’s meeting. For the 2027 Annual Meeting, the notice would have to be received between October 8, 2026 and November 7, 2026. However, in the event that (i) no annual meeting is held in 2027, or (ii) the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the Annual Meeting, notice must be received no earlier than the 120th day prior to the date of the 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2027 Annual Meeting, or the seventh day following the day on which notice of the date of the meeting was mailed or on which public notice of the meeting was given. The notice of nomination must include the information required by, and otherwise comply with the requirements of, the Company’s bylaws, a copy of which is available upon request to our Corporate Secretary.
In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by our Company during the same period as director nominations described above. Such notice must also include the information required by, and otherwise comply with the requirements of, the Company’s bylaws, a copy of which is available upon request to our Corporate Secretary.
Shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must comply with the additional requirements of Rule 14a-19(b). We encourage shareholders who wish to submit a proposal or nomination to seek independent counsel. Shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than December 7, 2026. Edgewell will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaws and SEC requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
In each case, the notice must be given to our Corporate Secretary, whose address is Edgewell Personal Care Company, 6 Research Drive, Shelton, Connecticut 06484. A copy of our Bylaws will be provided without charge upon written request to our Corporate Secretary.
By Order of the Board of Directors,
LaTanya Langley
December 22, 2025	Chief People Officer, Chief Legal Officer and Corporate Secretary

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EXHIBIT 1
EDGEWELL PERSONAL CARE COMPANY
3rd AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN
(As Amended and Restated Effective February 5, 2026)
SECTION 1. PURPOSE
The purpose of the Edgewell Personal Care Company 3rd Amended and Restated 2018 Stock Incentive Plan (the “Plan”) is to promote shareholder value and the future success of Edgewell Personal Care Company (the “Company”) by providing appropriate retention and performance incentives to the employees and non-employee directors of the Company and its Affiliates, and any other individuals who perform services for the Company or any of its Affiliates.
SECTION 2. DEFINITIONS
2.1.   “Affiliate” means any entity in which the Company has a direct or indirect equity interest of 50 percent or more, and any other entity in which the Company has a substantial ownership interest and which has been designated as an Affiliate for purposes of the Plan by the Committee in its sole discretion.
2.2.   “Award” means any form of incentive or performance award granted under the Plan to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (a) Stock Options granted pursuant to Section 7; (b) Stock Appreciation Rights granted pursuant to Section 8; (c) Restricted Stock granted pursuant to Section 9; (d) Restricted Stock Equivalents granted pursuant to Section 9; (e) Other Stock-Based Awards granted pursuant to Section 10; and (f) Performance Grants granted pursuant to Section 11.
2.3.   “Award Agreement” means the written or electronic document(s) evidencing the grant of an Award to a Participant.
2.4.   “Board” shall mean the Board of Directors of the Company.
2.5.   “Change of Control” means the occurrence of a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change of Control shall be deemed to have occurred if a Section 409A Change of Control occurs.
2.6.   “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated and other official guidance issued thereunder.
2.7.   “Committee” means the Human Capital & Compensation Committee of the Board, or any successor committee that the Board may designate to administer the Plan, provided such Committee consists of two or more individuals. Each member of the Committee shall be (a) a “Non- Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (b) a non- employee director meeting the independence requirements for Human Capital & Compensation Committee members under the rules and regulations of the Exchange on which the shares of Common Stock are traded. References to “Committee” shall include persons to whom the Committee has delegated authority pursuant to Section 3.4.
2.8.   “Common Stock” means the common stock, par value $.01 per share, of the Company, and stock of any other class or company into which such shares may thereafter be changed.
2.9.   “Company” means Edgewell Personal Care Company, a Missouri corporation.
2.10.   “Defined Event” means the death, Disability, retirement or involuntary termination of a Participant other than for cause, or, subject to Section 6.7, in connection with a Change of Control of the Company.
2.11.   “Delay Period” has the meaning given such term in Section 12.2(c).
2.12.   “Disability” with respect to a Participant, has the meaning assigned to such term under the long-term disability plan maintained by the Company or an Affiliate in which such Participant is covered at the time the determination is made, and if there is no such plan, means the permanent inability as a result of accident or sickness to perform any and every duty pertaining to such Participant’s occupation or employment for which the Participant is suited by reason of the Participant’s previous training, education and experience; provided that, to the extent an Award subject to Section 409A shall become payable upon a Participant’s Disability, a Disability shall not be deemed to have occurred for such purposes unless the circumstances would also result in a “disability” within the meaning of Section 409A, unless otherwise provided in the Award Agreement.

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2.13.   “Effective Date” means the date on which the Plan, as amended and restated, is approved by the shareholders of the Company pursuant to Section 18.
2.14.   “Exchange” means the New York Stock Exchange, or such other principal securities market on which the shares of Common Stock are traded.
2.15.   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations and interpretations thereunder.
2.16.   “Fair Market Value” of a share of Common Stock as of any specific date means (a) the per share closing price reported by the Exchange on such date, or, if there is no such reported closing price on such date, then the per share closing price reported by the Exchange on the last previous day on which such closing price was reported, or (b) such other value as determined by the Committee in accordance with applicable law. The Fair Market Value of any property other than shares of Common Stock means the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.
2.17.   “Incentive Stock Option” means a Stock Option which is designated an Incentive Stock Option and that qualifies as an incentive stock option under Section 422 of the Code.
2.18.   “Nonqualified Stock Option” means a Stock Option that does not qualify as an Incentive Stock Option or which is designated a Nonqualified Stock Option.
2.19.   “Other Stock-Based Award” means an Award denominated in shares of Common Stock that is granted subject to certain terms and conditions pursuant to Section 10.
2.20.   “Participant” means an individual who has been granted an Award under the Plan, or in the event of the death of such individual, the individual’s beneficiary under Section 14.
2.21.   “Performance Grant” means an Award subject to the terms, conditions and restrictions described in Section 11, pursuant to which the Participant may become entitled to receive cash, shares of Common Stock or other property, or any combination thereof, as determined by the Committee.
2.22.   “Plan” has the meaning given such term in Section 1.
2.23.   “Prior Plan” means the Edgewell Personal Care Company 2nd Amended and Restated 2018 Stock Incentive Plan.
2.24.   “Remaining Number of Available Shares” has the meaning given such term in Section 5.1(a).
2.25.   “Reprice” means: (a) the reduction, directly or indirectly, in the per-share exercise price of an outstanding Stock Option or Stock Appreciation Right by amendment, cancellation or substitution; (b) any action that is treated as a repricing under United States generally accepted accounting principles; (c) canceling a Stock Option or Stock Appreciation Right in exchange for another Stock Option, Stock Appreciation Right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (d) any other action that is treated as a repricing by the rules or regulations of the Exchange.
2.26.   “Restricted Period” means the period during which Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.
2.27.   “Restricted Stock” means an Award of shares of Common Stock that is granted subject to certain terms and conditions pursuant to Section 9.
2.28.   “Restricted Stock Equivalent” means an Award of a right to receive shares of Common Stock (or an equivalent value in cash or other property, or any combination thereof) that is granted subject to certain terms and conditions pursuant to Section 9.
2.29.   “Section 409A” means Section 409A of the Code.
2.30.   “Section 409A Change of Control” means:
(a)   the acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. Notwithstanding the above, if any person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not constitute a Change of Control;

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(b)   the acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, constitutes 30 percent or more of the total voting power of the stock of the Company. Notwithstanding the above, if any person or more than one person acting as a group is considered to own 30 percent or more of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not constitute a Change of Control;
(c)   a majority of the members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election; or
(d)   one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.
Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company. This definition of Change of Control shall be interpreted in accordance with, and in a manner that will bring the definition into compliance with, Section 409A.
2.31.   “Stock Appreciation Right” means a right to receive (without payment to the Company) cash, shares of Common Stock or other property, or any combination thereof, as determined by the Committee, based on the increase in the value of a share of Common Stock over the per share exercise price, that is granted subject to certain terms and conditions pursuant to Section 8.
2.32.   “Stock Option” means a right to purchase shares of Common Stock at a specified exercise price that is granted subject to certain terms and conditions pursuant to Section 7 and includes both Incentive Stock Options and Nonqualified Stock Options.
2.33.   “Treasury Regulations” means the tax regulations promulgated under the Code.
SECTION 3. ADMINISTRATION
3.1.   Administration.   Except as otherwise specified herein, the Plan shall be administered solely by the Committee.
3.2.   Authority.
(a)   Subject only to Section 6.3, the Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority to select the employees and other individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, and to prescribe the form of Award Agreement.
(b)   The Committee has the power and authority to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States, and to adopt, to amend or to rescind rules, procedures or subplans relating to the operation and administration of the Plan in order to accommodate local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the Plan, including, but not limited to, the authority to adopt, to amend or to rescind rules, procedures and subplans that limit or vary: the methods available to exercise Awards; the methods available to settle Awards; the methods available for the payment of income taxes, social insurance contributions and employment taxes; the procedures for withholding on Awards; and the use of stock certificates or other indicia of ownership. The Committee may also adopt rules, procedures or subplans applicable to particular Affiliates or locations.
(c)   The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion, and shall be final, conclusive, and binding on all parties concerned.

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3.3.   Repricing Prohibited Absent Shareholder Approval.   Notwithstanding any provision of the Plan, except for adjustments pursuant to Section 13, neither the Board nor the Committee may Reprice, adjust or amend the exercise price of Stock Options or Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the shareholders of the Company. In addition, notwithstanding any other provision in the Plan to the contrary, a Stock Option may not be surrendered in consideration of, or exchanged for cash, other Awards, or a new Stock Option having an exercise price below that of the Stock Option which was surrendered or exchanged, unless the exchange occurs in connection with a merger, acquisition, or similar transaction as set forth in Section 13, or such action is approved by the shareholders of the Company. Any amendment or repeal of this Section 3.3 shall require the approval of the shareholders of the Company.
3.4.   Delegation.   The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents or to take any other action on behalf of the Committee with respect to Awards made or to be made to Participants, subject to the requirements of applicable law, including without limitation, Section 15 of the Exchange Act.
3.5.   Indemnification.   No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or gross negligence, or as expressly provided by applicable law, and the Company shall indemnify each member of the Committee and officer of the Company against any such liability.
SECTION 4. PARTICIPATION
Consistent with the purposes of the Plan, subject to Section 6.3, the Committee shall have exclusive power to select the employees of the Company and its Affiliates and other individuals performing services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan. Consistent with the purposes of the Plan, the Board shall have exclusive power to select the non-employee directors of the Company who may participate in the Plan and be granted Awards under the Plan.
SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS
5.1.   Maximum Number of Shares that May Be Issued.
(a)   Available Shares.   Subject to adjustment as provided in Section 13, the maximum number of shares of Common Stock reserved and available for grant and issuance pursuant to the Plan as of the Effective Date shall be 2,100,000, plus the number of remaining shares of Common Stock not issued or subject to outstanding grants under the Prior Plan on February 5, 2026 (the “Remaining Number of Available Shares”), plus any shares of Common Stock that are subject to awards granted under the Prior Plan that expire, are forfeited or canceled or terminate for any other reason after February 5, 2026 without the issuance of shares. For the avoidance of doubt, any shares of Common Stock that are subject to outstanding awards granted under the Edgewell Personal Care Company Amended and Restated 2018 Stock Incentive Plan on or prior to February 6, 2020 that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award under the Edgewell Personal Care Company Amended and Restated 2018 Stock Incentive Plan after February 6, 2020 shall not become available under the Plan. No awards may be granted under the Prior Plan on or after February 5, 2026.
(b)   Assumed or Substituted Awards.   Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, shall not reduce the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1(a) or the maximum number of shares of Common Stock authorized for grant to an individual in any calendar year described in Section 5.2.
(c)   Share Counting.
(i)   For purposes of counting shares against the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1(a), on the date of grant, Awards denominated solely in shares of Common Stock (such as Stock Options and Restricted Stock) and other Awards that may be exercised for, settled in or convertible into shares of Common Stock will be counted against the Plan reserve on the date of grant of the Award based on the maximum number of shares that may be issued pursuant to the Award, as determined by the Committee.
(ii)   For Awards granted prior to February 5, 2026, (A) any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1(a) as one share for every one Option or

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Stock Appreciation Right granted, and (B) any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1(a) as 1.95 shares of Common Stock for every one share of Common Stock granted in connection with such Award. For Awards granted on or after February 5, 2026, any shares of Common Stock granted in connection with such Awards shall be counted against the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1(a) as one share for every one share of Common Stock granted in connection with such Award.
(d)   Shares Added Back.   Shares of Common Stock related to Awards issued under the Plan that are forfeited, canceled, expired, or otherwise terminated without the issuance of shares of Common Stock will again be available for issuance under the Plan. For Awards granted prior to February 5, 2026, any shares of Common Stock added back shall be added back as one share if such shares of Common Stock were subject to Stock Options or Stock Appreciation Rights, and as 1.95 shares if such shares of Common Stock were subject to other Awards. For Awards granted on or after February 5, 2026, shares of Common Stock added back shall be added back as one share for shares subject to such Awards. The following shares of Common Stock, however, may not again be made available for grant in respect of Awards under the Plan:
(i)   shares of Common Stock delivered to, or retained by the Company, in payment of the exercise price of a Stock Option;
(ii)   shares of Common Stock delivered to, or retained by the Company, in satisfaction of the tax withholding obligations with respect to an Award;
(iii)   shares of Common Stock covered by a stock-settled Stock Appreciation Right or other Award that were not issued upon the settlement of the Stock Appreciation Right or other Award; and
(iv)   shares of Common Stock repurchased on the open market with the proceeds from the payment of the exercise price of a Stock Option.
(e)   Source of Shares.   Shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof.
(f)   Fractional Shares.   No fractional shares of Common Stock may be issued under the Plan, and unless the Committee determines otherwise, an amount in cash equal to the Fair Market Value of any fractional share of Common Stock that would otherwise be issuable shall be paid in lieu of such fractional share of Common Stock. The Committee may, in its sole discretion, cancel, terminate, otherwise eliminate, or transfer or pay other securities or other property in lieu of issuing any fractional share of Common Stock.
5.2.   Maximum Individual Limits.   For awards granted to individuals other than non- employee directors:
(a)   subject to adjustment as provided in Section 13, the maximum number of shares of Common Stock that may be granted to any individual during any one calendar year under all Awards shall be 500,000; and
(b)   the maximum amount of cash that may be paid to a Participant during any one calendar year under all Performance Grants shall be $20,000,000.
For purposes of Section 5.2(b), the calendar year or years in which amounts under Awards are deemed paid or received shall be as determined by the Committee and any deferral of Award settlement or payment permitted or required by the Committee pursuant to Section 12 of the Plan shall be disregarded for purposes of such limits.
SECTION 6. AWARDS UNDER THE PLAN
6.1.   Types of Awards.   Awards under the Plan may include one or more of the following types: Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Equivalents, Other Stock-Based Awards and Performance Grants. As provided by Section 3.2(b), the Committee may also grant any other Award providing similar benefits, subject to such terms, conditions and restrictions as it may determine necessary or appropriate to satisfy non-U.S. law or regulatory requirements or avoid adverse consequences under such requirements.
6.2.   Dividend Equivalents.   Other than with respect to Stock Options or Stock Appreciation Rights, the Committee may choose, at the time of the grant of an Award or any time thereafter up to the time of the Award’s payment, to include or to exclude as part of such Award an entitlement to receive cash dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such times as the Committee shall determine; provided, however, dividends or dividend equivalents shall only be paid with respect to any Award if, when and to the

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extent that the underlying Award vests, and dividends and dividend equivalents shall, at the Committee’s discretion, be held in escrow (with or without the accrual of interest), or be reinvested into additional shares of Common Stock subject to the same vesting or performance conditions as the underlying Award.
6.3.   Non-Employee Director Awards.   In respect of Awards granted to non-employee directors of the Company or its Affiliates, the Board has all the powers otherwise vested in the Committee by the terms of the Plan set forth herein, including the exclusive authority to select the non-employee directors to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each non-employee director selected, to modify the terms of any Award that has been granted to a non-employee director, to determine the time when Awards will be granted to non-employee directors and to prescribe the form of the Award Agreement embodying Awards made under the Plan to non-employee directors. The aggregate maximum Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which Awards are granted under the Plan in any calendar year to any non- employee director in respect of services as a non-employee director shall not exceed $500,000. The maximum amount that may be paid in any calendar year to any non-employee director in property other than shares of Common Stock (including cash) in respect of services as a non- employee director shall not exceed $500,000.
6.4.   Transferability.   An Award and a Participant’s rights and interest under an Award may not be sold, assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of the Participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that the Committee may allow a Participant to assign or transfer without consideration an Award to one or more members of his immediate family, to a partnership of which the only partners are the Participant or members of the Participant’s immediate family, to a trust established by the Participant for the exclusive benefit of the Participant or one or more members of his immediate family or pursuant to a domestic relations order (as defined in the Code).
6.5.   Exclusion from Minimum Vesting Requirements.   Awards granted under Section 7, Section 8, Section 9, Section 10 and Section 11 shall be subject to the minimum vesting period and continued employment or provision of service requirement specified for the Award by such Section, as applicable, except that:
(a)   up to a maximum of five percent of the maximum number of shares of Common Stock that may be issued under the Plan pursuant to Section 5.1(a) may be issued pursuant to Awards granted under Section 7, Section 8, Section 9, Section 10 or Section 11 without regard for any minimum vesting period or continued employment or provision of service requirements set forth in such Sections; and
(b)   continued employment or provision of service for exercisability or vesting shall not be required (i) as the Committee may determine or permit otherwise in connection with the occurrence of a Defined Event, and (ii) as may be required or otherwise be deemed advisable by the Committee in connection with an Award granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
6.6.   Award Agreement.   Unless otherwise determined by the Committee, each Award shall be evidenced by an Award Agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan, including a written agreement, contract, certificate or other instrument or document containing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically. Each Award and Award Agreement shall be subject to the terms and conditions of the Plan.
6.7.   Change of Control.   The Committee may include in an Award Agreement provision related to a Change of Control, including without limitation the acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award; provided that, in addition to any other conditions provided for in the Award Agreement:
(a)   any acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award in connection with a Change of Control may occur only if (i) the Change of Control occurs and (ii) either (A) the employment of the Participant is terminated (as set forth in the Award Agreement) (i.e., “double-trigger”) or (B) the acquirer does not agree to the assumption or substitution of outstanding Awards; and
(b)   with respect to any Award granted under the Plan that is earned or vested based upon achievement of performance objectives (including but not limited to Performance Grants), any amount deemed earned or vested in connection with a Change of Control or associated termination of employment shall be based upon the degree of performance attainment through the date of such Change of Control or associated termination of employment, as applicable, with such amount either paid in full or paid pro rata based on the period of time elapsed in the performance period as of the applicable date, as determined by the Committee in its sole discretion.

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6.8.   Forfeiture Provisions.   The Committee may, in its discretion, provide in an Award Agreement that an Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non- disclosure covenant or agreement, or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, none of the non-disclosure restrictions in this Section 6.8 or in any Award Agreement shall, or shall be interpreted to, impair the Participant from exercising any legally protected whistleblower rights (including under Rule 21F under the Exchange Act).
6.9.   Recoupment Provisions.   Notwithstanding anything in the Plan or in any Award Agreement to the contrary, Awards (and any shares of Common Stock or other amounts payable or paid thereunder) are subject to reduction, cancellation, repayment, forfeiture or recoupment in accordance with any clawback policy adopted by the Company, including, but not limited to, the Edgewell Personal Care Company Compensation Recovery Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion, and any clawback requirements imposed under applicable laws, rules and regulations (including, without limitation, Section 10D of the Exchange Act) and any applicable rules, regulations or standards adopted by the SEC thereunder (including Rule 10D-1 under the Exchange Act) and any applicable rules or standards adopted by the Exchange pursuant to Rule 10D-1 under the Exchange Act (including Section 303A.14 of the NYSE Listed Company Manual), in each case as in effect from time to time.
SECTION 7. STOCK OPTIONS
7.1.   Grant of Stock Options.   The Committee may grant Awards of Stock Options. The Committee may grant Incentive Stock Options to any employee provided the terms of such grants comply with the provisions of Section 422 of the Code, and that any ambiguities in construction shall be interpreted in order to effectuate that intent. Each Stock Option granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the shares of Common Stock issuable upon exercise thereof or the attainment of performance objectives as the Committee may determine, in its discretion, and establish.
7.2.   Exercise Price; Expiration Date.   Except for Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the exercise price shall be equal to or greater than the Fair Market Value of the shares of Common Stock subject to such Stock Option on the date that the Stock Option is granted. The Committee in its discretion shall establish the expiration date of a Stock Option; provided that in no event shall the expiration date be later than 10 years from the date that the Stock Option is granted.
7.3.   Number of Shares of Common Stock.   The Committee shall determine the number of shares of Common Stock to be subject to each Stock Option.
7.4.   Minimum Vesting Period.   Except as otherwise permitted by Section 6.5, Stock Options shall not vest for at least one year after the date of grant.
7.5.   Exercisability.   The Stock Option shall not be exercisable unless the Stock Option has vested, and payment in full of the exercise price for the shares of Common Stock being acquired thereunder at the time of exercise is made in such form as the Committee may determine in its discretion, including, but not limited to:
(a)   cash;
(b)   if permitted by the Committee, by instructing the Company to withhold a number of shares of Common Stock that would otherwise be issued having a Fair Market Value equal to the applicable portion of the exercise price being so paid;
(c)   if permitted by the Committee, by tendering (actually or by attestation) to the Company a number of previously acquired shares of Common Stock that have been held by the Participant for at least six months (or such short period, if any, determined by the Committee in consideration of applicable accounting standards) and that have a Fair Market Value equal to the applicable portion of the exercise price being so paid;
(d)   if permitted by the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares of Common Stock otherwise issuable to the Participant upon the exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or
(e)   any combination of the foregoing.
7.6.   Limitations for Incentive Stock Options.   The terms and conditions of any Incentive Stock Options granted hereunder shall be subject to and shall be designed to comply with the provisions of Section 422 of the Code. To the

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extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000 (or such other limit that applies at the time the Incentive Stock Options are granted), such Incentive Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options. If, at the time an Incentive Stock Option is granted, the employee recipient owns (after application of the rules contained in Section 424(d) of the Code) shares of Common Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, then: (a) the exercise price for such Incentive Stock Option shall be at least 110 percent of the Fair Market Value of the shares of Common Stock subject to such Incentive Stock Option on the date of grant; and (b) such Incentive Stock Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted. The maximum number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, the Remaining Number of Available Shares.
SECTION 8. STOCK APPRECIATION RIGHTS
8.1.   Grant of Stock Appreciation Rights.   The Committee may grant Awards of Stock Appreciation Rights. Each Award of Stock Appreciation Rights granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Appreciation Rights or the shares of Common Stock issuable upon exercise thereof or the attainment of performance objectives as the Committee may determine, in its discretion, and establish.
8.2.   Exercise Price; Expiration Date.   Except for Stock Appreciation Rights granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the exercise price shall be equal to or greater than the Fair Market Value of the shares of Common Stock subject to such Stock Appreciation Right on the date that the Stock Appreciation Right is granted. The Committee in its discretion shall establish the expiration date of a Stock Appreciation Right; provided that in no event shall the expiration date be later than 10 years from the date that the Stock Appreciation Right is granted.
8.3.   Number of Shares of Common Stock.   The Committee shall determine the number of shares of Common Stock to be subject to each Award of Stock Appreciation Rights.
8.4.   Minimum Vesting Period.   Except as otherwise permitted by Section 6.5, Stock Appreciation Rights shall not vest for at least one year after the date of grant.
8.5.   Exercisability.   Stock Appreciation Rights shall not be exercisable unless the Stock Appreciation Rights have vested.
8.6.   Exercise and Settlement.   An Award of Stock Appreciation Rights shall entitle the Participant to exercise such Award and to receive from the Company in exchange therefore, without payment to the Company, that number of shares of Common Stock having an aggregate Fair Market Value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one share of Common Stock, at the date of such exercise, over the exercise price per share, times the number of shares of Common Stock for which the Award is being exercised. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or other property, or any combination thereof, as determined by the Committee, equal to the aggregate Fair Market Value of the shares of Common Stock it would otherwise be obligated to deliver.
SECTION 9. RESTRICTED STOCK; RESTRICTED STOCK EQUIVALENTS
9.1.   Grant of Restricted Stock and Restricted Stock Equivalents.   The Committee may grant Awards of Restricted Stock or Restricted Stock Equivalents. Each Award of Restricted Stock or Restricted Stock Equivalents under the Plan shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish.
9.2.   Number of Shares of Common Stock.   The Committee shall determine the number of shares of Common Stock to be issued to a Participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or a combination thereof.
9.3.   Restricted Stock Issuance.   Shares of Common Stock issued to a Participant in accordance with the Award of Restricted Stock may be issued in certificate form or through the entry of an uncertificated book position on the records of the Company’s transfer agent and registrar. The Company may impose appropriate restrictions on the transfer of such shares of Common Stock, which shall be evidenced in the manner permitted by law as determined by the Committee in its discretion, including but not limited to (a) causing a legend or legends to be placed on any certificates evidencing such Restricted Stock, or (b) causing “stop transfer” instructions to be issued, as it deems necessary or appropriate.

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9.4.   Vesting Conditions.   The vesting of an Award of Restricted Stock or Restricted Stock Equivalents may be conditioned upon the attainment of specific performance objectives as the Committee may determine, in its discretion, and establish.
9.5.   Minimum Vesting Period.   Except as otherwise permitted by Section 6.5, Restricted Stock and Restricted Stock Equivalents shall not vest for at least one year after the date of grant.
9.6.   Shareholder Rights.   Unless otherwise determined by the Committee in its discretion, prior to the expiration of the Restricted Period, a Participant to whom an Award of Restricted Stock has been made shall have ownership of such shares of Common Stock, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such shares of Common Stock, subject, however, to the restrictions and limitations imposed thereon pursuant to the Plan or Award Agreement.
SECTION 10. OTHER STOCK-BASED AWARDS
10.1.   Grant of Other Stock-Based Awards.   The Committee may grant Other Stock-Based Awards. Each Other Stock-Based Award granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish.
10.2.   Vesting Conditions.   The vesting of Other Stock-Based Awards may be conditioned upon the attainment of specific performance objectives as the Committee may determine, in its discretion, and establish.
10.3.   Minimum Vesting Period.   Except as otherwise permitted by Section 6.5, Other Stock-Based Awards shall not vest for at least one year after the date of grant.
10.4.   Settlement.   The Committee shall be entitled in its discretion to settle the obligation under an Other Stock-Based Award by the payment of cash, shares of Common Stock or other property, or any combination thereof.
SECTION 11. PERFORMANCE GRANTS
11.1.   Grant of Performance Grants.   The Committee may grant Awards of Performance Grants. The Award of a Performance Grant to a Participant will entitle the Participant to receive an amount in cash, shares of Common Stock or other property, or any combination thereof, determined by the Committee if the terms and conditions in the Plan and the Award Agreement are satisfied. The Award of a Performance Grant shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, shares of Common Stock or other property, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish.
11.2.   Award Terms.   The Committee shall determine the value or the range of values of a Performance Grant to be awarded to each Participant selected for an Award of a Performance Grant and the performance objectives upon which the vesting, payment or settlement of the Performance Grant is conditioned. Performance Grants may be issued in different classes or series having different names, terms, and conditions.
11.3.   Minimum Vesting Period.   Except as otherwise permitted by Section 6.5, the vesting period shall be for a minimum of one year.
SECTION 12. PAYMENT OF AWARDS
12.1.   Method of Payment.   The Committee may, in its discretion, settle any Award through the payment of cash, the delivery of shares of Common Stock or other property, or a combination thereof, as the Committee shall determine or as specified by the Plan or an Award Agreement. Any Award settlement, including payment deferrals, may be subject to conditions, restrictions, and contingencies as the Committee shall determine.
12.2.   Deferred Compensation.   The Committee may, in its discretion, permit the deferral of payment of an employee’s cash bonus, other cash compensation or an Award to a Participant under the Plan in the form of either shares of Common Stock or Common Stock equivalents (with each Common Stock equivalent corresponding to a share of Common Stock), under such terms and conditions as the Committee may prescribe in the Award Agreement relating thereto or a separate election form made available to such Participant, including the terms of any deferred compensation plan under which such Common Stock equivalents may be granted. In addition, the Committee may, in any year, provide for an additional matching deferral to be credited to an employee’s account under such deferred compensation plans. The Committee may also permit hypothetical account balances of other cash or mutual fund equivalents maintained pursuant to such deferred compensation plans to be converted, at the discretion of the Participant, into the form of Common Stock equivalents, or to permit Common Stock equivalents to be converted into account balances of such other cash or mutual fund equivalents, upon the terms set forth in such plans as well as such other terms and conditions as the Committee may,

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in its discretion, determine. The Committee may, in its discretion, determine whether any deferral in the form of Common Stock equivalents, including deferrals under the terms of any deferred compensation plans of the Company, shall be paid on distribution in the form of cash or in shares of Common Stock. To the extent Section 409A is applicable, all actions pursuant to this Section 12.2 must satisfy the requirements of Section 409A, including but not limited to the following:
(a)   a Participant’s election to defer must be filed at such time as designated by the Committee, but in no event later than the December 31 preceding the first day of the calendar year in which the services are performed which relate to the compensation or Award being deferred. An election may not be revoked or modified after such December 31. However, notwithstanding the previous two sentences, if the compensation or Award is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date the Participant obtains the legally binding right to the compensation or Award, the Committee may permit a Participant to file an election on or before the 30th day after the Participant obtains the legally binding right to the compensation or Award, provided that the election is filed at least 12 months in advance of the earliest date at which the forfeiture condition could lapse;
(b)   a Participant’s election to defer must include the time and form of payment, within the parameters made available by the Committee, and such timing of payment must comply with Section 409A; and
(c)   if payment is triggered due to the Participant’s termination of employment or separation from service, such termination or separation must be a “separation from service” within the meaning of Section 409A, and, for purposes of any such provision of the Plan or an election, references to a “termination,” “termination of employment” or like terms shall mean such a separation from service. The determination of whether and when a separation from service has occurred for this purpose shall be made in accordance with the presumptions set forth in Section 1.409A-1(h) of the Treasury Regulations, unless the Committee has established other rules in accordance with the requirements of Section 409A. If payment is made due to a Participant’s separation from service, and if at the time of the Participant’s separation from service, the Participant is a “specified employee” (within the meaning of Section 409A(2)(B)), then to the extent any payment or benefit that the Participant becomes entitled to under this provision on account of such separation from service would be considered nonqualified deferred compensation under Section 409A, such payment or benefit shall be paid or provided at the date which is the earlier of (i) six months and one day after such separation from service, and (ii) the date of the Participant’s death (the “Delay Period”). All payments and benefits delayed pursuant to this provision shall be paid in a lump sum upon expiration of the Delay Period.
SECTION 13. DILUTION AND OTHER ADJUSTMENTS
13.1.   Adjustment for Corporate Transaction or Change in Corporate Capitalization.   In the event of any change in the outstanding shares of Common Stock of the Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, partial or complete liquidation of the Company or other extraordinary or unusual event, the Committee or Board, as applicable, shall make such adjustment in (a) the class and maximum number of shares of Common Stock that may be delivered under the Plan as described in Section 5.1 and the Award limits under Section 5.2 and Section 6.3, (b) the class, number and exercise price of outstanding Stock Options and Stock Appreciation Rights, and (c) the class and number of shares subject to any other Awards granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), as may be determined to be appropriate by the Committee or Board, as applicable, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.
13.2.   Adjustment for Merger or Consolidation.   In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving entity (or the parent of the surviving entity) in such transaction, the Committee or Board, as applicable, shall, to the extent deemed appropriate by the Committee or Board, as applicable, adjust each Award outstanding on the date of such merger, consolidation or similar transaction so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger, consolidation or similar transaction.
13.3.   Assumption or Substitution of Awards.   In the event of a dissolution or liquidation of the Company; a sale of all or substantially all of the Company’s assets (on a consolidated basis); or a merger, consolidation or similar transaction involving the Company in which the holders of shares of Common Stock receive securities and/or other property, including cash, other than shares of the surviving entity in such transaction (or the parent of such surviving entity), the Committee or Board, as applicable, shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to: (a) some or all of the property which a holder of the number of shares of Common Stock subject to such Award would

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have received in such transaction; or (b) securities of the acquirer or surviving entity (or parent of such acquirer or surviving entity) and, incident thereto, make an equitable adjustment as determined by the Committee or Board, as applicable, in the exercise price of the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant to whom such Award was granted in partial consideration for the exchange of the Award; provided, however, that in the event that the acquirer does not agree to the assumption or substitution of Awards in the foregoing manner, the Committee shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the value, as determined by the Committee or Board, as applicable, of such Award, provided that with respect to any outstanding Stock Option or Stock Appreciation Right such value shall be equal to the excess of (i) the value, as determined by the Committee or Board, as applicable, of the property (including cash) received by the holder of shares of Common Stock as a result of such event, over (ii) the exercise price of such Stock Option or Stock Appreciation Right, provided further that the value of any outstanding Stock Option or Stock Appreciation Right shall be zero where the exercise price of such Stock Option or Stock Appreciation Right is greater than the value, as determined by the Committee or Board, as applicable, of the property (including cash) received by the holder of shares of Common Stock as a result of such event; and that no change to the original timing of payment will be made to the extent it would violate Section 409A.
SECTION 14. DESIGNATION OF BENEFICIARY BY PARTICIPANT
A Participant may designate a beneficiary to exercise, or to receive any payment or settlement to which he may be entitled in respect of, any Award under the Plan in the event of his death in a manner determined by the Committee in its discretion. If a Participant did not designate a beneficiary under this Section 14, or if no designated beneficiary survives the Participant and is living on the date on which any amount becomes payable to such Participant, the term “beneficiary” as used in the Plan and any Award Agreement shall be deemed to be the legal representatives of the Participant’s estate. If there is any question as to the legal right of any beneficiary to receive a settlement or payment of (or to exercise) an Award under the Plan, the Committee in its discretion may determine that the Award in question be settled or paid to (or exercised by) the legal representatives of the Participant’s estate, in which event the Company, the Board and the Committee and the members thereof will have no further liability to anyone with respect to such Award.
SECTION 15. AMENDMENT OF PLAN OR AWARDS
The Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding Award under the Plan may be amended from time to time by the Committee or Board, as applicable, in its discretion in any manner that it deems necessary or appropriate; provided however, that no amendment may be made without shareholder approval if such amendment would:
(a)   increase the number of shares available for grant specified in Section 5.1 (other than pursuant to Section 13);
(b)   decrease the minimum Stock Option exercise price set forth in Section 7.2 or the minimum Stock Appreciation Rights exercise price set forth in Section 8.2 (in each case, other than changes made pursuant to Section 13);
(c)   reduce the minimum vesting or performance periods set forth in Section 7.4, Section 8.4, Section 9.5, Section 10.3 or Section 11.3;
(d)   change the Award limits set forth in Section 5.2 or Section 6.3 (other than pursuant to Section 13); or
(e)   amend or repeal the prohibition against repricing or exchange set forth in Section 3.3.
No such amendment shall adversely affect in a material manner any right of a Participant under an Award without his written consent. Any shareholder approval requirement under the Plan will be met if such approval is obtained in accordance with applicable law. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Award under the Plan shall be made in a manner as to ensure that an Award intended to be exempt from Section 409A will continue to be exempt from Section 409A and that an Award intended to comply with Section 409A will continue to comply with Section 409A.
SECTION 16. PLAN TERMINATION
16.1.   Suspension.   The Plan may be suspended in whole or in part at any time and from time to time by the Board
16.2.   Termination.   The Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan. No Award may be granted under the Plan after the date that is 10 years from the date the Plan was last approved and adopted

88	Edgewell | 2025 Proxy Statement

by the shareholders of the Company. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Section 15.
SECTION 17. MISCELLANEOUS PROVISIONS
17.1.   Loans.   No loans from the Company or any Affiliate to a Participant shall be permitted in connection with the Plan.
17.2.   Reservation of Rights of Company.   No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved.
17.3.   Non-Uniform Treatment.   Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated.
17.4.   General Conditions of Awards.   No Participant or other person shall have any right with respect to the Plan, the shares of Common Stock reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.
17.5.   Rights as a Shareholder.   Unless otherwise determined by the Committee in its discretion, a Participant holding Stock Options, Stock Appreciation Rights, Restricted Stock Equivalents, Other Stock-Based Awards, Performance Grants or other Awards shall have no rights as a shareholder with respect to any shares of Common Stock (or as a holder with respect to other securities), if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him or the entry on his behalf of an uncertificated book position on the records of the Company’s transfer agent and registrar for such shares of Common Stock or other instrument of ownership, if any. Except as provided in Section 13, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry is made or a stock certificate or other instrument of ownership, if any, is issued.
17.6.   Compliance with Applicable Laws.   No shares of Common Stock or other property shall be issued or paid hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws.
17.7.   Withholding of Taxes.   The Company and its Affiliates shall have the right to deduct from any payment made under the Plan the federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. In accordance with rules and procedures established by the Committee, the required withholding obligations may be settled with shares of Common Stock, including shares of Common Stock that are part of the Award that gives rise to the withholding requirement (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact). It shall be a condition to the obligation of the Company to issue shares of Common Stock or other property, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the Participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue or pay shares of Common Stock or other property, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible Participant to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, shares of Common Stock or other property, or any combination thereof that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).
17.8.   Unfunded Nature of Plan.   The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and the rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

Edgewell | 2025 Proxy Statement	89

17.9.   Consent.   By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
17.10.   No Warranty of Tax Effect.   Although the Company may structure an Award to qualify for favorable federal, state, local or foreign tax treatment, or to avoid adverse tax treatment, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment or guarantee that any intended tax treatment will be applicable with respect to any Award under the Plan, or that such tax treatment will apply to or be available to a Participant or his or her beneficiary. Furthermore, the existence of an Award shall not affect the right or power of the Company or its shareholders to take any corporate action, regardless of the potential effect of such action on the tax treatment of an Award under the Plan.
17.11.   Interpretation.   Unless the context indicates otherwise, references to “Sections” in the Plan refer to Sections of the Plan. Headings of Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. In the Plan, the use of the masculine pronoun shall include the feminine and the use of the singular shall include the plural, as appropriate.
17.12.   Severability.   If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall: (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid or enforceable and as so limited shall remain in full force and effect; and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.
17.13.   Choice of Law.   The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Missouri.
17.14.   Venue.   Any legal action against the Plan, the Company, an Affiliate, or the Committee may only be brought in the Circuit Court in St. Louis County or the United States District Court in St. Louis, Missouri.
17.15.   Section 409A.   Awards granted under the Plan are intended to qualify for an exception from or comply with Section 409A, and the Plan and Award Agreements shall be administered, construed, and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled, or deferred in a manner that will comply with Section 409A and any Section 409A compliance policy of the Company. To the extent any payment of an Award may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” (within the meaning of Section409A(2)(B)) as of the date of such Participant’s separation from service (as determined pursuant to Section 409A), then to the extent any Award payable to such Participant on account of such separation from service would be considered nonqualified deferred compensation under Section 409A, such payment or benefit shall be paid or provided in a lump sum upon expiration of the Delay Period. Unless the Committee determines otherwise, any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail exemption from or compliance with Section 409A may be amended to qualify for exemption from or comply with Section 409A, which may be made on a retroactive basis, in accordance with Section 409A.
SECTION 18. SHAREHOLDER ADOPTION
The Plan originally became effective upon the approval and adoption of the Plan by the shareholders of the Company on January 26, 2018. The Plan, as amended and restated, shall be submitted to the shareholders of the Company for their approval and adoption at a meeting to be held on February 5, 2026, or at any adjournment thereof. The shareholders shall be deemed to have approved and adopted the Plan, as amended and restated, only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of Missouri.

90	Edgewell | 2025 Proxy Statement

APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
In the Proxy Statement , we present certain non-GAAP financial information. These non-GAAP measures are referred to as “adjusted” or “organic” and exclude items which are considered by the Company as unusual or non-recurring, and which may have a disproportionate positive or negative impact on the Company’s financial results in any particular period. This non-GAAP information is provided as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. We use this non-GAAP information internally to make operating decisions and believe it is helpful to investors because it allows more meaningful period-to-period comparisons of ongoing operating results. Given certain significant events, we view the use of non-GAAP measures that take into account the impact of these unique events as particularly valuable in understanding our underlying operational results and providing insights into future performance. The information can also be used to perform analysis and to better identify operating trends that may otherwise be masked or distorted by the types of items that are excluded. This non-GAAP information is a component in determining management’s incentive compensation. Finally, the Company believes this information provides a higher degree of transparency. The following provides additional detail on the Company’s non-GAAP measures.
The following tables present a reconciliation of Net Earnings to Adjusted EBITDA, a reconciliation of Net Sales to Adjusted Net Sales and a summary of key results for fiscal 2025 with corresponding reconciliations.
The following provides additional detail on our Company’s non-GAAP measures.
•
Our Company analyzes our net sales on an organic basis to better measure the comparability of results between periods. Organic net sales exclude the impact of changes in foreign currency. This information is provided because these fluctuations can distort the underlying change in net sales either positively or negatively.

•
Adjusted net sales is defined as net sales, adjusted for the impact of foreign currency versus plan.

•
Adjusted EBITDA is defined as earnings before income taxes, interest expense, net, depreciation and amortization and excludes items which are considered by our Company as unusual or non-recurring, and which may have a disproportionate positive or negative impact on our Company’s financial results in any particular period.

•
Additionally, we utilize “adjusted” non-GAAP measures, including adjusted gross margin, adjusted selling general and administrative (“SG&A”), adjusted operating income, adjusted effective tax rate, adjusted net earnings, and adjusted diluted net earnings per share internally to make operating decisions.

The following table provides a reconciliation of net sales to adjusted net sales for fiscal 2025.
Net Sales — Total Company
For the Fiscal Year Ended September 30, 2025
Net sales	$2,223.5
Impact of currency versus plan	17.8
Adjusted Net Sales	$2,241.3

Edgewell | 2025 Proxy Statement	A-1

The Company reports financial results on a GAAP and adjusted basis. The table below is used to reconcile Net earnings to EBITDA and Adjusted EBITDA, which are non-GAAP measures, to improve comparability of results between periods.
For the fiscal year ended September 30, 2025
Net earnings	$25.4
Income tax provision	(1.8)
Interest expense, net	71.1
Depreciation and amortization	88.8
EBITDA	$183.5
Restructuring and related costs•	51.3
Acquisition and integration costs	0.5
Sun Care reformulation costs	3.5
Gain on investment	(0.9)
Commercial realignment	2.9
Vendor bankruptcy	2.1
Impairment charges	51.1
Other project and related costs	7.0
Adjusted EBITDA	$301.0

•
Excludes $1.8 million of accelerated depreciation, which is included within Depreciation and amortization during the twelve months ended September 30, 2025.

A-2	Edgewell | 2025 Proxy Statement

The following is a summary of key results for fiscal 2025. Net earnings and diluted earnings per share (“EPS”) were impacted by certain costs or income, as described in the table below. The impact of these items on reported net earnings and EPS are provided as a reconciliation of net earnings and EPS to adjusted net earnings and adjusted diluted EPS, both of which are non-GAAP measures.
	Fiscal Year Ended September 30, 2025
	Gross Profit	SG&A	Operating Income	EBIT	Income Taxes	Net Earnings	Diluted EPS
GAAP – Reported	$924.9	$425.0	$96.6	$23.6	$(1.8)	$25.4	$0.53
Restructuring and related costs	3.5	(1.7)	53.1	53.1	13.1	40.0	0.84
Acquisition and integration costs	—	(0.5)	0.5	0.5	0.1	0.4	0.01
Sun Care reformulation costs	—	—	3.5	3.5	0.8	2.7	0.06
Gain on investment	—	—	—	(0.9)	—	(0.9)	(0.02)
Commercial realignment	2.9	—	2.9	2.9	0.9	2.0	0.04
Vendor bankruptcy	2.1	—	2.1	2.1	0.5	1.6	0.03
Impairment charges	—	—	51.1	51.1	4.4	46.7	0.98
Other project and related costs	—	(9.3)	9.3	7.0	1.7	5.3	0.11
Germany re-rate	—	—	—	—	2.8	(2.8)	(0.06)
Total Adjusted Non-GAAP	$933.4	$413.5	$219.1	$142.9	$22.5	$120.4	$2.52
GAAP as a percent of net sales	41.6%	19.1%	4.3%	GAAP effective tax rate			(7.3)%
Adjusted as a percent of net sales	42.0%	18.6%	9.9%	Adjusted effective tax rate			15.8%

Edgewell | 2025 Proxy Statement	A-3

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Edgewell Personal Care EDGEWELL PERSONAL CARE COMPANY ANNUAL MEETING OF SHAREHOLDERS FEBRUARY 5, 2026 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET – www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 4, 2026. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 4, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. GO GREEN! We’ll plant a tree for every shareholder who switches to e-delivery of proxy materials. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS – DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EDGEWELL PERSONAL CARE COMPANY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4: Nominees: 1a. Robert W. Black 1b. George R. Corbin 1c. Carla C. Hendra 1d. John C. Hunter, III 1e. Rod R. Little 1f. Rakesh Sachdev 1g. Swan Sit 1h. Stephanie Stahl 1i. Gary K. Waring For | Against | Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026. 3. Approval, on an advisory (non-binding) basis, of the executive compensation paid to our named executive officers. 4. Approval of the Company’s 3rd Amended and Restated Stock Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please indicate if you plan to attend the meeting: Yes / No Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V81581-P41180 EDGEWELL PERSONAL CARE COMPANY Annual Meeting of Shareholders February 5, 2026, 8:30 AM, Eastern Time This proxy is solicited by the Board of Directors The undersigned shareholder(s) of Edgewell Personal Care Company hereby appoint(s) Rod R. Little and LaTanya Langley, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of EDGEWELL PERSONAL CARE COMPANY that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, Eastern Time on February 5, 2026, at Edgewell Personal Care Company, 780 Third Avenue, New York, New York 10017, and any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (z) on such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof. This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side